As filed with the Securities and Exchange Commission on May 4, 1998
                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
                            REGISTRATION  STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ----------------

  Virginia                  CRESTAR SECURITIZATION, LLC        Applied For
(State or other            (Exact name of registrant as      (I.R.S. Employer
jurisdiction of              specified in its charter)      Identification No.)
incorporation or
organization)




                              919 East Main Street
                           Richmond, Virginia  23219
                                 (804) 782-5000


  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)




      Eugene S. Putnam                      Copies to:                               And to:
President and Chief Executive Officer                    Randolph F. Totten                    Paul F. Sefcovic
     919 East Main Street                                Jack A. Molenkamp                       Kim L. Swanson
  Richmond, Virginia 23219                               Hunton & Williams             Squire, Sanders & Dempsey L.L.P.
      (804) 782-5619                                     951 East Byrd Street          41 South High Street, Suite 1300
 (804) 782-7744 (telecopy)                               Richmond, Virginia 23219            Columbus, Ohio 43215
(Name, address, including zip code and                     (804) 788-8200                        (614) 365-2700
telephone number, including area code,                 (804) 788-8218 (telecopy)           (614) 365-2499 (telecopy)
         of agent for service)



        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
                            -----------------------


   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                        CALCULATION OF REGISTRATION FEE


----------------------------------------- -------------------- -------------------- -------------------- --------------------
                                                                                         Proposed
                                                                    Proposed              Maximum
                                                                     Maximum             Aggregate
          Title of Securities                Amount to be        Offering Price          Offering             Amount of
            Being Registered               Registered(1)(2)      Per Unit(1)(2)         Price(1)(2)       Registration Fee
----------------------------------------- -------------------- -------------------- -------------------- --------------------
              Student Loan
           Asset Backed Notes                 $1,000,000              100%              $1,000,000             $295.00
========================================= ==================== ==================== ==================== ====================

     (1) Estimated solely for calculating the registration fee.
     (2) Also registered are secondary market sales of Notes that may be effected by Crestar Securities Corporation, an affiliate of the Registrant.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                SUBJECT TO COMPLETION, DATED __________ __, 1998

PROSPECTUS SUPPLEMENT

                       CRESTAR STUDENT LOAN TRUST 1998-__
                  $____________ Student Loan Asset Backed Notes

                           CRESTAR SECURITIZATION, LLC
                                    Depositor

                                  CRESTAR BANK
                  Transferor, Master Servicer and Administrator

Consider  carefully  the  risk
factors beginning on page 6 in
the Prospectus.                      The Trust will issue -      Class A Notes       Class B Notes          Total
                                     --------------------        -------------       -------------          -----
A Note  is not a  deposit  and
neither   the  Notes  nor  the       Principal Amount            $__________         $__________        $___________
underlying accounts or student
loans    are     insured    or       Class Interest Rate         One-Month           One-Month
guaranteed   by  the   Federal                                   LIBOR plus [  ]%1   LIBOR plus [  ]%1
Deposit Insurance  Corporation
or  any   other   governmental       Interest Paid               Monthly             Quarterly
agency,  except  as  expressly
provided herein.                     First Interest Payment Date [_______]           [_______]

The   Notes   will   represent       First Scheduled Principal
obligations  of the Trust only           Payment Date            [_______]           [_______]
and   will    not    represent
interests in or obligations of       Legal Final Maturity        ____ __, 2___       ____ __, 2___
Crestar  Bank  or  any  of its
affiliates.                          Price to Public             __________%         _________%         $___________

This Prospectus Supplement may       Underwriting Discount       __________%         _________%         $___________
be used to offer  and sell the
Notes only if  accompanied  by       Proceeds to Issuer          __________%         _________%         $___________
the Prospectus.

                                     (1) Following the initial Interest Accrual Period, subject to a cap of [18%] and the Net Loan Rate.


                                     Credit Enhancement:

                                         The Notes are secured by the assets of the Trust, which consist primarily of
                                         Financed  Student Loans.  The Class B Notes are  subordinated to the Class A
                                         Notes.

              Neither the SEC nor any state securities commission has approved these Notes or determined that this Prospectus Supplement or the Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


Salomon Smith Barney                                                                    Crestar Securities Corporation

                                                  ____________ __, 1998


RED HERRING
The information in this Prospectus Supplement is not complete and may be changed. The Depositor may not sell these securities unless we deliver a final Prospectus Supplement and Prospectus to you. This Prospectus Supplement and the attached Prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

              The Issuer provides information to you about the Notes in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your Notes and (b) this Prospectus Supplement, which describes the specific terms of your Notes.

              If the terms of your Notes vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

              The Issuer includes cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

              [The Issuer has filed preliminary information regarding the Trust's assets and the Notes with the SEC. The information contained in this document supersedes all of that preliminary information, which was prepared by the Underwriters for prospective investors.]

                             -----------------------

              Until ________, all dealers that effect transactions in the Notes, whether or not participating in this offering, may be required to deliver a Prospectus and Prospectus Supplement. This requirement is in addition to the dealers' obligation to deliver a Prospectus and Prospectus Supplement when acting as underwriters with respect to their unsold allotments or subscriptions.


                                TABLE OF CONTENTS


                                                     Page

SUMMARY OF TERMS......................................S-1
   Offered Securities.................................S-1
   The Trust..........................................S-1
   Interest...........................................S-1
   Principal..........................................S-2
   Credit Enhancement.................................S-3
   Trust Assets.......................................S-3
   Reserve Account....................................S-3
   Collections........................................S-4
   Priority of Payments...............................S-4
   Optional Termination...............................S-4
   Federal Income Tax Consequences....................S-5
   Erisa Considerations...............................S-5
   Registration, Clearing and Settlement..............S-5
   Rating.............................................S-5

THE TRUST.............................................S-6
     The Trust........................................S-6
     Eligible Lender Trustee..........................S-6
     Delaware Trustee.................................S-7
     Indenture Trustee................................S-7
     Master Servicer..................................S-7
     Administrator....................................S-7

USE OF PROCEEDS.......................................S-7

THE FINANCED STUDENT LOANS............................S-7
     Incentive Programs..............................S-12

MATURITY AND PREPAYMENT CONSIDERATIONS...............S-13
     Maturity and Prepayment Assumptions.............S-13
     Weighted Average Life of the Notes..............S-13

THE SERVICERS........................................S-14
     General.........................................S-14
     [Name of Servicer]..............................S-14
     Servicing Compensation..........................S-14

THE GUARANTEE AGENCIES...............................S-15
     General.........................................S-15
     [Name of Guarantee Agency]......................S-15

DESCRIPTION OF THE NOTES.............................S-15
     General.........................................S-15
     Interest........................................S-15
     Principal.......................................S-16
     Priority of Payments............................S-17
     Advances........................................S-20
     Reserve Account.................................S-20
     Subordination of the Class B Notes..............S-20
     Termination.....................................S-20

UNDERWRITING.........................................S-21

LEGAL MATTERS........................................S-22

RATING...............................................S-22

                                SUMMARY OF TERMS



  o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the Notes, read carefully this entire document and the accompanying Prospectus.

  o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this Prospectus Supplement and the accompanying Prospectus.

  o You can find a definition of capitalized terms used in this summary and not otherwise defined herein under the caption "Glossary of Principal Definitions" beginning on page I-1 of the accompanying Prospectus.


OFFERED SECURITIES

Crestar Student Loan Trust 1998-__ (the "Trust") is offering Class A LIBOR Rate Notes (the "Class A Notes") and Class B LIBOR Rate Notes (the "Class B Notes"). The Class A and Class B Notes (the "Notes") are secured by the assets of the Trust.

The Notes will be offered in minimum denominations of [$50,000] and integral multiples of [$1,000] in excess thereof.

The Class B Notes are subordinated to the Class A Notes.

THE TRUST

The Trust is a statutory business trust established under the laws of the State of Delaware. Crestar Bank, a Virginia banking corporation (the "Transferor"), will serve as administrator (in such role, the "Administrator") of the Trust and as master servicer (in such role, the "Master Servicer") of the Financed Student Loans.

On the Closing Date, expected to be on or about [_________, ____], the Trust will use proceeds of the offering of Notes to acquire the Financed Student Loans from the Depositor, which will in turn have acquired them from the Transferor on such date. See "Use of Proceeds" in this Prospectus Supplement.

The trustees of the Trust are [_________], a [national banking association], which will serve as Eligible Lender Trustee, and [__________], a [________] banking [corporation], which will serve as Delaware Trustee. See "The Trust - Eligible Lender Trustee" and "- Delaware Trustee" in this Prospectus Supplement.

The Trust will pledge the Financed Student Loans acquired from the Depositor or to the Indenture Trustee to secure the Notes pursuant to an Indenture between the Trust and [________], as Indenture Trustee.

INTEREST

The Class Interest Rate on the Class A Notes for each Interest Accrual Period is an annual rate equal to the lesser of One-Month LIBOR [plus ___%] and [18]% per annum (the "Formula Rate"), but not in excess of the Net Loan Rate for such period.

The Class Interest Rate on the Class B Notes for each Interest Accrual Period is an annual rate equal to the lesser of One-Month LIBOR [plus ___%] and [18]% per annum (the "Formula Rate"), but not in excess of the Net Loan Rate for such period.

For the initial Interest Accrual Period only, which begins on the Closing Date, the Class Interest Rate for the Class A Notes will be ___% per annum and for the Class B Notes will be ___% per annum.

An Interest Accrual Period for the Class A Notes with respect to any Payment Date begins on the preceding Payment Date and ends on the day preceding such Payment Date, except that the first Interest Accrual Period will begin on the Closing Date. The Interest Accrual Periods for the Class B Notes with respect to any Quarterly Payment Date correspond to the preceding three Class A Interest Accrual Periods for so long as the Class A Notes are outstanding. Thereafter, an Interest Accrual Period begins on the 25th day of each month, except for the months in which a Quarterly Payment Date occurs, in which event it begins on such Quarterly Payment Date, and ends on the day prior to the succeeding Interest Accrual Period.

Interest accrued during each Interest Accrual Period will be paid on the succeeding Payment Date or Quarterly Payment Date for a Class.

A "Payment Date" is the 25th day of each month. A "Quarterly Payment Date" is the Payment Date occurring in _______, _______, _____ and _______. If the 25th day is not a Business Day, the Payment Date or Quarterly Payment Date will be the following Business Day.


LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate Page 5 (or substitute page) as of 11:00 a.m., London time, on the related Interest Determination Date. Interest Determination Dates are:


o     ______, with respect to the first Interest Accrual Period.

o the second London, New York and Richmond Business Day prior to the first day of each Interest Accrual Period, for each following Interest Accrual Period.

The Net Loan Rate for an Interest Accrual Period equals the weighted average Effective Interest Rate of the Financed Student Loans (rounded up to the next highest .01%) as of the last day of the Collection Period immediately preceding the commencement of such Interest Accrual Period, less the Program Operating Expense Percentage (initially ___% per annum, which may be increased from time to time with the approval of the Rating Agencies). The Net Loan Rate need not be determined on an Interest Determination Date unless One-Month LIBOR exceeds the applicable 91-day Treasury bill rate by more than 1.0% on the preceding Interest Determination Date. The applicable 91-day Treasury bill rate is the bond equivalent yield of 91-day Treasury bills for the most recent auction preceding the applicable Interest Determination Date. The Effective Interest Rate of a Financed Student Loan is the interest rate on such Loan after giving effect to all interest subsidies, rebate fees, Special Allowance Payments and borrower incentives.

If interest at the Formula Rate for a Class exceeds interest at the Net Loan Rate for an Interest Accrual Period, the excess interest, together with interest thereon at the applicable Formula Rate ("Carryover Interest"), will be paid on subsequent Quarterly Payment Dates only to the extent funds are available after other required payments on the Notes, and may never be paid. See "Description of the Notes - Interest" in this Prospectus Supplement.

The following time line shows the relevant dates for the first three Interest Accrual Periods.


                                            (Quarterly)
 Closing         Payment         Payment      Payment
   Date           Date            Date         Date
(8/13/98)       (9/25/98)      (10/27/98)   (11/25/98)
   |               |                |            |
-------------------------------------------------------------------------->
      |            |                |                  |
   Interest     Interest         Interest           Interest
Determination  Determination   Determination      Determination
     Date         Date              Date              Date
  (8/11/98)    (9/23/98)        (10/22/98)         (11/20/98)

You may obtain applicable Class Interest Rates for the current and immediately preceding Interest Accrual Periods by telephoning ________, the Indenture Trustee, at its Corporate Trust Office at ( ) ___-____.


PRINCIPAL

Payments of principal on the Notes will not commence until ___________, 19___. No principal will be paid on the Class B Notes until the Class A Notes have been paid in full.

Principal on the Notes is payable on the applicable Payment Date or Quarterly Payment Date for a Class in an amount ("Principal Distribution Amount") generally equal to:

o the amount, if any, by which the Pool Balance as of the last day of the second Collection Period immediately preceding a Payment Date or the last day of the fourth Collection Period immediately preceding a Quarterly Payment Date (or Closing Date, with respect to the first Payment Date) exceeds the Pool Balance as of the last day of the immediately preceding Collection Period.

In addition, accelerated principal payments ("Parity Payments") will be payable on each Quarterly Payment Date until the Parity Percentage equals ___%.

A "Collection Period" is each calendar month, except that the first Collection Period begins on _______, (the "Cut-off Date") and ends on ___________.

The "Pool Balance" as of the end of a Collection Period is equal to the aggregate principal balance of the Financed Student Loans (including accrued interest that is capitalized as of the end of the Collection Period), after giving effect to all payments in respect of principal received by the Trust during such Collection Period.

The Parity Percentage for any Payment Date or Quarterly Payment Date is the percentage determined by dividing

o the Pool Balance as of the end of the preceding Collection Period, plus accrued interest thereon, accrued Special Allowance Payments and Interest Subsidy Payments as of the end of such Collection Period and all amounts in the Collection Account and Reserve Account as of the end of the Collection Period (adjusted for payments made on such Payment Date or Quarterly Payment Date), by

o the sum of the principal balance of the Notes (after payments thereon on such Payment Date or Quarterly Payment Date), accrued interest thereon, and accrued and unpaid Transaction Fees and Consolidation Loan Fees.

The final payment of principal and interest will be made no later than _________ on the Class A Notes, and no later than ________ on the Class B Notes (each, a "Legal Final Maturity"). The actual maturity of one or more Classes of Notes could occur sooner as a result of a variety of factors. See "Maturity and Prepayment Considerations" in the Prospectus and this Prospectus Supplement.

CREDIT ENHANCEMENT

Credit Enhancement for your Series is for your Series' benefit only, and you are not entitled to the benefits of any credit enhancement available to other Series.

The Class B Notes are subordinated to the Class A Notes and will not receive any payments of principal until the Class A Notes have been paid in full.

TRUST ASSETS

The primary assets of the Trust consist of Financed Student Loans with an aggregate principal balance of $________ as of the Cut-off Date. The Financed Student Loans consist of certain education loans to students and parents of students enrolled in accredited institutions of higher education. Certain of the Financed Student Loans have been originated by the Transferor and the balance have been acquired by the Transferor from independent third parties. [Of the initial principal amount of the Financed Student Loans, approximately ___% are FFELP Loans and approximately ___% are HEAL Loans.]

FFELP Loans include loans made under the Family Education Loan Program, including PLUS Loans, Stafford Loans, Unsubsidized Stafford Loans, Supplemental Loans for Students and Consolidation Loans. See "Description of the FFEL Program" in the Prospectus.

________, _______ and _______ are the Guarantee Agencies that guarantee more than 10% of the initial Financed FFELP Loans. Of the Financed FFELP Loans, approximately ___% are guaranteed as to the payment of 100% of principal and interest by a Guarantee Agency, and the balance are guaranteed as to [98]%. For a description of the Guarantee Agencies and guarantee agreements, see "The Guarantee Agencies" in this Prospectus Supplement and "Description of the Guarantee Agencies" in the Prospectus.

The HEAL Loans are insured as to payment of 100% of principal and interest by the United States Department of Health and Human Services. See "Description of the HEAL Program" in the Prospectus.

Additional Financed Student Loans may be substituted for those comprising the initial pool under certain circumstances, including loss of insurance or guarantee with respect to such Loan or the consolidation of loans made to the same borrower.

RESERVE ACCOUNT

The Depositor will make an initial deposit of $________ into a Reserve Account. The initial deposit will be supplemented on each Quarterly Payment Date with all amounts remaining after making all required distributions on such date until the Specified Reserve Account Balance is maintained.

The "Specified Reserve Account Balance" on any Quarterly Payment Date is equal to the greater of (i) ___% of the outstanding principal balance of the Notes on such Payment Date, after giving effect to payments on such Payment Date, or (ii) $_______, but not in excess of the outstanding principal amount of the Notes.

Amounts in the Reserve Account will be available to fund shortfalls in Transaction Fees and amounts payable to the Noteholders under certain circumstances. In addition, any amounts in the Reserve Account on the Legal Final Maturity for a Class will be applied to reduce the principal balance of such Class to zero. See "Description of the Notes - Reserve Account" in this Prospectus Supplement.

COLLECTIONS

The Master Servicer will service, or arrange for the servicing of, the Financed Student Loans. The Master Servicer may arrange for servicers to perform its obligations, but will be obligated to repurchase any Financed Student Loans that lose their guarantee or insurance as a consequence of the failure to service the Financed Student Loans properly.

Each Servicer of Financed Student Loans will deposit collections on the Loans into an account with the Indenture Trustee (the "Collection Account"). _________, ________ and ________ each service more than 10% of the initial Financed Student Loans. See "The Servicers" in this Prospectus Supplement.

In addition, the Master Servicer may advance in any month an amount equal to the Interest Subsidy Payments, Special Allowance Payments or Guarantee Payments that have been applied for and not received, and which would be required to be distributed as interest. The Master Servicer has no obligation to make such advances and may subsequently recover any amounts advanced prior to payments on the Notes. See "Description of the Notes - Advances" in this Prospectus Supplement.

On the third Business Day prior to a Payment Date or Quarterly Payment Date (each, a "Payment Determination Date"), the Administrator will calculate the Transaction Fees and amounts to be paid on the Notes on such Payment Date or Quarterly Payment Date. The "Transaction Fees" are payable quarterly in arrears and include the fees payable to the Servicers (the "Servicing Fees"); to the Administrator (the "Administration Fee"); to the Indenture Trustee (the "Indenture Trustee Fee"); to the Delaware Trustee (the "Delaware Trustee Fee"); and to the Eligible Lender Trustee (the "Eligible Lender Trustee Fee").

PRIORITY OF PAYMENTS

Collections on the Financed Student Loans will be allocated first to pay any Consolidation Loan Fees and Transaction Fees before being applied to pay the Notes. On each Payment Date that is not a Quarterly Payment Date any remaining Available Funds will be applied (i) to pay the Class Interest Amount on the Class A Notes; and (ii) to pay the Principal Payment Amount on the Class A Notes until the principal balance thereof has been reduced to zero. Payments on the Notes on any Quarterly Payment Date will be applied generally in the following priority:



o     First, to pay the Class Interest Amount on the Class A Notes;

o     Second, to pay the Class Interest Amount on the Class B Notes;

o Third, to pay the Principal Payment Amount on the Class A Notes until the principal balance thereof has been reduced to zero;

o Fourth, after the principal balance of the Class A Notes has been reduced to zero, to pay the Principal Payment Amount on the Class B Notes;

o Fifth, to the Reserve Account, the amount, if any, necessary to attain the Specified Reserve Account Balance;

o Sixth, to pay any Parity Payments, first to the Class A Notes, and thereafter to the Class B Notes; and

o Seventh, to pay any Carryover Interest, first on the Class A Notes and, thereafter on the Class B Notes.

If, however, following such payments, the principal amount of the Class A Notes would exceed the sum of the Pool Balance and amounts in Trust Accounts as of the end of the preceding Collection Period, or if a payment Event of Default has occurred with respect to the Notes, the Class B Notes will not receive their Class Interest Amount pursuant to clause "Second" until after the Class A Notes have received their Principal Distribution Amount. See "Description of the Notes
- Priority of Payments" in this Prospectus Supplement.

Any remaining amounts will be available to pay interest on the Certificates (and principal after the Class B Notes are paid in full) or to be distributed to the Depositor.

OPTIONAL TERMINATION

Auction of Trust Assets

On or after __________, 20__[, if the Pool Balance is equal to ___% or less of the Initial Pool Balance], the Indenture Trustee will offer the Financed Student Loans for sale. If the Indenture Trustee receives at least two bids (which may include the Transferor or its affiliates), the Indenture Trustee will accept the higher bid if it will pay transaction costs and all amounts due the Noteholders (other than any Carryover Interest), and the bid proceeds will be so applied. If the bid proceeds are not sufficient to pay transaction costs and the Notes, the Indenture Trustee will be under no obligation to continue to solicit bids, although it may do so from time to time. See "Description of the Notes - Termination - Auction Purchase" in this Prospectus Supplement.

Optional Purchase

At such time as the Pool Balance is equal to ___% or less of the Initial Pool Balance, the Transferor may elect to purchase the Financed Student Loans for a price equal to their principal amount, plus all accrued interest thereon, but not less than an amount necessary to pay transaction costs and all amounts due the Noteholders (other than Carryover Interest). The net proceeds of such purchase will be applied to the payment of the Notes (other than any Carryover Interest). See "Description of the Notes - Termination - Optional Purchase" in this Prospectus Supplement.

FEDERAL INCOME TAX CONSEQUENCES

The Notes will evidence debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued thereon will be taxable to Noteholders. It is [not] expected that the Notes will be issued with original issue discount. See "Federal Income Tax Consequences-Original Issue Discount" in the Prospectus. By acceptance of its Note, each Noteholder will be deemed to have agreed to treat its Note as a debt instrument for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income. See "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws with respect to the Notes and the Trust.

ERISA CONSIDERATIONS

It is expected that the Notes will be treated as debt obligations without significant equity features for purposes of the regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations").
Accordingly, employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plan and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing, a "Plan") that acquire a Note should not be treated as having acquired a direct interest in the assets of the Trust for purposes of the Plan Asset Regulations. However, there can be no complete assurance that the Notes will be treated as debt obligations without significant equity features, and the acquisition or holding of the Notes by or on behalf of a Plan still could be considered to give rise to a prohibited transaction under certain circumstances. See "ERISA Considerations" in the Prospectus.

REGISTRATION, CLEARING AND SETTLEMENT

Persons acquiring beneficial ownership interests in the Notes will hold their interests through DTC in the United States or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. The Noteholders will not be entitled to receive definitive certificates representing their interests in the Notes, except in certain limited circumstances. See "Description of the Notes - Book-Entry Registration" in the Prospectus.

RATING

It is a condition to the issuance and sale of the Class A Notes that they be rated "AAA" by [Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("Standard & Poor's")] and [Fitch IBCA, Inc. ("Fitch")], and "Aaa" by [Moody's Investors Service, Inc. ("Moody's")], and it is a condition to the issuance and sale of each of the Class B Notes that they be rated at least "A" by [Standard & Poor's] and [Fitch] and at least "A2" by [Moody's]. Each of Standard & Poor's, Fitch and Moody's is also referred to herein as a "Rating Agency" and collectively as the "Rating Agencies." A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The Rating Agencies do not evaluate, and the ratings of the Notes do not address, the likelihood of prepayments on the Notes or the likelihood of payment of Carryover Interest. See "Risk Factors - Rating" in the Prospectus.

                                    THE TRUST

The Trust

Crestar Student Loan Trust 1998-__ is a statutory business trust that will be formed on or prior to the Closing Date under the laws of the State of Delaware. The Trust will not engage in any activity other than (i) acquiring, holding, selling and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing one or more classes of its certificates and notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. For so long as the Transferor or an affiliate of the Transferor is a Certificateholder, the Trust's activities will be limited to activities that are part of, or incidental to, the business of banking as well.

The Trust initially will be capitalized with equity equal to $l,000 on the date of its formation, representing the initial principal balance of the Certificates issued on such date. Approximately [4.9%] of such Certificates will be sold to the Depositor and the remaining Certificates will be offered for sale in transactions exempt from the registration requirements of the Securities Act. The equity of the Trust, together with the proceeds from the sale of the Notes, will be used by the Eligible Lender Trustee in connection with its acquisition, on behalf of the Trust, of the initial Financed Student Loans from the Transferor. A portion of the net proceeds received from the transfer of the initial Financed Student Loans will be used by the Depositor to make a Reserve Account Deposit in the amount of $__________. Upon the consummation of such transactions, the assets of the Trust will consist of (a) the pool of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds in respect thereof collected on or after the applicable Cut-off Date, and (c) all moneys and investments on deposit in the Collection Account, Note Payment Account, Expense Account, Advance Account, Reserve Account and Certificate Distribution Account. All of the foregoing accounts except the Certificate Distribution Account will be maintained with and in the name of the Indenture Trustee ("Trust Account"). To facilitate servicing and to minimize administrative burden and expense, the related Servicer will be appointed custodian of the promissory notes representing the Financed FFELP Loans by the Eligible Lender Trustee.

The Trust's principal offices are located in the offices of the Eligible Lender Trustee, c/o [____________, ----------,-------- -----].

Eligible Lender Trustee

[_____________________________] a [national banking association] organized under the laws of the [United States] is the Eligible Lender Trustee for the Trust under the Trust Agreement. The office of the Eligible Lender Trustee for purposes of administering the Trust is located at [____________, __________,________ _____]. The Eligible Lender Trustee, on behalf of the Depositor, will acquire the Financed Student Loans from the Transferor pursuant to a Sales Agreement. The Eligible Lender Trustee will acquire, on behalf of the Trust, legal title to the Financed Student Loans from the Eligible Lender Trustee acting on behalf of the Depositor pursuant to a Transfer and Servicing Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantee Agencies with respect to each Financed FFELP Loan and a HEAL Insurance Contract with the Department of HHS with respect to each Financed HEAL Loan. The Eligible Lender Trustee qualifies as an eligible lender and owner of Financed Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements with respect to such Financed FFELP Loans, and under the HEAL Act and the HEAL Insurance Contract with respect to such Financed HEAL Loans. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of Guarantee Payments, Interest Subsidy Payments and Special Allowance Payments with respect to Financed FFELP Loans and the loss of Insurance Payments with respect to Financed HEAL Loans. See "Description of the FFEL Program," "Description of the HEAL Program" and "Risk Factors - Offset by Guarantee Agencies" in the Prospectus.

The Depositor or its affiliates may maintain other banking relationships with [_______________] and its affiliates from time to time.

Delaware Trustee

[_____________],   a  [________________]  banking  corporation,  will  serve  as
Delaware Trustee of the Trust. Its address is [__________________]. The Depositor or its affiliates may maintain other banking relationships with [________________] and its affiliates from time to time.

Indenture Trustee

On the Closing Date, the Trust will pledge the Financed Student Loans to the Indenture Trustee under an indenture dated as of [____________], as supplemented by an indenture supplement dated as of [_______________] (collectively, the "Indenture"). The Indenture Trustee's corporate trust office is located at [__________], and its telephone number is [___________]. The Depositor or its affiliates may maintain other banking relationships with [________________] and its affiliates from time to time.

Master Servicer

Crestar Bank, in its capacity as Master Servicer, will be responsible for servicing the Financed Student Loans. The Master Servicer may arrange for Servicers to perform its obligations. The Master Servicer will be entitled to the Servicing Fee, but will be obligated to pay all costs of the Servicers without further reimbursement by the Trust. See "The Servicers" in this Prospectus Supplement.

Administrator

Crestar Bank, in its capacity as Administrator, has entered into an Administration Agreement with the Trust and the Indenture Trustee, pursuant to which the Administrator will agree, to the extent provided therein, (i) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each Payment Date and Quarterly Payment Date, (ii) to prepare (based on the reports received from the Master Servicer) and provide periodic and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related federal income tax reporting information and (iii) to provide the notices and to perform other administrative obligations required by the Indenture and the Trust Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to the Administration Fee. Affiliates of the Administrator may assist it in performing its obligations under the Administration Agreement.

                                 USE OF PROCEEDS

The net proceeds from the sale of the Notes will be used to acquire the initial Financed Student Loans from the Depositor on the Closing Date, which will, in turn, use such proceeds to make the initial Reserve Account deposit and to acquire the initial Financed Student Loans from the Transferor. The Transferor is expected to use such proceeds for general corporate purposes.

                           THE FINANCED STUDENT LOANS

The initial Financed Student Loans were, and the Subsequent Financed Student Loans will be, selected from the Transferor's portfolio of FFELP Loans and HEAL Loans by several criteria, including the following: each Financed Student Loan
(i) was or will be originated in the United States or its territories or possessions under and in accordance with the FFEL Program or the HEAL Program, as the case may be, to or on behalf of a student who has graduated or is expected to graduate from an accredited institution of higher education within the meaning of the Higher Education Act or the HEAL Act, (ii) contains terms in accordance with those required by the FFEL Program, the Guarantee Agreements, the HEAL Program, the HEAL Insurance Contract and other applicable requirements, and (iii) is not more than 90 days past due as of the Cut-off Date or, in the case of a Subsequent Financed Student Loan, as of the subsequent cut-off date set forth in the related transfer agreement (each, a "Subsequent Cut-Off Date"). As of the Cut-off Date, $__________ principal amount of the initial Financed Student Loans were delinquent for up to 59 days and none of the initial Financed Student Loans was delinquent for more than 59 days. For this purpose, delinquency refers to the number of days for which a payment is past due.

Each Financed Student Loan is required (i) to be insured by the Department of HHS as to principal and interest to the extent provided under the HEAL Act, or
(ii) to be guaranteed as to principal and interest by a Guarantee Agency and reinsured by the Department of Education to the extent provided under the Higher Education Act and eligible for Special Allowance Payments and, with respect to each Financed Student Loan that is a Stafford Loan, Interest Subsidy Payments paid by the Department of Education. See "Description of the FFEL Program" and "Description of the HEAL Program" in the Prospectus.

Subsequent Financed Student Loans that may be so transferred by the Depositor include (i) Consolidation Loans or HEAL Consolidation Loans made by the Transferor, provided that in no event shall the aggregate amount of Subsequent Financed Student Loans that are Consolidation Loans or HEAL Consolidation Loans transferred into the Trust exceed $___________; and (ii) Serial Loans owned by the Transferor that are serial (i.e., made to the same borrower under the same loan program and guaranteed by the same Guarantee Agency or insured by the Department of HHS) to an existing Financed Student Loan owned by the Trust, provided that each such Subsequent Financed Student Loan entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan to which it is serial, and provided further, that in no event shall the aggregate amount of Subsequent Financed Student Loans that are Serial Loans transferred into the Trust exceed $_________.

Except as described above, there will be no required characteristics of the Subsequent Financed Student Loans and no limitations on the amount of Subsequent Financed Student Loans that may be included in the Trust. Therefore, following the transfer of Subsequent Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans and of the borrowers thereof, the distribution by interest rate and the distribution by principal balance described in the following tables, will vary from those of the initial Financed Student Loans as described herein.

Each of the Financed Student Loans provides for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to outstanding late fees, if collected, then to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferment Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Student Loan.

Set forth below in the following tables is a description of certain additional characteristics of the initial Financed Student Loans as of the Cut-Off Date.

                     Composition of the Initial Financed Student Loans as of the Cut-off Date
Aggregate Outstanding Principal Balance..........................................................    $
Aggregate Outstanding Accrued Interest...........................................................
Number of Borrowers..............................................................................
Average Outstanding Principal Balance Per Borrower...............................................
Number of Loans..................................................................................
Average Outstanding Principal Balance Per Loan...................................................
Weighted Average Annual Borrower Interest Rate...................................................
Weighted Average Remaining Term (months) (does not include the months remaining for the in-school, Grace, Deferment or Forbearance periods).........................
Weighted Average Remaining Term (months) (including the months remaining for the in-school, Grace, Deferment or Forbearance periods).......................................

              Distribution of the Initial Financed Student Loans by Loan Type as of the Cut-Off Date
                                                                                                      Percent of
                                                                                                       Loans by
                                                                                Outstanding           Outstanding
                                                              Number of          Principal             Principal
Loan Type                                                       Loans             Balance               Balance
---------                                                       -----             -------               -------

Stafford-Subsidized.....................................
Stafford-Unsubsidized...................................
Consolidation...........................................
PLUS....................................................
SLS.....................................................
HEAL....................................................

      Total.............................................

        Distribution of the Initial Financed Student Loans by Borrower Interest Rate as of the Cut-Off Date
                                                                                                      Percent of
                                                                                                       Loans by
                                                                                Outstanding           Outstanding
                                                              Number of          Principal             Principal
Interest Rate (1)                                               Loans             Balance               Balance
-----------------                                            -----------       -------------         ------------

Less than 7.50%.........................................
7.50% to 7.99%..........................................
8.00% to 8.49%..........................................
8.50% to 8.99%..........................................
9.00% to 9.49%..........................................
9.50% or greater........................................

      Total.............................................

(1) Determined using the interest rates applicable to the initial Financed Student Loans as of the Cut-off Date. However, because certain of the Initial Financed Student Loans bear interest at variable rates per annum, the existing interest rates are not indicative of future interest rates on the Financed Student Loans. See "Description of the FFEL Program" and "Description of the HEAL Program" in the Prospectus.

           Distribution of the Initial Financed Student Loans by Range of Outstanding Principal Balances
                                               as of the Cut-Off Date

                                                                                                      Percent of
                                                                                                       Loans by
                                                                                Outstanding           Outstanding
                                                              Number of          Principal             Principal
Principal Balance                                               Loans             Balance               Balance
-----------------                                               -----             -------               -------
Less than $1,000........................................
$1,000-$1,999...........................................
$2,000-$2,999...........................................
$3,000-$3,999...........................................
$4,000-$4,999...........................................
$5,000-$5,999...........................................
$6,000-$6,999...........................................
$7,000-$7,999...........................................
$8,000-$8,999...........................................
$9,000-$9,999...........................................
$10,000-$10,999.........................................
$11,000-$11,999.........................................
$12,000-$12,999.........................................
$13,000-$13,999.........................................
$14,000-$14,999.........................................
$15,000 or greater......................................

      Total.............................................

       Distribution of the Initial Financed Student Loans by Borrower Payment Status as of the Cut-Off Date
                                                                                                      Percent of
                                                                                                       Loans by
                                                                                Outstanding           Outstanding
                                                              Number of          Principal             Principal
Borrower Payment Status                                         Loans             Balance               Balance
-----------------------                                         -----             -------               -------

In School...............................................
Grace...................................................
Repayment...............................................
Deferment...............................................
Forbearance.............................................

      Total.............................................

            Distribution of the Initial Financed Student Loans by Remaining Term to Scheduled Maturity
                                               as of the Cut-Off Date
                                                                                                      Percent of
                                                                                                       Loans by
Remaining Months                                                                Outstanding           Outstanding
Until Scheduled                                               Number of          Principal             Principal
Maturity                                                        Loans             Balance               Balance
--------                                                        -----             -------               -------

     1    to  12
     13   to  24
     25   to  36
     37   to  48
     49   to  60
     61   to  72
     73   to  84
     85   to  96
     97   to  108
     109  to  120
     121  to  180
     181  to  240
     241  to  300
     Over 300

         Total.........................


               Geographic Distribution of the Initial Financed Student Loans as of the Cut-Off Date
                                                                                                      Percent of
                                                                                                       Loans by
                                                                                Outstanding           Outstanding
                                                              Number of          Principal             Principal
Location  (1)                                                   Loans             Balance               Balance
-------------                                                -----------       -------------         ------------

[Virginia...............................................
Pennsylvania............................................
Maryland................................................
New York................................................
North Carolina].........................................
Others(2)...............................................

        Total...........................................

(1) Based on the current permanent billing addresses of the borrowers of the initial Financed Student Loans shown on the Servicer's records.

(2) Consist of locations that include [__] other states, U.S. territories, possessions and commonwealths, foreign countries, overseas military establishments, and unknown locations, none of the aggregate principal balance of the Financed Student Loans relating to which exceeds ___% of the Initial Pool Balance.

To the extent that states with a large concentration of Financed Student Loans experience adverse economic or other conditions to a greater degree than other areas of the country, the ability of such borrowers to repay their Financed Student Loans may be impacted to a larger extent than if such borrowers were dispersed more geographically.

     Distribution of the Initial Financed Student Loans by Insurance or Guarantee Level as of the Cut-Off Date
                                                                                                      Percent of
                                                                                                       Loans by
                                                                                Outstanding           Outstanding
                                                              Number of          Principal             Principal
Guaranteed or Insurance Level                                   Loans             Balance               Balance
-----------------------------                                   -----             -------               -------
FFELP Loan Guaranteed 100%..............................
FFELP Loan Guaranteed 98%...............................
HEAL Loan Insured 100%..................................

        Total...........................................

     Distribution of the Initial Financed Student Loans by Guarantee Agency or by HEAL as of the Cut-Off Date
                                                                                                      Percent of
                                                                                                       Loans by
                                                                                Outstanding           Outstanding
                                                              Number of          Principal             Principal
Guarantee Agency                                                Loans             Balance               Balance
----------------                                             -----------       -------------         ------------
_______________________ Corporation.....................
_______________________ Agency..........................
HEAL Loans..............................................
Other Guarantors........................................
      Total.............................................

             Distribution of the Initial Financed Student Loans by School Types as of the Cut-Off Date
                                                                                                      Percent of
                                                                                                       Loans by
                                                                                Outstanding           Outstanding
                                                              Number of          Principal             Principal
School Type                                                     Loans             Balance               Balance
-----------                                                     -----             -------               -------

4 Year Public
4 Year Private
2 Year Public
2 Year Private
Proprietary/Vocational
Other/Unknown

         Total..................................

Incentive Programs

The Transferor currently makes available and may hereafter make available certain incentive programs to borrowers, including the Crestar Bank Top Performer Program (the "TP Program"). The TP Program generally applies to all Stafford Loans, Unsubsidized Stafford Loans and PLUS Loans with a first disbursement made by the Transferor on or after November 1, 1996 ("TP Loans"). Under the TP Program, if the borrower makes 36 consecutive monthly payments of a TP Loan on time, the applicable interest rate on such TP Loan is reduced by 1.0% per annum for Stafford Loans and Unsubsidized Stafford Loans and 0.5% per annum for PLUS Loans. Although less than [ ]% of the initial Financed Student Loans are TP Loans, additional TP Loans may be included in the Subsequent Financed Student Loans.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity and Prepayment Assumptions

The rate of payment of principal of the Notes and the yield on the Notes will be affected by (i) prepayments of the Financed Student Loans that may occur as described below, (ii) the sale by the Trust of Financed Student Loans and (iii) Parity Percentage Payments. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time without penalty (including by means of Consolidation Loans or HEAL Consolidation Loans) and may be prepaid as a result of a borrower default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments or Insurance Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans. To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans or HEAL Consolidation Loans, such Financed Student Loans will be prepaid. See "Description of the FFEL Program - Loan Terms - Consolidation Loans" and "Description of the HEAL Program - Consolidation of HEAL Loans" in the Prospectus. In addition, the Depositor (and ultimately the Transferor) and Master Servicer are obligated to repurchase any Financed Student Loan pursuant to the Transfer and Servicing Agreement as a result of a breach of any of their respective representations and warranties with respect to such Financed Student Loan, which breach results in a loss of the guarantee or insurance with respect to such Financed Student Loan and is not cured within the applicable cure period. See "Description of the Agreements - Transfer and Servicing Agreement - Conveyance of Financed Student Loans; Representations and Warranties" and " - Master Servicer Covenants" in the Prospectus. See also "Description of the Notes
- Termination" in this Prospectus Supplement regarding the Transferor's option to purchase the Financed Student Loans when the aggregate Pool Balance is less than or equal to __% of the Initial Pool Balance and the auction by the Indenture Trustee of any Financed Student Loans remaining in the Trust on or after _________ __, 20__ [if the Pool Balance is less than or equal to __% of the Initial Pool Balance.]

Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferment Periods and, under certain circumstances, Forbearance Periods. The rate of payment of principal of the Notes and the yield on the Notes may also be affected by the rate of defaults resulting in losses on Financed Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantee Agencies to make Guarantee Payments with respect thereto.

The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans or a faster or slower incidence of sales by the Trust will be borne entirely by the Noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Noteholders receive payments from the Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

Weighted Average Life of the Notes

The following information is given solely to illustrate the effect of prepayments on the Financed Student Loans on the weighted average life of the Notes under the assumptions stated below and is not a prediction of the prepayment rate that might actually be experienced by the Financed Student Loans held in the Trust.

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be primarily a function of the rate at which payments are made on the Financed Student Loans held in the Trust. Payments on such Financed Student Loans may be in the form of scheduled amortization of principal or prepayments (including, without limitation, Guarantee Payments and Insurance Payments).

The Constant Prepayment Rate prepayment model ("CPR") represents an assumed constant rate of prepayment of Financed Student Loans held in the Trust outstanding as of the beginning of each quarter expressed as a per annum percentage. There can be no assurance that such Financed Student Loans will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model.

The weighted average lives in the following table were determined  assuming that
(i) scheduled payments of principal on the Financed Student Loans are received in a timely manner and prepayments are made at the percentages of the prepayment model set forth in the table; (ii) the initial principal balance of the Financed Student Loans is $__________ and such Financed Student Loans have the characteristics described under "The Financed Student Loans;" (iii) payments are made on the Notes on the 25th day of each month commencing _____________; (iv) the Financed Student Loans are auctioned on the _________ Payment Date; and (v) the Notes are issued on the Closing Date. No representation is made that these assumptions will be correct, including the assumption that the Financed Student Loans held in the Trust will not experience delinquencies or unanticipated losses.

In making an investment decision with respect to the Notes, investors should consider a variety of possible prepayment scenarios, including the limited scenarios described in the table below.

                    Weighted Average Life of the Notes at the Respective CPRs Set Forth Below:
                                                                 Weighted Average Life (years)
                                    0% CPR       3% CPR       5% CPR         7% CPR         9% CPR        15% CPR
                                    ------       ------       ------         ------         ------        -------
Class A Notes............
Class B Notes............

                                  THE SERVICERS

General

Crestar Bank will act as Master Servicer with respect to the Financed Student Loans. The Financed Student Loans will be serviced by [ ], or such other parties as may be approved by the Master Servicer from time to time (subject to approval of the Rating Agencies). Pursuant to a servicing agreement, [ ] has agreed to service, and perform all other related tasks with respect to, the Financed Student Loans in compliance with applicable standards and procedures. See "Description of the Agreements - Transfer and Servicing Agreements" in the Prospectus.

[Name of Servicer]

[Description of Servicer to be inserted]

Servicing Compensation

The Master Servicer will be entitled to receive on each Quarterly Payment Date a fee (the "Servicing Fee") with respect to each quarter in an amount equal to (i) ___% per annum of the average of the Pool Balance as of the last day of the Collection Period preceding such Quarterly Payment Date and the last day of the Collection Period preceding the preceding Quarterly Payment Date (or the Cut-off Date with respect to the first quarter), or (ii) such greater amount acceptable to the Rating Agencies. The Servicing Fee will be payable in arrears, from Available Funds and amounts on deposit in the Reserve Account on each Quarterly Payment Date.

The Servicing Fee will compensate the Master Servicer and each other Servicer for performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments and Insurance Payments, including litigation costs, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee also will reimburse the Master Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

                             THE GUARANTEE AGENCIES

General

Of the Financed Student Loans included in the Initial Pool Balance, approximately [ ]% are guaranteed by [ ], a non-profit corporation ("[ ]"), approximately [ ]% are guaranteed by [ ], an agency of [ ] ("[ ]"), approximately [ ]% are HEAL Loans, and the remaining [ ]% are guaranteed by one of the following Guarantee Agencies: [ ] and [ ].

Information relating to the particular Guarantee Agencies set forth in this Prospectus Supplement has been provided by the respective Guarantee Agencies, and neither such information nor information included in the reports referred to herein has been verified by, or is guaranteed as to accuracy or completeness by, the Depositor, the Transferor or the Underwriters. No representation is made by the Depositor, the Transferor or the Underwriters as to the accuracy or adequacy of such information or the absence of material adverse changes in such information subsequent to the dates thereof.

[Name of Guarantee Agency]

[Description of Guarantee Agency to be inserted]

                            DESCRIPTION OF THE NOTES

General

The Notes will be available for purchase in denominations of [$50,000] and integral multiples of [$1,000] in excess thereof in book-entry form only. The Notes will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depository"). Unless and until Definitive Notes are issued under the limited circumstances described under "Description of the Notes - Definitive Notes" in the Prospectus, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Description of the Notes - Book-Entry Registration" in the Prospectus.

Interest

Interest will accrue during each Interest Accrual Period on the principal balance of each Class of Notes at a rate per annum equal to the related Class Interest Rate and will be payable (i) monthly on each Payment Date to the Class A Noteholders as of the related Record Date, and (ii) quarterly on each Quarterly Payment Date to the Class B Noteholders as of the related Record Date. The Record Date for each Class of Notes is the second Business Day preceding a Payment Date. Any interest not paid when due shall be payable on the succeeding Payment Date, together with interest thereon at the applicable Class Interest Rate. Interest will be paid pro rata to the holders of each such Class of Notes outstanding.

The Class Interest Rate for each Class of Notes for each Interest Accrual Period will equal the Formula Rate, subject to a cap of the Net Loan Rate for such Interest Accrual Period to the extent it needs to be determined. The Formula Rate for each Interest Accrual Period for the Class A Notes will equal One-Month LIBOR as of the Interest Determination Date for such Interest Period plus [ ]%, but in no event greater than [18.0]% per annum. The Formula Rate for each Interest Accrual Period for the Class B Notes will equal One-Month LIBOR as of the Interest Determination Date plus [__]%, but in no event greater than [18.0]% per annum. See "Description of the Notes - Determination of LIBOR" in the Prospectus. Interest on each Class of Notes will be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360.

If, as of any Interest Determination Date, One-Month LIBOR exceeds the applicable 91-day Treasury bill rate by more than 1.0%, the Administrator will be required to determine the Net Loan Rate on the next Interest Determination Date that will be applicable to the succeeding Interest Accrual Period. The applicable 91-day Treasury bill rate is the bond equivalent yield of 91-day Treasury bills at the most recent auction preceding the applicable Interest Determination Date. The Net Loan Rate for any Interest Accrual Period will be the rate per annum (rounded to the next highest .01%) equal to (i) the weighted average Effective Interest Rate of the Financed Student Loans as of the last day of the Collection Period immediately preceding the commencement of such Interest Accrual Period, less (ii) the Program Operating Expense Percentage. The "Effective Interest Rate" is the per annum interest rate borne by a Financed Student Loan after giving effect to all applicable Interest Subsidy Payments, Special Allowance Payments, rebate fees on Consolidation Loans and reductions pursuant to borrower incentives. For this purpose, the Special Allowance Payment rate will be computed based upon the average of the bond equivalent rates of 91-day U.S. T-Bills auctioned during that portion of the then current calendar quarter that ends on the date as of which the Effective Interest Rate is determined.

The "Program Operating Expense Percentage" is the fraction (expressed as a percentage and calculated by the Administrator as of the end of a Collection Period preceding a Quarterly Payment Date), the numerator of which is the annualized operating expenses of the Trust for the calendar month then ended, including, without limitation, the Transaction Fees, and the denominator of which is the Pool Balance as of the last day of such Collection Period. The initial Program Operating Expense Percentage is _____%.

If interest at the Formula Rate for any Class of Notes for any Interest Accrual Period exceeds interest at the Net Loan Rate, the excess interest, together with interest thereon at the applicable Formula Interest Rate ("Carryover Interest") will be paid on the subsequent Payment Dates or Quarterly Payment Dates only to the extent funds are available after other required payments on the Notes, and may never be paid. See" - Priority of Payments" in this Prospectus Supplement. Any Carryover Interest with respect to a Class of Notes remaining unpaid after the earlier of the Distribution Date on which the outstanding principal amount of such Class of Notes has been reduced to zero and the distribution of all Available Funds on the Legal Final Maturity of such Class of Notes, will never become due and payable and will be discharged as to the applicable Class of Notes on such date. The ratings of the Notes do not address the likelihood of payment of Carryover Interest. Any reference herein to "interest" excludes Carryover Interest.

Principal

Payments of principal on the Notes will not commence until __________, 19__. No principal will be paid on the Class B Notes until the Class A Notes have been paid in full. Principal of the Class A Notes will be payable monthly on each Payment Date, commencing [ ], 1998, and, following payment in full of the Class A Notes, principal on the Class B Notes will be payable quarterly on each Quarterly Payment Date. The Principal Payment Amount on any Payment Date or Quarterly Payment Date, as the case may be, generally will equal the amount, if any, by which the Pool Balance as of the last day of the second Collection
Period immediately preceding a Payment Date or the last day of the fourth Collection Period immediately preceding a Quarterly Payment Date (or Closing Date, with respect to the first Payment Date) exceeds the Pool Balance as of the last day of the immediately preceding Collection Period. In addition, accelerated Parity Payments will be payable on each Quarterly Payment Date until the Parity Percentage equals ___%.

A "Collection Period" is each calendar month, except that the first Collection Period begins on the Cut-off Date and ends on ___________.

The "Pool Balance" as of the end of a Collection Period is equal to the aggregate principal balance of the Financed Student Loans (including accrued interest that is capitalized as of the end of the Collection Period), after giving effect to all payments in respect of principal received by the Trust during such Collection Period.

The Parity Percentage for any Payment Date or Quarterly Payment Date is determined by dividing (i) the Pool Balance as of the end of the preceding
Collection Period, plus accrued interest thereon, accrued Special Allowance Payments and Interest Subsidy Payments as of the end of such Collection Period and all amounts in the Collection Account and Reserve Account as of the end of the Collection Period (adjusted for payments made on such Payment Date or Quarterly Payment Date), by (ii) the sum of the principal balance of the Notes (after payments thereon on such Payment Date or Quarterly Payment Date), accrued interest thereon, and accrued and unpaid Transaction Fees and Consolidation Loan Fees.

The Legal Final Maturity will be _________ on the Class A Notes, and ________ on the Class B Notes. The actual maturity of one or more Classes of Notes could occur sooner as a result of a variety of factors. See "Maturity and Prepayment Considerations" in the Prospectus and this Prospectus Supplement. If Available Funds are insufficient to pay the Principal Amount for a Payment Date or a Quarterly Payment Date, such shortfall will be added to the principal payable to the Noteholders on subsequent Payment Dates or Quarterly Payment Dates and (except with respect to the Legal Final Maturity of a Class of Notes) such shortfall will not constitute an Event of Default. Additionally, on the Legal Final Maturity for a Class of Notes, amounts in the Reserve Account will be available to reduce the principal balance of such Class of Notes to zero. See " Priority of Payments" in this Prospectus Supplement.

All principal payments of Notes of any Class shall be made pro rata within that Class. In connection with each principal payment of Notes of any Class, the Administrator shall compute the Principal Factor for that Class. The "Principal Factor" shall be a number, carried to a seven-digit decimal, indicating the principal balance of each Note of a Class as of a Payment Date (after giving effect to any payments made on that date) as a fraction of the original principal amount of such Note. The Principal Factor for each Class of Notes shall be initially 1.0000000 and will thereafter decline to reflect the reduction in the principal balance of the Notes of that Class after any payment of principal. The principal balance of any Note can be determined by multiplying the original principal amount of such Note by the Principal Factor applicable to that Class of Notes.

Priority of Payments

Deposits to Collection Account. On or before each Payment Determination Date, the Administrator will provide the Indenture Trustee and the Eligible Lender Trustee a report setting forth by component the Available Funds for the immediately preceding Collection Period (or the three preceding Collection Periods if the Class A Notes are no longer outstanding).

For purposes hereof, the term "Available Funds" means the sum, without duplication, of the following amounts with respect to the related Collection
Period: (i) all collections received by the Master Servicer or any Servicer on the Financed Student Loans (including any Guarantee Payments and Insurance Payments received with respect to the Financed Student Loans during such Collection Period); (ii) any payments, including without limitation, Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Collection Period with respect to the Financed Student Loans; (iii) all proceeds from any sales of Financed Student Loans by the Trust during such Collection Period; (iv) any payments of or with respect to interest received by the Master Servicer or a Servicer during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Student Loans purchased by the Transferor or the Master Servicer during the related Collection Period; (vi) the aggregate amounts, if any, received from the Depositor or the Master Servicer as reimbursement of non-guaranteed or uninsured interest amounts (which shall not include, with respect to Financed FFELP Loans, the portion of such interest amounts (i.e., 2%) for which the Guarantee Agency did not have an obligation to make a Guarantee Payment), or lost Interest
Subsidy Payments and Special Allowance Payments with respect to the Financed Student Loans pursuant to the Transfer and Servicing Agreement; (vii) net Adjustment Payments; and (viii) investment earnings during such Collection Period; provided, however, that Available Funds will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period (which payments and proceeds shall be paid to the Transferor), and amounts used to reimburse the Master Servicer for Advances pursuant to the terms of the Transfer and Servicing Agreement.

Distributions from Collection Account. On each Payment Determination Date, the Administrator will advise the Indenture Trustee and the Eligible Lender Trustee in writing of the applicable Class Interest Amount and Principal Payment Amount with respect to each Class of Notes and the Certificateholders. Further, on each Payment Determination Date relating to a Quarterly Payment Date, the Administrator will advise the Indenture Trustee in writing of the Transaction Fees payable with respect to the preceding quarter.

On each  Payment  Date or  Quarterly  Payment  Date (and with  respect to clause
(i)(A) below on each Payment Date while the Class A Notes are outstanding, and thereafter, on the 25th Day of each month, or if such day is not a Business Day, the next succeeding Business Day), the Indenture Trustee will transfer from the Collection Account the following amounts in the following priority, subject to Available Funds for the immediately preceding Collection Period or three Collection Periods, as applicable:

                  (i) to the Expense Account (A) an amount equal to accrued and unpaid Consolidation Loan Fees as of the end of the immediately preceding Collection Period, and (B) an amount equal to accrued and unpaid Transaction Fees payable on a Quarterly Payment Date;

                  (ii) to the Note Payment Account, an amount equal to the Class Interest Amount for each Class of Notes due on such Payment Date or Quarterly Payment Date;

                  (iii) to the Note Payment Account, an amount equal to the Principal Payment Amount due on such Payment Date or Quarterly Payment Date;

                  (iv) to the Certificate Distribution Account, an amount up to the Class Interest Amount for the Certificates due on such Quarterly Payment Date; and

                  (v) after the Notes have been paid in full, to the Certificate Distribution Account, an amount required to reduce the Certificate principal balance to zero.

On each Quarterly Payment Date (and with respect to clause (i) below on each Payment Date while the Class A Notes are outstanding, and thereafter, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day) following the transfer to the Expense Account described in the preceding paragraph, the Indenture Trustee will distribute from the Expense Account (in addition to any amounts transferred from the Reserve Account as described herein) the following amounts in the following order of priority:

                  (i) to the Department of Education, the Consolidation Loan Fees for the immediately preceding Collection Period together with any overdue Consolidation Loan Fees for any prior Collection Periods;

                  (ii) to the Master Servicer, the Servicing Fee for the preceding quarter and all overdue Servicing Fees;

                  (iii) to the Administrator, the Administration Fee for the preceding quarter and all overdue Administration Fees;

                  (iv) to the Indenture Trustee, the Indenture Trustee Fee for the preceding quarter and all overdue Indenture Trustee Fees; and

                  (v) to the Eligible Lender Trustee and the Delaware Trustee, the Eligible Lender Trustee Fee and the Delaware Trustee Fee, respectively, for the preceding quarter and all overdue Eligible Lender Trustee Fees and Delaware Trustee Fees.

On each Payment Date or Quarterly Payment Date, following the transfers to the Note Payment Account described above, the Indenture Trustee will distribute to the Noteholders as of the related Record Date the amounts transferred to the Note Payment Account, together with any amounts transferred from the Reserve Account and the Advance Account, in the following order of priority:

                  (i) first, to the Class A Noteholders, the Class Interest Amount;

                  (ii) second, if such Payment Date is a Quarterly Payment Date, to the Class B Noteholders, the Class Interest Amount;

                  (iii) third, to the Class A Noteholders, the Principal Payment Amount until the outstanding amount of the Class A Notes has been reduced to zero; and

                  (iv) fourth, after the principal balance of the Class A Notes has been reduced to zero, if such Payment Date is a Quarterly Payment Date, to the Class B Noteholders, the remaining Principal Payment Amount until the principal balance of the Class B Notes has been reduced to zero.

On each Quarterly Payment Date, after making all required transfers to the Expense Account, the Note Payment Account and, if applicable, the Certificate Distribution Account, the Indenture Trustee will transfer any remaining Available Funds for the preceding three Collection Periods (and with respect to clause (ii) below, any amounts in the Reserve Account in excess of the Specified Reserve Account Balance) in the following order of priority:

                  (i) to the Reserve Account, the amount, if any, necessary to increase the balance thereof to the Specified Reserve Account Balance;

                  (ii) to the Note Payment Account (for payment on such Quarterly Payment Date to the Class A Noteholders, and upon payment in full thereof, to the Class B Noteholders), Parity Payments to the extent then required; and

                  (iii) to the Note Payment Account (for payment on such Quarterly Payment Date to the Class A Noteholders, and upon payment in full thereof, to the Class B Noteholders), the amount of any Carryover Interest.

Any remaining Available Funds on a Quarterly Payment Date (other than amounts representing payments received during such months) will be distributed to the Depositor, and will not thereafter be available to make payments on the Notes or Certificates.

Notwithstanding the foregoing, if on any Payment Date following all distributions to be made on such Payment Date, the principal amount of the Class A Notes would exceed the sum of the Pool Balance at the end of the immediately preceding Collection Period plus the aggregate balance on deposit in the Trust Accounts on such Payment Date following such distributions, or if a payment Event of Default has occurred with respect to the Notes, interest will not be paid on the Class B Notes until after payment of the Principal Payment Amount to the Class A Noteholders.

Realized Losses. The Reserve Account is intended, among other things, to cover Realized Losses on the Financed Student Loans that may occur from time to time. See "Description of the Agreements - Transfer and Servicing Agreements - Realized Losses" in the Prospectus.

Advances

If the Master Servicer has applied for an Insurance Payment from the Department of HHS, a Guarantee Payment from a Guarantee Agency or an Interest Subsidy Payment or a Special Allowance Payment from the Department of Education, and the Master Servicer has not received the related payment prior to the end of the Collection Period immediately preceding the Payment Date on which such amount would be required to be distributed as a payment of interest, the Master
Servicer may, no later than the Payment Determination Date relating to such Payment Date, deposit into the Advance Account an amount up to the amount of such payments applied for but not received (such deposits by the Master Servicer are referred to herein as "Advances"). On each related Payment Date, the Indenture Trustee will distribute from the Advance Account to the Noteholders the Advance for such Payment Date. Such Advances are recoverable by the Master Servicer (i) first, from the source for which such Advance was made and (ii) second, from payments received generally on or with respect to the Financed Student Loans. The Master Servicer will have no obligation, legal or otherwise, to make any Advance, and a determination by the Master Servicer to make an Advance will not create any obligation of the Master Servicer, legal or otherwise, to make any future Advances.

Reserve Account

On the Closing Date, the Depositor will deposit $_________ in cash or Eligible Investments in the Reserve Account. The Reserve Account will be augmented on each Quarterly Payment Date by deposit therein of the amount, if any, necessary to attain or reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after making all prior distributions on such date as described above under "- Priority of Payments." Also, if amounts were transferred from the Reserve Account to cover a Realized Loss on a Financed Student Loan, any subsequent payments of principal received on or with respect to such Financed Student Loan will be deposited into the Reserve Account.

If on any Quarterly Payment Date (after giving effect to all deposits or withdrawals therefrom on such Payment Date) the amount of the Reserve Account is greater than the Specified Reserve Account Balance, the Administrator will, subject to certain limitations, instruct the Indenture Trustee to distribute the amount of the excess, after payment of any Parity Payments and Carryover Interest then due, to the Depositor. Upon any distribution to the Depositor of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts.

The Reserve Account is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest due them, the ultimate receipt by the Noteholders of the full amount of principal and to decrease the likelihood that the Noteholders will experience losses. In certain circumstances, however, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amount of principal and interest distributed to the Noteholders could result. This could, in turn, increase the average life of the Notes. Moreover, amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to cover any aggregate unpaid Carryover Interest.

Subordination of the Class B Notes

The rights of the holders of the Class B Notes to receive principal and interest payments will be subordinated to such rights of the holders of the Class A Notes to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt of the Class Interest Rate and Principal Payment Amount by the Class A Noteholders. See " - Priority of Payments" in this Prospectus Supplement.

Termination

Optional Purchase. The obligations of the Master Servicer, the Transferor, the Depositor, the Administrator, the Eligible Lender Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon
(i) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans and (ii) the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements. To avoid excessive administrative expense, the Master Servicer is permitted, at its option, to purchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Quarterly Payment Date, if the then outstanding Pool Balance is ___% or less of the Initial Pool Balance, all remaining Financed Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, but not less than an amount necessary to pay transaction costs and all amounts due the Noteholders (other than Carryover Interest). Upon payment and redemption of the Notes and Certificates and the attendant termination of the Trust, all remaining assets of the Trust will be conveyed and transferred to the Depositor.

Auction Purchase. Any Financed Student Loans remaining in the Trust as of [ ] will be offered for sale by the Indenture Trustee [if the then outstanding Pool Balance is ___% or less of the Initial Pool Balance]. The Transferor, its affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on or prior to such Payment Date. If at least two bids are received, the Indenture Trustee will accept the highest bid if it will pay transaction costs and all amounts due the Noteholders (other than Carryover Interest). If at least two bids are not received or the bid proceeds are not sufficient to pay transaction costs and the Notes, the Indenture Trustee will not consummate such sale. The proceeds of any such sale will be used to redeem any outstanding Notes on such Payment Date, after which time the Trust shall be terminated. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Payment Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans.

                                  UNDERWRITING

Subject to the terms and conditions set forth in an Underwriting Agreement dated __________ __, 1998 (the "Underwriting Agreement"), among the Depositor, the Transferor, Salomon Brothers Inc and Crestar Securities Corporation (collectively, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor, the principal balance of each Class of Notes set forth below its name on the following chart:

Class of Notes
                                              Salomon Brothers Inc          Crestar Securities Corporation
Class A Notes.............................
Class B Notes.............................

         Total............................

In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby, if any Notes are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or purchase commitments of all Underwriters may be terminated. The Depositor has been advised by the Underwriters that the Underwriters propose initially to offer the Notes to the public at the public offering price with respect to each Class set forth on the cover page of this Prospectus. After the initial public offering, the public offering price may be changed.

The Underwriting Agreement provides that the Depositor and the Transferor will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

After the initial distribution of the Notes by the Underwriters, the Prospectus and Prospectus Supplement may be used by Crestar Securities Corporation, an affiliate of the Transferor and Depositor, in connection with offers and sales relating to market making transactions in the Notes. Crestar Securities Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions.

Crestar Securities Corporation is an affiliate of the Transferor and Depositor, and a wholly owned indirect subsidiary of Crestar Financial Corporation.

                                  LEGAL MATTERS

Certain legal matters relating to the Transferor, Depositor, Master Servicer and Administrator will be passed upon by Hunton & Williams and Foley & Lardner. Certain legal matters relating to the validity of the issuance of the Notes and federal income tax matters will be passed upon for the Trust by Hunton & Williams. Each of Hunton & Williams and Foley & Lardner has performed legal services for the Transferor and it is expected that they will continue to perform such services in the future. Certain legal matters will be passed upon for the Underwriters by Squire, Sanders & Dempsey L.L.P.

                                     RATING

It is a condition to the issuance and sale of each Class of the Class A Notes that they each be rated "AAA" by [Standard & Poor's] and [Fitch] and "Aaa" by [Moody's]. It is a condition to the issuance of the Class B Notes that they be rated at least "A" by [Standard & Poor's] and [Fitch] and at least "A2" by [Moody's]. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Notes address the likelihood of the ultimate payment of principal of and interest on the Notes pursuant to their terms. The Rating Agencies do not evaluate, and the ratings on the Notes do not address, the likelihood of prepayments on the Notes or the likelihood of payment of the Carryover Interest.

PROSPECTUS

                                             CRESTAR SECURITIZATION, LLC
                                                      Depositor

                                                     CRESTAR BANK
                                    Transferor, Master Servicer and Administrator

                                           Student Loan Asset Backed Notes
Consider  carefully  the  risk
factors beginning on page 6 in
this prospectus.                    Each Trust:

A Note  is not a  deposit  and      o   may issue  periodically  student loan asset backed notes in one
neither   the  Notes  nor  the          or more series with one or more classes; and
underlying accounts or student
loans    are     insured    or      o    will own:
guaranteed   by  the   Federal
Deposit Insurance  Corporation           o   student loans;
or  any  governmental  agency,
except as  expressly  provided           o   payments due on those student loans; and
herein.
                                         o   other  property  described  in this  prospectus  and in the
The   Notes   will   represent               accompanying prospectus supplement.
obligations  of the Trust only
and   will    not    represent      The Notes:
interests in or obligations of
Crestar  Bank  or  any  of its      o   will be secured by the  property  of the Trust and will be paid
affiliates.                             only from the Trust's assets;

This Prospectus may be used to      o   will be rated in one of the four highest  rating  categories by
offer  and sell any  series of          at least one nationally recognized rating organization;
Notes only if  accompanied  by
the Prospectus  Supplement for      o    may have one or more forms of credit enhancement; and
that Series.
                                    o   will be issued as part of a  designated  series that may include one or more classes of notes and credit enhancement.

                                    The Noteholders:

                                    o   will receive  interest and principal  payments from collections on the student loans and the Trust's other assets; and

                                    o   are entitled to receive payments from collections on student loans and other assets  securing  their series of Notes,  but have no entitlement to payments from student loans or other assets only securing other series of Notes.




                           Neither the SEC nor any state securities commission has approved these Notes or determined that this Prospectus is accurate or complete.
                              Any representation to the contrary is a criminal offense.


                                                     May 4, 1998


              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


         The Issuer provides information to you about the Notes in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular Series of Notes, including your Series, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your Series of Notes, including:

   o       the timing of interest and  principal  payments;
   o       financial and other  information  about the Financed Student Loans;
   o       information  about credit  enhancement for each Class;
   o       the ratings for each Class;
   o       and the method for selling the Notes.

If the terms of a particular Series of Notes vary between this Prospectus and the Prospectus Supplement, you should rely on the information in the Prospectus Supplement.

         You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement, including the information incorporated by reference. The Issuer has not authorized anyone to provide you with different information. The Notes are not offered in any state where the offer is not permitted. The Issuer does not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

         The Issuer has included cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.



                               ------------------

                                TABLE OF CONTENTS

                                                       Page

PROSPECTUS SUMMARY......................................1
   DEPOSITOR............................................1
   ISSUER...............................................1
   TRUST ASSETS.........................................1
   INFORMATION ABOUT THE FINANCED STUDENT LOANS.........1
   MASTER SERVICER AND SERVICERS........................2
   ELIGIBLE LENDER TRUSTEE..............................2
   INDENTURE TRUSTEE....................................2
   ADMINISTRATOR........................................2
   TRANSFEROR...........................................2
   NOTES OFFERED........................................2
   INTEREST PAYMENTS ON THE NOTES.......................2
   PRINCIPAL PAYMENTS ON THE NOTES......................3
   COLLECTION ACCOUNT, NOTE PAYMENT ACCOUNT,
      EXPENSE ACCOUNT...................................3
   PRE-FUNDING ACCOUNT..................................3
   CREDIT ENHANCEMENT...................................3
   TRANSFER AND SERVICING AGREEMENT.....................4
   ADVANCES.............................................4
   OPTIONAL REPURCHASE..................................4
   AUCTION OF TRUST ASSETS..............................4
   FEDERAL INCOME TAX CONSEQUENCES......................4
   ERISA CONSIDERATIONS.................................4
   REGISTRATION OF THE NOTES............................4
   RATING...............................................4
RISK FACTORS............................................5
FORMATION OF THE TRUSTS................................11
   The Trusts..........................................11
   Eligible Lender Trustee.............................12
USE OF PROCEEDS........................................12
THE TRANSFEROR.........................................12
THE DEPOSITOR..........................................13
THE FINANCED STUDENT LOAN POOL.........................13
MATURITY AND PREPAYMENT CONSIDERATIONS.................14
DESCRIPTION OF THE FFEL PROGRAM........................15
   General.............................................15
   Loan Terms..........................................16
   Contracts with Guarantee Agencies...................22
   Federal Special Allowance Payments..................25
   Federal Student Loan Insurance Fund.................26
   Direct Loans........................................26
DESCRIPTION OF THE GUARANTEE AGENCIES..................26
   General.............................................26
   Federal Agreements..................................28
   Effect of Annual Claims Rate........................28
DESCRIPTION OF THE HEAL PROGRAM........................29
   Eligible Borrower...................................29
   Eligible Lender.....................................29
   Insurance Benefits..................................29
   Authorized Amounts of HEAL Loans....................29
   Terms of HEAL Loans.................................30
   Interest............................................30
   Insurance Premium...................................31
   Consolidation of HEAL Loans.........................31
   Payments by Secretary of HHS........................31
   Due Diligence.......................................31
   Claims..............................................31
   General.............................................32
   Insurance Fund......................................32
   Collection/Litigation...............................32
THE PRIVATE LOAN PROGRAMS..............................32
DESCRIPTION OF THE AGREEMENTS..........................33
   General.............................................33
   Sales Agreements....................................33
   Transfer and Servicing Agreements...................33
   The Indenture.......................................37
   Administration Agreements...........................42
SERVICING..............................................43
   Servicing Procedures................................43
   Certain Matters Regarding the Master Servicer.......44
   Master Servicer Covenants...........................44
   Master Servicer Default.............................45
   Servicing Compensation..............................45
DESCRIPTION OF THE NOTES...............................45
   General.............................................45
   Payment of Available Funds..........................46
   Interest............................................47
   Principal...........................................48
   Determination of LIBOR..............................49
   T-Bill Rate.........................................49
   Auction Procedures..................................49
   Credit Enhancement..................................51
   Termination.........................................52
   Book-Entry Registration.............................52
   Definitive Notes....................................55
   List of Noteholders.................................56
   Reports to Noteholders..............................56
FEDERAL INCOME TAX CONSEQUENCES........................56
   General.............................................56
   Original Issue Discount.............................57
   Variable Rate Notes.................................60
   Anti-Abuse Rule.....................................62
   Market Discount.....................................62
   Amortizable Premium.................................63
   Gain or Loss on Disposition.........................64
   Miscellaneous Tax Aspects...........................65
STATE TAX CONSIDERATIONS...............................65
ERISA CONSIDERATIONS...................................65
AVAILABLE INFORMATION..................................66
REPORTS TO NOTEHOLDERS.................................66
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........67
PLAN OF DISTRIBUTION...................................67
FINANCIAL INFORMATION..................................67
RATING.................................................67
GLOSSARY OF PRINCIPAL DEFINITIONS.....................I-1

                               PROSPECTUS SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the Notes, read carefully this entire document and the accompanying Prospectus Supplement.

o This summary provides an overview of certain information to aid your understanding and is qualified by the full description of this information in the Prospectus Supplement.

o You can find the definition of the capitalized terms used in this document under the caption "Glossary" beginning on page I-1 of this Prospectus.

DEPOSITOR

Crestar Securitization, LLC, a Virginia limited liability company (the "Depositor"), will be the depositor to each Trust. Crestar Bank, a Virginia banking corporation, owns a 99% membership interest in the Depositor. Crestar SP Corporation, a Virginia corporation (the "Manager") wholly owned by Crestar Bank, owns a 1% membership interest in the Depositor. The Manager manages the Depositor's business activities.

ISSUER

One or more statutory business trusts to be established from time to time as set forth in the related Prospectus Supplement (each, a "Trust") by a trust agreement (each as amended and supplemented from time to time, a "Trust Agreement") will issue the Notes. A Trust may be a "master trust" that issues more than one Series of Notes. The Depositor and an Eligible Lender Trustee will be parties to each Trust Agreement, and a Delaware Trustee also may be a party. One or more Series of Notes may be issued under each Trust. A Trust will engage only in the following activities:

o     acquiring and holding certain assets;
o     issuing and making payments on the Notes and other interests in the Trust;
o     and engaging in related activities.

TRUST ASSETS

Crestar Bank, the Transferor, will transfer Financed Student Loans to the Depositor. The Depositor will transfer those Financed Student Loans to a Trust.

A Trust also may include payments due on the Financed Student Loans and other proceeds of the Financed Student Loans and of the related guarantee and insurance payments. Additional Trust assets may include:

o     a Pre-Funding Account;
o monies deposited in the Trust's bank accounts and investments of those monies; and
o "Credit Enhancements," including liquidity facilities, interest rate cap agreements, interest rate swap agreements, currency swap agreements or other similar arrangements.

The Master Servicer or the Depositor may repurchase, subject to certain limitations and conditions, Financed Student Loans that have been transferred to a Trust. See "Formation of the Trusts" herein.

INFORMATION ABOUT THE FINANCED STUDENT LOANS

The Financed Student Loans will consist of education loans to students or their parents enrolled in accredited schools. The Financed Student Loans either were originated by the Transferor or were acquired by the Transferor.

Financed Student Loans may include:

o     Loans made under the FFEL Program, such as
      o     PLUS Loans;
      o     Stafford Loans;
      o     Unsubsidized Stafford Loans;
      o     SLS Loans; and
      o     Consolidation Loans;
o     HEAL Loans; and
o     Private Loans

A Guarantee Agency will guarantee the payment of principal and interest on each FFELP Loan to the extent provided under the FFEL Program. Each Guarantee Agency is reinsured by the Department of Education to the extent provided under the FFEL Program. See "Description of the FFEL Program" and "Description of the Guarantee Agencies" herein. Each HEAL loan is insured as to payment of 100% of principal and interest by the Department of HHS. See "Description of the HEAL Program" herein.

Most FFELP Loans and HEAL Loans will not require the borrower to make payments until after the borrower leaves school. The Department of Education will make interest payments during the Deferral Phase on Stafford Loans and some Consolidation Loans. Interest will accrue and be added to the principal balance of other FFELP Loans (other than some PLUS Loans) and HEAL Loans. Private Loans generally require the borrower to make payments of principal and interest shortly after the loan is made. Some Private Loans allow the borrower to pay interest only until withdrawal from school. See "The Private Loan Programs" herein.

MASTER SERVICER AND SERVICERS

Crestar Bank will act as Master Servicer for the Financed Student Loans. One or more Servicers identified in the Prospectus Supplement will service the Financed Student Loans of a Series. In limited cases, the Master Servicer or a Servicer may be removed or resign and another party may be appointed in its place. The Master Servicer and each Servicer will receive a fee for their services. See "Servicing" herein and "The Servicers" in the accompanying Prospectus Supplement.

ELIGIBLE LENDER TRUSTEE

The Prospectus Supplement will name the Eligible Lender Trustee under the related Trust Agreement. The Eligible Lender Trustee will hold legal title to the Financed Student Loans on behalf of the related Trust. See "Description of the Agreements -- Administration Agreements" herein.

INDENTURE TRUSTEE

The Prospectus Supplement will name the Indenture Trustee under the Indenture for the Series.

ADMINISTRATOR

Crestar Bank will be the Administrator on behalf of each Trust pursuant to a related Administration Agreement among the Administrator, the Eligible Lender Trustee and the Indenture Trustee. See "Description of the Agreements" herein.

TRANSFEROR

Crestar Bank will contribute or sell the Financed Student Loans to the Depositor. See "The Transferor" herein.

NOTES OFFERED

Student Loan Asset Backed Notes will be issued in one or more Series and in one or more Classes. Each Series of Notes will be issued under an Indenture and a related Terms Supplement between the Trust and the Indenture Trustee. A Series of Notes may include Auction Rate Notes, Accrual Notes, planned amortization Notes, principal only Notes, interest only Notes, senior Notes and subordinate Notes. The Notes may be offered in book-entry form only. See "Description of the Notes" herein.

The Notes will be secured by the assets of the related Trust. If the issuer Trust is not a master trust, the Notes will be secured only by the assets pledged to secure that Series. If the issuer Trust is a master trust the Notes will be secured by all assets pledged to secure that Series and all other Series issued by the master trust. The particular characteristics of your Trust will be described in the Prospectus Supplement. See "Description of the Notes" herein.

INTEREST PAYMENTS ON THE NOTES

Each Class of Notes will represent the right to receive payments of interest as described in the accompanying Prospectus Supplement. Each Class may differ in, among other things, priority of payments, payment dates, interest rates, method for computing interest and entitlements to Credit Enhancement. See "Description of the Notes" herein.

Each Class of Notes may have fixed, floating, auction or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the Notes, each called a "Payment Date." See "Description of the Notes" herein.

Collections on the assets may be deposited in one or more trust accounts and invested under guidelines established by the Rating Agencies until payment to Noteholders. Interest payments for any Series of Notes will be funded from collections on Financed Student Loans, any applicable Credit Enhancement, and, if and to the extent specified in the accompanying Prospectus Supplement, monies earned while collections are invested pending payment to Noteholders. See "Description of the Notes" herein.

PRINCIPAL PAYMENTS ON THE NOTES

Each Note will represent the right to receive payments of principal as described in the accompanying Prospectus Supplement. If a Series of Notes consists of one or more Classes, each Class may differ in, among other things, the amounts allocated for principal payments, priority of payment dates, maturity, and rights to Credit Enhancement. See "Description of the Notes" herein.

Payment in full of a Class of Notes may occur sooner than the Legal Final Maturity for the Class due to borrowers leaving school, principal prepayments on the Financed Student Loans, or an optional purchase of the Financed Student Loans by the Master Servicer. See "Description of the Notes" herein.

COLLECTION ACCOUNT, NOTE PAYMENT ACCOUNT, EXPENSE ACCOUNT

Each Servicer will forward collections on the Financed Student Loans to a Collection Account. The Eligible Lender Trustee will forward insurance payments and similar collections to a Collection Account. See "Description of the Agreements -- Transfer and Servicing Agreements -- Accounts" herein.

On each Payment Determination Date, the Administrator will advise the Indenture Trustee in writing of principal and interest payments to be made to the Noteholders and Transaction Fees payable on the related Payment Date. Transaction Fees may be payable to one or more of the following:

     o       the Master Servicer;
     o       each Servicer;
     o       the Administrator;
     o       the Indenture Trustee;
     o       the Delaware Trustee (if any); and
     o       the Eligible Lender Trustee.

On each  Payment  Date or  other  interval  as may be  provided  in the  related
Prospectus Supplement, the Indenture Trustee will transfer monies from the Collection Account to the (i) Expense Account, in satisfaction of Transaction Fees and other expenses; and (ii) Note Payment Account, to make payments of principal and interest to Noteholders. See "Description of the Agreements -- Transfer and Servicing Agreements -- Accounts" herein.

The Collection Account, Note Payment Account, and Expense Account may be segregated by Series.

PRE-FUNDING ACCOUNT

A portion of the net proceeds of the sale of a Series of Notes may be deposited into a Pre-Funding Account. Monies in the Pre-Funding Account will be used to purchase Pre-Funded Student Loans for the Trust. Each Pre-Funding Account:

    o       will invest monies only in Eligible Investments;
    o will not exceed a percentage of the principal amount of the related Series of Notes, as specified in the Prospectus Supplement;
    o       will  have a  limited  duration,  as  specified  in  the  Prospectus
            Supplement; and
    o will acquire Financed Student Loans with characteristics substantially similar to those identified in the related Prospectus Supplement.

Amounts that remain in the Pre-Funding Account at the end of the Pre-Funding Period will be paid to the Noteholders as a prepayment of principal as set forth in the Prospectus Supplement. See "Description of the Agreements -- Transfer and Servicing Agreements -- Pre-Funding Account" herein.

CREDIT ENHANCEMENT

Each Class of a Series may be entitled to Credit Enhancement. Credit Enhancement provides additional payment protection to investors in each Class of Notes that has Credit Enhancement.

"Credit Enhancement" for a Class of Notes of any Series may take the form of one or more of the following:

o     subordination           o    letter of credit
o     collateral interest     o    surety bond
o     insurance policy        o    spread account
o     cash collateral         o    reserve account
        guarantee or account

The type, characteristics and amount of any Credit Enhancement will be:


o based on several factors, including the characteristics of the Financed Student Loans at the Closing Date, and

o established based on the requirements of each Rating Agency rating one or more Classes of Notes of that Series.

See "Description of the Notes -- Credit Enhancement" herein.

TRANSFER AND SERVICING AGREEMENT

The Depositor will transfer Financed Student Loans to the Trust pursuant to a Transfer and Servicing Agreement among the Depositor, the Trust, the Eligible Lender Trustee and the Master Servicer. The Eligible Lender Trustee will hold legal title to all Financed Student Loans in the Trust. The Master Servicer will be obligated to service, or arrange for the servicing of, the Financed Student Loans. The Administrator will agree to perform administrative duties concerning the Trust and the Financed Student Loans under the Administration Agreement.
See "Description of the Agreements" and "Servicing" herein.

The  Depositor  or the  Master  Servicer,  as  applicable,  may be  required  to
repurchase   Financed  Student  Loans  affected  by  a  breach  of  a  covenant, representation or warranty in the Transfer and Servicing Agreement. The Transferor will have a corresponding obligation to repurchase Financed Student Loans under the Sales Agreement pursuant to which it transferred the Financed Student Loans. See "Description of the Agreements" herein.

The Master Servicer will agree to prepare and file claims with the Department of Education, the Department of HHS and the Guarantee Agencies for insurance benefits on the Financed Student Loans. See "Description of the Agreements" and "Servicing" herein.

ADVANCES

The Master Servicer may advance monies due but not collected on the Financed Student Loans. The extent and nature of any Advances will be described in the accompanying Prospectus Supplement. See "Servicing - Servicing Procedures - Advances" herein.

OPTIONAL REPURCHASE

The Master Servicer has the option to purchase the Financed Student Loans with respect to a Series at such time as the Pool Balance of those Financed Student Loans is equal to or less than a percentage specified in a Prospectus Supplement of the Initial Pool Balance of such Financed Student Loans. The purchase price will be used to repay the Notes. See "Description of the Notes -- Termination" herein.

AUCTION OF TRUST ASSETS

If specified in the accompanying Prospectus Supplement, the Indenture Trustee may be required to offer for sale all Financed Student Loans remaining in a Trust on a certain date or when the Pool Balance reaches a certain level. The purchase price will be used to repay the Notes. See "Description of the Notes -- Termination" herein.

FEDERAL INCOME TAX CONSEQUENCES

The Notes will evidence debt obligations under the Code, and interest paid or accrued on the Notes will be taxable income to holders of the Notes. See "Federal Income Tax Consequences" herein and "Summary of Terms -- Federal Income Tax Consequences" in the Prospectus Supplement.

ERISA CONSIDERATIONS

Each Prospectus Supplement will describe the extent to which Notes may be purchased by or on behalf of employee benefit plans and other retirement plans subject to ERISA and related sections of the Code. See "ERISA Considerations" herein and "Summary of Terms - ERISA Considerations" in the Prospectus Supplement.

REGISTRATION OF THE NOTES

The Notes may be represented by global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or another nominee. See "Description of the Notes -- Book-Entry Registration" herein.

RATING

Any Note offered by this Prospectus and the accompanying Prospectus Supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at anytime by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Rating" and "Summary of Terms -- Rating" in the Prospectus Summary.

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the Notes.

Limited Ability to
Resell Notes The underwriters may assist in resales of the Notes but they are not required to do so. A secondary market for any Series of Note may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Notes.

Limited Trust Assets                Your  Trust  will not  have any  significant
                                    assets or  sources  of funds  except for the
                                    Financed  Student Loans and related  assets.
                                    The  Notes  are  obligations  solely  of the
                                    related  Trust,  and will not be  insured or
                                    guaranteed by the Depositor, the Transferor,
                                    the Master Servicer, the Guarantee Agencies,
                                    the Eligible  Lender  Trustee,  any of their
                                    affiliates,  the  Department  of  HHS or the
                                    Department  of Education.  Noteholders  must
                                    rely for repayment  upon  proceeds  realized
                                    from  the  Financed  Student  Loans,  Credit
                                    Enhancement  (if  any),  and  related  Trust
                                    assets.     See    "Description    of    the
                                    Notes--Payment   of  Available   Funds"  and
                                    "Description    of   the   Notes--    Credit
                                    Enhancement" herein.

Failure to Comply with
Student Loan Origination
and Servicing Procedures            The  Higher   Education  Act  requires  loan
                                    holders and  servicers  to follow  specified
                                    procedures  to ensure  that the FFELP  Loans
                                    are properly  originated and collected.  The
                                    HEAL Act requires loan holders and servicers
                                    to  follow  specified  procedures  to ensure
                                    that the HEAL Loans are properly  originated
                                    and collected.  Generally,  those procedures
                                    require that completed loan  applications be
                                    processed,  a  determination  of  whether an
                                    applicant is an eligible borrower  attending
                                    an  eligible  institution  under the  Higher
                                    Education   Act  or  the   HEAL   Act,   the
                                    borrower's  responsibilities  under the loan
                                    be explained  to him or her, the  promissory
                                    note  evidencing the loan be executed by the
                                    borrower  and  that  the  loan  proceeds  be
                                    disbursed  by  the  lender  in  a  specified
                                    manner.  After the loan is made,  the lender
                                    must  establish  repayment  terms  with  the
                                    borrower, properly administer deferments and
                                    forbearances  and  credit the  borrower  for
                                    payments   made.   If  a  borrower   becomes
                                    delinquent in repaying a loan, a lender must
                                    perform   certain   collection    procedures
                                    (primarily  telephone calls, demand letters,
                                    skiptracing    procedures   and   requesting
                                    assistance  from  the  applicable  Guarantee
                                    Agency) that vary  depending upon the length
                                    of   time  a   loan   is   delinquent.   See
                                    "Description    of   the   FFEL    Program,"
                                    "Description   of  the  HEAL   Program"  and
                                    "Servicing -- Servicing  Procedures" herein.
                                    The Transfer and  Servicing  Agreement  will
                                    require  that   servicing   and   collection
                                    procedures  comply  with  these  procedures.
                                    Failure  to  follow  these   procedures  may
                                    result in:

                                            (i)  the  Department of  Education's
                                                 refusal  to  make   reinsurance
                                                 payments   to   the   Guarantee
                                                 Agencies  or to  make  Interest
                                                 Subsidy  Payments  and  Special
                                                 Allowance   Payments   to   the
                                                 Eligible  Lender  Trustee  with
                                                 respect to the  Financed  FFELP
                                                 Loans;

                                            (ii) the     Guarantee     Agencies'
                                                 inability  or  refusal to honor
                                                 their   obligations   to   make
                                                 Guarantee Payments with respect
                                                 to Financed FFELP Loans; and

                                            (iii)the  Department of HHS' refusal
                                                 to  honor  its  obligations  to
                                                 make  Insurance  Payments under
                                                 the  HEAL  Insurance   Contract
                                                 with  respect to Financed  HEAL
                                                 Loans.

                                    Loss of any such payments may adversely affect your Trust's ability to pay principal and interest on the Notes. See "Description of the FFEL Program," "Description of the HEAL Program" and "Servicing" herein.

Subordination                       Where one or more  Classes  in a Series  are
                                    subordinated,   principal  payments  on  the
                                    subordinated Class or Classes generally will
                                    not begin until the related  senior Class or
                                    Classes are repaid.  In  addition,  interest
                                    payments on a Payment Date on a subordinated
                                    Class or Classes generally will be made only
                                    after each  senior  Class has  received  its
                                    interest  entitlement  on that  Payment Date
                                    and  sometimes  will be made only after each
                                    senior  Class  has  received  its  principal
                                    entitlement    on   that    Payment    Date.
                                    Consequently, a subordinated Class will bear losses on the Financed Student Loans prior to such losses being borne by the more senior Classes. In addition, subordinated
                                    Noteholders may be limited in the remedies that are available to them until the more senior Noteholders are paid in full.

Obligations to Purchase
Financed Student Loans The Depositor or the Master Servicer may be obligated to repurchase
                                    Financed Student Loans if a breach of any representation, warranty or obligation of the Depositor or the Master Servicer results in a loss of insurance or guaranty payments. The Transferor generally will be obligated to repurchase any Financed Student Loan required to be repurchased by the Depositor.

                                    The Depositor,  the Transferor or the Master
                                    Servicer   may  not   have   the   financial
                                    resources to purchase  any Financed  Student
                                    Loan.  The  failure  of the  Depositor,  the
                                    Transferor   or  the  Master   Servicer   to
                                    purchase a Financed Student Loan is a breach of the Transfer and Servicing Agreement, enforceable by a Trust or by the Indenture Trustee, but is not an Event of Default under the Indenture. See "Description of the Agreements" herein.

Issuance of Additional
Series by a Trust                   A Trust  identified as a master trust in the
                                    accompanying Prospectus Supplement may issue
                                    additional  Series  of  Notes  from  time to
                                    time.  Additional Series may have terms that
                                    are different  from your Series  without the
                                    prior consent or review of any  Noteholders.
                                    It is a  condition  to the  issuance of each
                                    new  Series  from the same  Trust  that each
                                    Rating  Agency  that  originally   rated  an
                                    outstanding  Series  at the  request  of the
                                    Depositor   confirm  in  writing   that  the
                                    issuance of the new Series will not result in a reduction or withdrawal of its rating.
                                    However, the terms of a new Series could affect the timing and amounts of payments on any other outstanding Series of the same
                                    Trust.

Offset by Guarantee
Agencies or the Department
of Education                        The  Eligible   Lender  Trustee  may  use  a
                                    Department      of     Education      lender
                                    identification  number that may also be used
                                    for other student loans held by the Eligible
                                    Lender   Trustee   on  behalf  of   entities
                                    established by the Depositor, the Transferor or their affiliates under other indentures.
                                    If it does, the billings submitted to the Department of Education will be consolidated with the billings for payments for student loans under other indentures, and payments on such billings would be made by the Department of Education or the Guarantee
                                    Agency to the Eligible Lender Trustee in lump sum form. These payments would be allocated by the Eligible Lender Trustee among the various indentures using the same lender identification number.

                                    If  the   Department   of   Education  or  a
                                    Guarantee   Agency   determines   that   the
                                    Eligible  Lender Trustee owes a liability to
                                    the Department of Education or the Guarantee
                                    Agency  on any  FFELP  Loan  for  which  the
                                    Eligible    Lender    Trustee    is    legal
                                    titleholder,  the Department of Education or
                                    the  Guarantee  Agency might seek to collect
                                    that   liability   by   offsetting   against
                                    payments  due the  Eligible  Lender  Trustee
                                    under  your  Trust.   Such   offsetting   or
                                    shortfall  of payments  due to the  Eligible
                                    Lender  Trustee  with  respect to your Trust
                                    could   adversely   affect   the  amount  of
                                    Available Funds for any Collection Period and your Trust's ability to pay interest and principal on the Notes.

                                    It is also  possible  that  other  trusts or
                                    indentures    using   the   shared    lender
                                    identification  number may incur origination
                                    fees that exceed the payments payable by the
                                    Department of Education on the loans in such
                                    other  trusts and  indentures,  resulting in
                                    the payment from the Department of Education
                                    received  by  the  Eligible  Lender  Trustee
                                    under  such  shared  lender   identification
                                    number  equaling an amount that is less than
                                    the  amount  owed  by  the   Department   of
                                    Education on the Financed Student Loans in your Trust.

                                    The Trust  Agreement  for your Trust and the
                                    indentures or trust  agreements  under which
                                    the Eligible  Lender  Trustee may separately
                                    hold  student  loans  that  share the lender
                                    identification  number  to be  used  by your
                                    Trust   (the   separate    trusts    created
                                    thereunder  being  collectively  referred to
                                    herein  as  the  "Transferor   Trusts")  may
                                    require a Transferor  Trust  (including your
                                    Trust) to  indemnify  the  other  Transferor
                                    Trusts for a  shortfall  or an offset by the
                                    Department   of  Education  or  a  Guarantee
                                    Agency arising from the Financed FFELP Loans
                                    held by the Eligible  Lender Trustee on such
                                    Transferor  Trust's  behalf.  To the  extent
                                    that your  Trust is  required  to  indemnify
                                    other  Transferor  Trusts with respect to an
                                    offset by the  Department  of Education or a
                                    Guarantee Agency arising from Financed FFELP
                                    Loans held by the  Eligible  Lender  Trustee
                                    for   the   Trust,   such    indemnification
                                    obligation could adversely affect the amount
                                    of Available Funds for any Collection Period
                                    and your Trust's ability to pay principal of
                                    and  interest  on the  Notes.  Also,  to the
                                    extent  that your Trust may be  entitled  to
                                    indemnification with respect to an offset by
                                    the  Department  of Education or a Guarantee
                                    Agency  arising  from  Financed  FFELP Loans
                                    held by the  Eligible  Lender  Trustee for a
                                    Transferor  Trust  other  than  your  Trust,
                                    there can be no assurance that the amount of
                                    funds  available  to your Trust with respect
                                    to  such  right  of  indemnification  may be
                                    adequate  to   compensate   your  Trust  and
                                    Noteholders for any previous reduction in the Available Funds for a Collection Period.

                                    Although  the  Department  of HHS  does  not
                                    currently   limit   lender    identification
                                    numbers  with  respect  to HEAL  Loans,  the
                                    Trust Agreement will provide for the sharing
                                    of  lender   identification   numbers   with
                                    respect  to the  Financed  HEAL  Loans  in a
                                    similar  manner  to the  sharing  of  lender
                                    identification   numbers  for  the  Financed
                                    FFELP Loans.

                                    See   "Description  of  the  FFEL  Program,"
                                    "Description of the Guarantee Agencies" and "Description of the HEAL Program" herein.

Financial Status of
Guarantee Agencies                  The  FFELP  Loans  are  not  secured  by any
                                    collateral  of  the  borrower.  Payments  of
                                    principal  and  interest are  guaranteed  by
                                    Guarantee  Agencies to the extent  described
                                    herein pursuant to Guarantee Agreements. The
                                    financial  status  of the  Guarantee  Agency
                                    will determine  whether  Guarantee  Payments
                                    will be made to the Eligible Lender Trustee.
                                    Borrower   failures  to  make   payments  on
                                    student  loans  may  require  the  Guarantee
                                    Agency  to  make   payments,   which   could
                                    adversely   affect  their  ability  to  meet
                                    guarantee obligations. This could affect the
                                    timing and amount of Available Funds for any
                                    Collection  Period and your Trust's  ability
                                    to  pay  principal  of and  interest  on the
                                    Notes.  If the  Department  of Education has
                                    determined that a Guarantee Agency is unable
                                    to meet its insurance obligations,  a holder
                                    of  FFELP  Loans  could  submit  claims  for
                                    payment   directly  to  the   Department  of
                                    Education.  There is no  assurance  that the
                                    Department  of  Education  would make such a
                                    determination or that it would pay claims in
                                    a timely  manner.  See  "Description  of the
                                    FFEL  Program"  and   "Description   of  the
                                    Guarantee Agencies" herein.

Changes to HEAL Program
and FFEL Program                    The HEAL Act, the Higher  Education  Act and
                                    other relevant federal or state laws may be amended or modified in the future against your interests. In particular, the level of Guarantee Payments or Insurance Payments may be adjusted from time to time. The FFEL
                                    Program has been the subject of numerous amendments and proposed amendments to the Higher Education Act. The Issuer cannot predict whether any changes will be adopted or, if so, what impact such changes may have on your Trust or the Notes.

Federal Direct Student
Loan Program                        The  Higher  Education  Act  provides  for a
                                    Federal  Direct  Student Loan Program.  This
                                    program  could result in  reductions  in the
                                    volume of loans made under the FFEL Program.
                                    If so, the Master Servicer and the Servicers
                                    may  experience   increased   costs  due  to
                                    reduced  economies  of  scale.   These  cost
                                    increases  could  reduce the  ability of the
                                    Master Servicer and the Servicers to satisfy
                                    their  obligations  to service the  Financed
                                    Student   Loans.   This  could  also  reduce
                                    revenues received by the Guarantee Agencies available to pay claims on defaulted FFELP
                                    Loans. The competition currently existing in the secondary market for loans made under the FFEL Program and HEAL Program could be reduced, resulting in fewer potential buyers of the FFELP Loans and HEAL Loans and lower prices available in the secondary market for those loans.

                                    The Department of Education has  implemented
                                    a direct  consolidation loan program,  which
                                    may  reduce  the  volume of loans made under
                                    the FFEL Program and the HEAL Program and is
                                    expected   to  result  in   prepayments   of
                                    Financed Student Loans. See "Description of the FFEL Program."

Reinvestment Risk
and Prepayments                     Financed  Student  Loans may be  prepaid  by
                                    borrowers at any time without  penalty.  The
                                    rate of  prepayments  may be  influenced  by
                                    economic and other factors, such as interest
                                    rates,  the availability of other financing,
                                    and the general job  market.  Under  certain
                                    circumstances,  the Depositor and the Master
                                    Servicer   will  be  obligated  to  purchase
                                    Financed   Student  Loans  from  your  Trust
                                    pursuant  to  the  Transfer  and   Servicing
                                    Agreement  as a result  of  breaches  of the
                                    Depositor's  representations  and warranties
                                    or   the   Master    Servicer's    servicing
                                    obligations,  respectively. See "Description
                                    of the  Agreements--  Transfer and Servicing
                                    Agreement--  Conveyance of Financed  Student
                                    Loans;  Representations  and Warranties" and
                                    "Servicing"  herein. To the extent borrowers
                                    elect to borrow money through  Consolidation
                                    Loans  or  HEAL  Consolidation   Loans,  the
                                    Noteholders will receive as a prepayment of principal the aggregate principal amount of the loan.

                                    If loan  prepayments  result  in a Class  of
                                    Notes being  prepaid  prior to its  expected
                                    Legal  Final  Maturity,  the  holders of the
                                    Notes  may  not be able  to  reinvest  their
                                    funds at the same  yield as the yield on the
                                    Notes. We cannot predict the prepayment rate
                                    of  any  Notes,   and   reinvestment   risks
                                    resulting from a faster or slower prepayment speed will be borne entirely by the holders of the Notes. Generally, the effect of such prepayments initially will be to increase the rate of payment on senior Notes and, therefore, increase the reinvestment risk with respect to senior Notes. After the senior Notes have been paid in full, the amount of such prepayments will be applied to the payment of the principal balance of more subordinated Notes until they are paid in full. Reinvestment risk resulting from prepayments is expected to be borne first by the holders of senior Classes of Notes, and then by the holders of more subordinated Classes of Notes.

Basis Risk                          The  Class  Interest  Rate for any  Class of
                                    LIBOR Rate Notes will be based  generally on
                                    the level of LIBOR.  The Class Interest Rate
                                    for any Class of Auction  Rate Notes will be
                                    based generally on the outcome of an Auction
                                    of Notes.  The Class Interest Rate for other
                                    Classes  of Notes may be based on the index,
                                    formula or other method,  such as the T-Bill
                                    Rate,  described  in the related  Prospectus
                                    Supplement.   The  Financed  Student  Loans,
                                    however, generally bear interest at the T-Bill Rate plus a stated margin.

                                    The foregoing  interest rates generally will
                                    be limited by the Net Loan Rate,  which will
                                    equal   the   weighted   average   Effective
                                    Interest Rate of the Financed Student Loans,
                                    less   the   Program    Operating    Expense
                                    Percentage.  For a Payment Date on which the
                                    Net  Loan  Rate  applies,   the   difference
                                    between   the  amount  of  interest  at  the
                                    Formula Rate described  above and the amount
                                    of interest  at the Net Loan Rate  (together
                                    with    interest     thereon,     "Carryover
                                    Interest"),   will  be  paid  on  succeeding
                                    Payment  Dates to the  extent  of  Available
                                    Funds   and   may   never   be   paid.   See
                                    "Description   of  the  Notes  --  Interest"
                                    herein.

Principal Balance of
Notes May Exceed
Pool Balance                        The principal amount of Notes issued by your
                                    Trust may exceed the related  Pool  Balance.
                                    If an Event of Default occurs and the assets of your Trust are liquidated, the Financed
                                    Student Loans would have to be sold at a premium for the subordinated Noteholders
                                    (and possibly the senior Noteholders) to avoid a loss. The Depositor cannot predict the rate or timing of accelerated payments of principal or when the aggregate principal amount of the Notes may be reduced to the aggregate principal amount of the Financed
                                    Student Loans.

Indenture Trustee May
Have Difficulty Liquidating
Financed Student Loans              Generally,  during an Event of Default,  the
                                    Indenture   Trustee  is   authorized   (with
                                    certain  Noteholder  consent)  to  sell  the
                                    related Financed Student Loans. However, the
                                    Indenture  Trustee  may not find a purchaser
                                    for the Financed  Student  Loans.  Also, the
                                    market value of the Financed  Student  Loans
                                    might  not  equal  the  principal  amount of
                                    Notes  plus  accrued  interest.   In  either
                                    event,  the  Noteholders  may suffer a loss.
                                    The principal amount required to be paid under the Indenture generally is limited to amounts available for payment. Therefore, failure to pay principal may not result in the occurrence of an Event of Default until the Legal Final Maturity of the Notes.

Average Life Scheduled payments on the Financed Student Loans and the maturities of the Financed Student Loans may be extended without your consent, which may lengthen the weighted average life of your investment. Prepayments of principal on the Financed Student Loans and Parity Payments may shorten the life of your investment. See "Maturity and Prepayment Considerations" herein.

Receivership or
Conservatorship                     of  Transferor  The  Transferor   views  the
                                    transfer of the Financed Student Loans to the Depositor as a valid sale. However, a court could treat this transfer as a secured financing.

                                    If the Federal Deposit Insurance Corporation
                                    (the  "FDIC")  is   appointed   receiver  or
                                    conservator of the Transferor, the FDIC's administrative expenses may have priority over the Eligible Lender Trustee's interest in the Financed Student Loans. In addition, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the FDIC could exercise in its capacity as a receiver or conservator of the Transferor.

                                    To  the  extent  that  the  transfer  of the
                                    Financed  Student  Loans to the Depositor is
                                    deemed  to be a  secured  financing  and the
                                    security   interest  is  validly   perfected
                                    before the Transferor's  insolvency (and was
                                    not taken in  contemplation of insolvency or
                                    with the intent to hinder,  delay or defraud
                                    the  Transferor  or  its  creditors),  then,
                                    based upon opinions and statements of policy
                                    issued by the FDIC,  the  security  interest
                                    should  not be  subject  to  avoidance,  and
                                    payments  to your Trust with  respect to the
                                    Financed Student Loans should not be subject
                                    to  recovery  by the  FDIC  as  receiver  or
                                    conservator of the  Transferor.  Because the
                                    Depositor is an affiliate of the Transferor,
                                    however,  the FDIC  could  assert a contrary
                                    position,  and rely upon certain  provisions
                                    of the FDIA  which,  at the  request  of the
                                    FDIC,  have been applied in recent  lawsuits
                                    to avoid  security  interests in  collateral
                                    granted  by  depository   institutions,   to
                                    permit  the  FDIC  to  avoid  such  security
                                    interest,   thereby  resulting  in  possible
                                    delays and  reductions  in  payments  on the
                                    Notes.  In  addition,  if the  FDIC  were to
                                    require   the   Indenture   Trustee  or  the
                                    Eligible  Lender  Trustee to  establish  its
                                    right to such  payments by submitting to and
                                    completing   the    administrative    claims
                                    procedure under the FDIA, as amended by FIRREA, delays in payments on the Notes and possible reductions in the amount of those payments could occur.

Bankruptcy of Depositor             The Depositor is a limited  purpose  finance
                                    subsidiary of Crestar Bank. If the Depositor
                                    becomes   bankrupt,    the   United   States
                                    Bankruptcy  Code could  materially  limit or
                                    prevent the  enforcement of the  Depositor's
                                    obligations,  including, without limitation,
                                    its   obligations   under  the  Notes.   The
                                    Depositor's  trustee in  bankruptcy  (or the
                                    Depositor  itself  as  debtor-in-possession)
                                    may seek to accelerate  payment on the Notes
                                    and liquidate  the assets in your Trust.  If
                                    principal  on the Notes is declared  due and
                                    payable,  you may lose the  right to  future
                                    payments   and   face   reinvestment   risks
                                    mentioned above.

Perfected Security
Interest in Financed
Student Loans                       The  Transferor  views its  transfer  of the
                                    Financed Student Loans to the Depositor as a
                                    sale.  If  this  transfer  is  viewed  as  a
                                    secured  financing,  a security  interest in
                                    the  FFELP  Loans  created  on behalf of the
                                    Depositor  may be perfected by the filing of
                                    UCC    financing    statements.    Financing
                                    statements  covering  the  Financed  Student
                                    Loans will be filed to protect the  interest
                                    of the  Depositor  in the  event the sale by
                                    the   Transferor  is  viewed  as  a  secured
                                    financing.

                                    If  the  transfer  of the  Financed  Student
                                    Loans  from the  Depositor  to the  Eligible
                                    Lender   Trustee  is  viewed  as  a  secured
                                    financing,  a security interest in the FFELP
                                    Loans  created  on  behalf  of the  Eligible
                                    Lender  Trustee  may  be  perfected  by  the
                                    filing   of   UCC   financing    statements.
                                    Financing  statements  covering the Financed
                                    Student Loans will be filed to protect the interest of the Eligible Lender Trustee in the event the sale by the Depositor is viewed as a secured financing.

                                    If  any  transfer  of the  Financed  Student
                                    Loans is deemed  to be a secured  financing,
                                    certain   transferees  of  Financed  Student
                                    Loans  may  have an  interest  in the  loans
                                    prior to the Eligible  Lender  Trustee.  The
                                    Transferor  and the Depositor will represent
                                    that  the   Financed   Student   Loans   are
                                    transferred to the Eligible Lender Trustee free and clear of all liens and covenant that they will not sell, pledge, assign, transfer or grant any lien on any Financed Student Loan (or any interest therein) other than to the Eligible Lender Trustee.

                                    Each  Servicer  will  have  custody  of  the
                                    promissory  notes  related  to the  Financed
                                    FFELP Loans.  The Financed Student Loans may
                                    not   be   physically   segregated   in  the
                                    Servicer's or other custodian's  offices. If
                                    any interest in the Financed  Student  Loans
                                    were assigned to another party,  that person
                                    could  acquire an interest  in the  Financed
                                    Student  Loans  superior to the  interest of
                                    the   Eligible   Lender   Trustee   and  the
                                    Indenture Trustee.

Pre-Funding Account                 If  your  Trust   includes   a   Pre-Funding
                                    Account, the related Eligible Lender Trustee
                                    will own the Financed  Student Loans and the
                                    Pre-Funded   Amount   on   deposit   in  the
                                    Pre-Funding   Account.   If  the  amount  of
                                    Financed  Student  Loans  sold to your Trust
                                    during the  Pre-Funding  Period is less than
                                    the  Pre-Funded  Amount,   your  Trust  will
                                    prepay  principal  equal to the  difference.
                                    Each  such  Additional   Student  Loan  must
                                    satisfy the eligibility criteria specified in the Transfer and Servicing Agreement.

                                    See   "Prospectus   Summary  --  Pre-Funding
                                    Account" and  "Description of the Agreements
                                    --  Transfer  and  Servicing  Agreements  --
                                    Pre-Funding Account" herein.

Changes in Repayment
Terms Under certain incentive programs, the Transferor may terminate or change the terms of the incentives with respect to any or all of a borrower's loans. We cannot predict which borrowers will qualify or decide to participate in these programs. The effect of these incentive programs may be to reduce the yield on the Financed Student Loans.

Consumer Protection
Laws Consumer protection laws impose requirements upon lenders and servicers. Some state laws impose finance charge restrictions on certain transactions and require contract disclosures. These state laws are generally preempted by the Higher Education Act and the HEAL Act. However, the form of promissory notes required by the Department of Education for FFELP Loans provides that holders of such promissory notes evidencing certain loans made to borrowers attending for-profit schools are subject to any defenses that the borrower may have against the school. Private Loan Programs would be subject to applicable state laws regulating loans to consumers.

Book-Entry Registration             The Notes may be  represented by one or more
                                    certificates  registered in the name of Cede
                                    & Co.,  the nominee for DTC, and will not be
                                    registered  in the names of the  holders  of
                                    the Notes, if specified in the  accompanying
                                    Prospectus  Supplement.  If so, you will not
                                    be recognized  by the  Indenture  Trustee or
                                    the   Eligible    Lender   Trustee   as   to
                                    "Noteholders."  Also,  you will only be able
                                    to  exercise   the  rights  of   Noteholders
                                    indirectly through DTC and its participating organizations. See "Description of the Notes
                                    -- Book-Entry Registration" herein.

Rating A Rating Agency will rate each Note in one of its four highest rating categories. A rating is not a recommendation to buy or sell Notes or a comment concerning suitability for any investor. A rating only addresses the likelihood of the ultimate payment of principal and stated interest and does not address the likelihood of prepayments on the Notes or the likelihood of the payment of Carryover Interest. A rating may not remain in effect for the life of the Notes. See "Prospectus Summary-- Rating" and "Rating" herein and "Rating" in the accompanying Prospectus Supplement..


                             FORMATION OF THE TRUSTS

The Trusts

Each Trust will be formed under the laws of the jurisdiction set forth in the related Prospectus Supplement pursuant to a Trust Agreement for the transactions described in this Prospectus and each Prospectus Supplement. Each Trust will be a statutory business trust. A Trust will not engage in any activity other than
(i) acquiring, holding, selling and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing one or more classes of its certificates and notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. A Trust may be a "master trust" that issues more than one Series of Notes if specified in the accompanying Prospectus Supplement. For so long as the Transferor is a Certificateholder of a Trust, the Trust's activities will be limited to activities that are part of, or incidental to, the business of banking as well.

A Trust will be initially capitalized with equity, excluding amounts deposited in any Reserve Account or Pre-Funding Account, representing the initial principal balance of the Certificates issued on the related Closing Date. A percentage interest in the Certificates will be sold to the Transferor or such other entity as may be named in the related Prospectus Supplement and the remaining Certificates are expected to be offered for sale in transactions exempt from the registration requirements of the Securities Act. The equity of the Trust, together with the proceeds from the sale of each Series of Notes, will be used by the related Eligible Lender Trustee in connection with its acquisition, on behalf of the Trust, of the Financed Student Loans from the Depositor pursuant to the Transfer and Servicing Agreement. A portion of the net proceeds received from the transfer of the Financed Student Loans may be used by the Depositor to make a Reserve Account Deposit or a Pre-Funding Account Deposit. Upon the consummation of each such transaction, the property of a Trust will consist of (a) the pool of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds collected in respect thereof on or after the applicable Cut-off Date, (c) all moneys and investments on deposit in the Collection Account, the Certificate Distribution Account, the Note Payment Account, the Expense Account, the Advance Account, the Reserve Account and the Pre-Funding Account, and (d) any other property specified in the related Prospectus Supplement. The Notes will be secured by certain property of the related Trust. The Collection Account, the Note Payment Account, the Expense Account, the Reserve Account, the Pre-Funding Account and the Advance Account will be maintained with and in the name of the Indenture Trustee. To facilitate servicing and to minimize administrative burden and expense, the related Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans by the Eligible Lender Trustee.

A Trust's principal offices will be located at the address of the applicable Eligible Lender Trustee set forth in the related Prospectus Supplement.

Eligible Lender Trustee

The Eligible Lender Trustee for any Trust will be the entity named in the applicable Prospectus Supplement and will acquire on behalf of a Trust legal title to all the Financed Student Loans acquired by such Trust from time to time pursuant to a Transfer and Servicing Agreement. The Eligible Lender Trustee on behalf of a Trust will enter into a Guarantee Agreement with each of the Guarantee Agencies with respect to such Financed FFELP Loans and a HEAL Insurance Contract with the Department of HHS with respect to such Financed HEAL Loans. The Eligible Lender Trustee qualifies, or prior to taking title to the Financed Student Loans for which additional qualifications are necessary, will qualify, as an eligible lender and owner of Financed Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements with respect to such Financed FFELP Loans, under the HEAL Act and the HEAL Insurance Contract with respect to such Financed HEAL Loans, and the applicable Private Loan Programs. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of Guarantee Payments, Interest Subsidy Payments and Special Allowance Payments with respect to Financed FFELP Loans and the loss of Insurance Payments with respect to Financed HEAL Loans. See "Description of the FFEL Program" and "Description of the HEAL Program."

The Transferor, the Depositor and their affiliates may maintain from time to time other banking relationships with any Eligible Lender Trustee and its affiliates.

                                 USE OF PROCEEDS

The Trust will use the net proceeds from the sale of a Series of Notes to acquire Financed Student Loans from the Depositor and permit the Depositor to make various deposits with respect to the Notes. After any required funding of accounts relating to the Notes, the Depositor will use the proceeds to acquire such Financed Student Loans from the Transferor. The Transferor is expected to use such proceeds for general corporate purposes, including the origination or purchase of Financed Student Loans.

                                 THE TRANSFEROR

Crestar Bank, the Transferor, is a Virginia banking corporation that offers a broad range of banking services, including various types of deposit accounts and instruments, commercial and consumer loans, trust and investment management., bank credit cards, and international banking to customers throughout Virginia, Maryland and Washington, D.C. Services are also provided through non-bank subsidiaries. Securities brokerage and investment banking services are offered by Crestar Securities Corporation. The Transferor and its predecessors have been originating and purchasing FFELP Loans since 1965 and HEAL Loans since 1995.

The Transferor is a wholly owned indirect subsidiary of Crestar Financial Corporation, a bank holding company organized under the laws of the Commonwealth of Virginia and registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Crestar Financial Corporation is supervised and examined by the Board of Governors of the Federal Reserve System under the BHCA. The BHCA requires Federal Reserve approval for bank acquisitions and regulates non-banking activities of bank holding companies. Crestar Bank is regulated by the State Corporation Commission of Virginia and the Federal Reserve Bank of Richmond.

The Transferor generally will be obligated to purchase Financed Student Loans to the extent that the Depositor is obligated to do so.

The principal executive office of the Transferor is located at Crestar Center, 919 East Main Street, Richmond, Virginia 23219. Its telephone number is (804) 782-5171.

THE NOTES ARE NEITHER OBLIGATIONS OF NOR GUARANTEED BY CRESTAR FINANCIAL CORPORATION OR ANY OF CRESTAR FINANCIAL CORPORATION'S SUBSIDIARIES (INCLUDING THE TRANSFEROR).

                                  THE DEPOSITOR

Crestar Securitization LLC, the Depositor, is a Virginia limited liability company organized as a limited purpose finance company owned by the Transferor and Crestar SP Corporation (the "Manager"), a Virginia corporation. The Transferor owns all of the capital stock of the Manager. The Manager manages the business operations of the Depositor, and each of the Manager's officers are also officers of the Transferor. The Depositor and the Manager maintain their principal executive offices at Crestar Center, 919 East Main Street, Richmond, Virginia 23219. The Depositor and the Manager share the telephone number (804) 782-5171.

As described herein, the only obligations, if any, of the Depositor with respect to any Series of Notes may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Financed Student Loans under certain circumstances. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Financed Student Loan. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor will not insure or guarantee the Notes of any Series.

                         THE FINANCED STUDENT LOAN POOL

The pool of Financed Student Loans will include the Financed Student Loans acquired by the applicable Eligible Lender Trustee on behalf of a Trust from time to time as of the applicable Cut-off Date and, if set forth in the related Prospectus Supplement, any Subsequent Financed Student Loans, Additional Student Loans or other Financed Student Loans acquired by the applicable Eligible Lender Trustee on behalf of a Trust as described in the related Prospectus Supplement.

The Financed Student Loans will be selected from the Transferor's portfolio of FFELP Loans, HEAL Loans and Private Loans by several criteria, including the following: each Financed Student Loan (i) was or will be originated in the United States or its territories or possessions under and in accordance with the FFEL Program, the HEAL Program or the applicable Private Loan Program, as the case may be, to, or on behalf of, a student who has graduated or is expected to graduate from an accredited institution of higher education, a for-profit educational institution or to, or on behalf of, a student who is enrolled in private primary or secondary schools, (ii) contains terms in accordance with those required by the applicable program, the Guarantee Agreements and other applicable requirements, and (iii) is not more than 90 days past due as of the related Cut-off Date. The relative percentages of each type of Financed Student Loan, as well as the relative percentages of Financed Student Loans originated by the Transferor, to be included in the pool of Financed Student Loans will be determined from time to time by the Transferor. See "Description of the FFEL Program," "Description of the Guarantee Agencies," "Description of the HEAL Program" and "The Private Loan Programs" herein.

In addition to the criteria described in the preceding paragraphs, an applicable provider of Credit Enhancement may require certain other characteristics for additional Financed Student Loans. However, following each transfer of additional Financed Student Loans to an Eligible Lender Trustee on behalf of a Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition and type of the Financed Student Loans, the distribution by weighted average interest rate and the distribution by principal amount to be described in tables included in each Prospectus Supplement, may vary significantly from those of the Financed Student Loans, if any, previously transferred to such Trust. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the related Cut-off Date may vary significantly from that set forth in the tables included in the related Prospectus Supplement as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the information included in the related Prospectus Supplement with respect to the original term to maturity and remaining term to maturity of Financed Student Loans as of the related Cut-off Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.

Each Prospectus Supplement will set forth, as of the related Cut-off Date, various information with respect to the initial Financed Student Loans for such Trust. Such information may include the composition of the Financed Student Loans, the distribution by loan type, the distribution by interest rates, the distribution by outstanding principal balance, the distribution by geography, the distribution by insurance or guarantee level, the distribution by school type, the distribution by Guarantee Agency, the distribution by remaining term to scheduled maturity and the distribution by borrower payment status. See "The Financed Student Loans" in the accompanying Prospectus Supplement.

Each of the FFELP Loans and HEAL Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Grace Periods, Deferment Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Student Loan. The Private Loans may contain different amortization provisions.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

The rate of payment of principal of the Notes and the yield on the Notes will be affected by (i) prepayments of the Financed Student Loans that may occur as described below (including repurchases by the Transferor, the Depositor or the Master Servicer), (ii) the sale by the related Trust of Financed Student Loans,
(iii) the application of additional principal payments, if any, and (iv) the issuance by a Trust of additional Notes. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Consolidation Loans as discussed below) and may be prepaid as a result of a borrower default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments and Insurance Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans. The Transferor and the Depositor are obligated to purchase any Financed Student Loan pursuant to a Sales Agreement or Transfer and Servicing Agreement as a result of a breach of certain of their respective representations and warranties, and the Master Servicer is obligated to purchase any Financed Student Loan pursuant to a Transfer and Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach results in the failure of a Guarantee Agency (including for this purpose any guarantor under a Private Loan Program) to make a Guarantee Payment or the Department of HHS to make an Insurance Payment. See "Description of the Agreements -- Transfer and Servicing Agreements -- Conveyance of Financed Student Loans; Representations and Warranties" herein. See also "Description of the Notes -- Termination" regarding early termination of the Notes of a Series as a consequence of the purchase of the related Financed Student Loans.

Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferment Periods and, under certain circumstances, Forbearance Periods or as a result of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to the applicable Eligible Lender Trustee on behalf of a Trust as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Financed Student Loans they are replacing may lengthen the remaining term of the Financed Student Loans and the average life of the Notes of the related Trust. The rate of payment of principal of the Notes and the yield on the Notes may also be affected by the rate of defaults resulting in losses on Financed Student Loans, by the severity of those losses and by the timing of those losses.

Each Trust established as a master trust may issue, from time to time, several Series and Classes of Notes. The payment priorities of each Series and Class will be described in the applicable Prospectus Supplement. Such priorities may provide that a subsequently issued Class of Notes receive payments of principal prior to a previously issued Class of Notes, even if such previously issued Class of Notes had been receiving payments of principal. However, each Class of Notes will be payable in full by its Legal Final Maturity.

The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans or a faster or slower incidence of sales by the Trust will be borne entirely by the Noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Noteholders receive payments from the related Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

                         DESCRIPTION OF THE FFEL PROGRAM

General

The Higher Education Act sets forth provisions establishing the FFEL Program, pursuant to which state agencies or private nonprofit corporations administering student loan insurance programs (referred to as "Guarantee Agencies") are reimbursed for losses sustained in the operation of their programs, and holders of certain loans made under such programs are paid subsidies for owning such loans.

The Higher Education Act currently authorizes certain student loans to be covered under the FFEL Program if they are contracted for and paid to the student prior to September 30, 2002, unless a student has received a loan under the FFEL Program prior to such date, in which case that student may receive a student loan covered by the FFEL Program until September 30, 2006. Congress has extended similar authorization dates in prior versions of the Higher Education Act; however, there can be no assurance that the current authorization dates will again be extended or that the other provisions of the Higher Education Act will be continued in their present form.

Various amendments to the Higher Education Act have revised the FFEL Program from time to time. These amendments include, but are not limited to, the Balanced Budget Act of 1997, the Higher Education Technical Amendments Act of 1993, the Omnibus Budget Reconciliation Act of 1993 (the "1993 Amendments"), the Higher Education Amendments of 1992, which reauthorized the FFEL Program, the Omnibus Budget Reconciliation Act of 1990, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Budget Reconciliation Act of 1987, the Higher Education Technical Amendments Act of 1987, the Higher Education Amendments of 1986, which reauthorized the FFEL Program, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Postsecondary Student Assistance Amendments of 1981 and the Education Amendments of 1980.

There can be no assurance  that  relevant  federal  laws,  including  the Higher
Education Act, will not be changed in a manner that may adversely affect the receipt of funds by the Guarantee Agencies or by the Transferor or the Eligible Lender Trustee with respect to Financed FFELP Loans. Proposals have been made by Congress and the Administration which, if enacted into law, would amend the Higher Education Act and make various changes to the FFEL Program, including changes that would reduce various payments to Guarantee Agencies and restructure guarantee agencies' operations and programs, and revise terms of student loans and payments to the Eligible Lender Trustee. There is no certainty that any of the proposals will be enacted into law in their current form or at all, and the Transferor cannot predict at this time how such legislation, if enacted, would affect a Servicer's business or operations, or those of the Transferor.

This is only a summary of certain provisions of the Higher Education Act. Reference is made to the text of the Higher Education Act for full and complete statements of its provisions.

Loan Terms

General

Four types of loans are currently available under the FFEL Program: Stafford Loans, Unsubsidized Stafford Loans, Plus Loans and Consolidation Loans. These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and Special Allowance Payments. Some of these loan types have had other names in the past. References herein to the various loan types include, where appropriate, predecessors to such loan types.

The primary loan under the FFEL Program is the Stafford Loan. Students who are not eligible for Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Parents of students may be able to obtain Plus Loans. Consolidation Loans are available to borrowers with existing loans made under the FFEL Program and certain other federal programs to consolidate repayment of such existing loans. For periods of enrollment beginning prior to July 1, 1994, SLS Loans were available to students with costs of education that were not met by other sources and that exceeded the Stafford or Unsubsidized Stafford Loan limits.

Eligibility

General. A student is eligible for loans made under the FFEL Program only if he or she: (i) has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education (which term includes certain vocational schools), (ii) is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution (which, in the case of a loan to cover the cost of a period of enrollment beginning on or after July 1, 1987, must either lead to a recognized educational credential or be necessary for enrollment in a course of study that leads to such a credential), (iii) has agreed to notify promptly the holder of the loan concerning any change of address, (iv) (if presently enrolled) is maintaining satisfactory progress in the course of study he or she is pursuing, (v) does not owe a refund on, and is not (except as specifically permitted under the Higher Education Act) in default under, any loan or grant made under the Higher Education Act, (vi) has filed with the eligible institution a statement of educational purpose, (vii) meets certain citizenship requirements, and (viii) (except in the case of a graduate or professional student) has received a preliminary determination of eligibility or ineligibility for a Pell Grant.

Stafford Loans. Stafford Loans generally are made only to student borrowers who meet certain needs tests. The educational institution must provide the lender with a statement evidencing a determination of need for a loan, and the amount of such need, calculated by subtracting from the estimated cost of attendance the sum of the expected family contribution with respect to the student plus the estimated financial assistance available to such student. The amounts of the expected family contribution, estimated available financial assistance, and estimated costs of attendance are to be computed in accordance with standards set forth in the Higher Education Act.

Unsubsidized Stafford Loans. A student borrower meeting the requirements set forth under "General" above is eligible for an Unsubsidized Stafford Loan without regard to need. Unsubsidized Stafford Loans were not available before October 1, 1992.

Plus Loans. Plus Loans are made only to borrowers who are parents (and, under certain circumstances, spouses of remarried parents) of dependent undergraduate students. For Plus Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history (as determined pursuant to criteria established by the Department of Education). Prior to the Higher Education Amendments of 1986, the Higher Education Act did not distinguish between Plus Loans and SLS Loans. Student borrowers were eligible for Plus Loans; however, parents of graduate and professional students were ineligible.

SLS Loans. Eligible borrowers for SLS Loans were limited to (a) graduate or professional students, (b) independent undergraduate students, and (c) under certain circumstances, dependent undergraduate students, if such students' parents were unable to obtain a Plus Loan and were also unable to provide such students' expected family contribution. Except as described in clause (c), eligibility was determined without regard to need.

Consolidation Loans. To be eligible for a Consolidation Loan a borrower must (a) have outstanding indebtedness on student loans made under the FFEL Program and/or certain other federal student loan programs, and (b) be in repayment status or in a Grace Period, or be a defaulted borrower who has made arrangements to repay the defaulted loan(s) satisfactory to the holder of the defaulted loan(s). A married couple who agree to be jointly liable on a Consolidation Loan for which the application is received on or after January 1, 1993 may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the Borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, Plus Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness.

Interest Rates

The Higher Education Act establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the FFEL Program. The Higher Education Act allows lesser rates of interest to be charged. Many lenders, including the Transferor, have offered repayment incentives or other programs that involve reduced interest rates on certain loans made under the FFEL Program.

Stafford Loans. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous loan which was made, insured or guaranteed under the FFEL Program (a "New Borrower"):

                      (a) is 7% per annum for a loan covering a period of instruction beginning before January 1, 1981;

                      (b) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

                      (c) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

                      (d) for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

                      (e) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12- month period commencing on a July 1 shall be equal to the bond equivalent rate of 91- day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

         For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the FFEL Program (a "Repeat Borrower"):

                      (f) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if such previous loan is not a Stafford Loan, 8% per annum; or

                      (g) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

                           (i) 7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (a) above;

                           (ii) 8% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clause (c) above, (B) a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (d) above or (C) a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

                           (iii) 9% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clauses (b) or (e) above or (B) a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

                           (iv) 10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (d) above.

The interest rate on all Stafford Loans made on or after July 1, 1994, regardless of whether the borrower is a New Borrower or a Repeat Borrower, is the rate described in clause (g) above, except that such rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any Deferment Periods. During such periods, the formula described in clause (g) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum. For loans made on or after July 1, 1998, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 1% per annum, but not to exceed 8.25% per annum. There can be no assurance that the interest rate provisions for such loans will not be further amended, either before or after the rate described herein becomes effective.

Unsubsidized Stafford Loans. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Stafford Loans.

         Plus Loans.  The applicable interest rate on a Plus Loan:

                      (a) made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

                      (b) made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

                      (c) made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

                      (d) made on or after July 1, 1987 and before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum); or

                      (e) made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum).

The applicable interest rate for Plus Loans made on or after July 1, 1994 is the same as that described in clause (e) above, except that such rate shall not exceed 9% per annum. For Plus Loans made on or after July 1, 1998, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 2.1% per annum, but not to exceed 9% per annum.

If requested by the borrower, an eligible lender may consolidate SLS or Plus Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. Such a consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or Plus Loan (including an SLS or Plus Loan held by a different lender who has refused so to refinance such loan) at a variable interest rate. In such a case, proceeds of the new loan are used to discharge the original loan.

SLS Loans. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on Plus Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on Plus Loans, except that the ceiling is 11% per annum instead of 10% per annum.

Consolidation Loans. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under the HEAL Program has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees -- Rebate Fees on Consolidation Loans" below.

Loan Limits

Each type of loan (other than Consolidation Loans, which are limited only by the amount of eligible loans to be consolidated) is subject to limits as to the maximum principal amount, both with respect to a given year and in the aggregate. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon the needs analysis as described above under "Eligibility -- Stafford Loans" above. Additional limits are described below.

Stafford and Unsubsidized Stafford Loans. Except as described in the next paragraph, Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed such first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which such programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Stafford and Unsubsidized Stafford Loans (including that portion of a Consolidation Loan used to repay such loans) which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary determines to be exceptionally expensive.

At the time that SLS Loans were eliminated, the loan limits for Unsubsidized Stafford Loans to independent students, or dependent students whose parents cannot borrow a Plus Loan, were increased by amounts equal to the prior SLS Loan limits (as described below under "SLS Loans").

Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding (including that portion of a Consolidation Loan used to repay such loans) was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

Plus Loans. For Plus Loans made on or after July 1, 1993, the amounts of Plus Loans are limited only by the student's unmet need. Prior to that time Plus Loans were subject to limits similar to those to which SLS Loans were then subject (see "SLS Loans" below), applied with respect to each student on behalf of whom the parent borrowed.

SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other FFEL Program loans to such student for such academic year, up to a maximum amount of all FFEL Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited (similar to the limits described above under "Stafford Loans").

Repayment

Loans made under the FFEL Program (other than Consolidation Loans) must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans (but no longer than 30 years). For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. The repayment period commences (a) not more than twelve months after the borrower ceases to pursue at least a half-time course of study with respect to Stafford Loans for which the applicable rate of interest is 7% per annum, (b) not more than six months after the borrower ceases to pursue at least a half-time course of study with respect to other Stafford Loans and Unsubsidized Stafford Loans (the six month or twelve month periods are the "Grace Periods") and (c) on the date of final disbursement of the loan in the case of SLS, Plus and Consolidation Loans, except that the borrower of an SLS Loan who also has a Stafford or Unsubsidized Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree at any time before or during the repayment period that repayment may be at a lesser rate. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers are entitled to accelerate, without penalty, the repayment of all or any part of the loan.

In addition, since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. The Transferor may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act ("Deferment Periods"). For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available (i) during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps, (ii) during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act, (iii) during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973, (iv) during a period not exceeding three years while the borrower is in service, comparable to the service referred to in clauses (ii) and (iii), as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code, (v) during a period not exceeding two years while the borrower is serving an internship, the successful completion of which is required to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program, (vi) during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled, (vii) during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment, (viii) during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the FFEL Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education, (ix) during a period, not in excess of 6 months, while the borrower is on parental leave, and (x) only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, (A) during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and (B) during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage. For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available (a) during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary, (b) during a period not exceeding three years while the borrower is seeking and unable to find full-time employment, and (c) during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income. Prior to the 1992 changes, only the Deferment Periods described above in clauses (vi) and (vii) (with respect to the parent borrower) and the Deferment Period described in clause (viii) (with respect to the parent borrower or a student on whose behalf the parent borrowed) were available to Plus Loan borrowers, and only the Deferment Periods described above in clauses (vi), (vii) and (viii) were available to Consolidation Loan borrowers. Prior to the 1986 changes, Plus Loan borrowers were not entitled to Deferment Periods. Deferment Periods extend the ten-year maximum term.

The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments (a "Forbearance Period"). A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the FFEL Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided when exceptional circumstances such as a local or national emergency or military mobilization exist; or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Such forbearance also extends the ten year maximum term.

As described under "Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments" below, the Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during Grace and Deferment Periods. Interest that accrues during Forbearance Periods and, if the loan is not eligible for Interest Subsidy Payments, while the borrower is in school and during the Grace and Deferment Periods, may be paid monthly or quarterly or capitalized (added to the principal balance) not more frequently than quarterly.

Disbursement

Loans made under the FFEL Program (except Consolidation Loans) generally must be disbursed in two or more installments, none of which may exceed 50% of the total principal amount of the loan.

Fees

Guarantee Fee. A Guarantee Agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. However, lenders may be charged an insurance fee to cover the costs of increased or extended liability with respect to Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans.

Origination Fee. An eligible lender is authorized to charge the borrower of a Stafford or Plus Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan, and is required to charge the borrower of an Unsubsidized Stafford Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower and are not retained by the lender, but must be passed on to the Secretary of Education. For loans made prior to July 1, 1994, the maximum authorized fee for Stafford, Plus and SLS Loans was 5%, and the required fee for Unsubsidized Stafford Loans was 6.5%, of the principal amount of the loan.

Lender Origination Fee. The lender of any loan under the FFEL Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

Rebate Fee on Consolidation Loans. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on, such Consolidation Loan.

Loan Guarantees

Under the FFEL Program, Guarantee Agencies are required to guarantee the payment of not less than 100% of the principal amount of loans made prior to October 1, 1993 and covered by their respective guarantee programs. For a description of the requirements for loans to be covered by such guarantees, see "Description of the Guarantee Agencies." For loans made on or after October 1, 1993, the minimum percentage of the principal amount of loans which a Guarantee Agency must pay is 98% and the Department of Education has taken the position that a Guarantee Agency may not pay more than 98% of the principal amount of and accrued interest on such a loan. Under certain circumstances, guarantees may be assumed by the Secretary of Education or another Guarantee Agency. See "-- Contracts with Guarantee Agencies" below.

Contracts with Guarantee Agencies

Under the FFEL Program, the Secretary of Education is authorized to enter into guaranty and interest subsidy agreements with Guarantee Agencies. The FFEL Program provides for reimbursements to Guarantee Agencies for default claims paid by Guarantee Agencies, support payments to Guarantee Agencies for administrative and other expenses, advances for a Guarantee Agency's reserve funds, and Interest Subsidy Payments and Special Allowance Payments to the holders of qualifying student loans made pursuant to the FFEL Program.

The Secretary of Education has certain oversight powers over Guarantee Agencies. Guarantee Agencies are required to maintain their reserves at certain levels based on the amount of outstanding loans that they have guaranteed. If a Guarantee Agency falls below the required level in two consecutive years, or its claims rate exceeds 9% in any year, or if the Secretary determines that the agency's administrative or financial condition jeopardizes its ability to meet its obligations, the Secretary can require the Guarantee Agency to submit and implement a plan by which it will correct such problem(s). If a Guarantee Agency fails to timely submit an acceptable plan or fails to improve its condition, or if the Secretary determines that the Guarantee Agency is in danger of financial collapse, the Secretary may terminate the Guarantee Agency's reimbursement contract. The circumstances under which the Secretary may terminate such reimbursement contracts also includes a determination that such action is necessary to protect the federal fiscal interest or to ensure continued availability of student loans or a smooth transition to direct lending. See "-- Direct Loans" below.

The Secretary of Education is authorized to assume the guarantee obligations of a Guarantee Agency. The Higher Education Act now provides that, if the Secretary terminates a Guarantee Agency's agreements under the FFEL Program, the Secretary shall assume responsibility for all functions of the Guarantee Agency under its program. To that end, the Secretary is authorized to, among other options, transfer the guarantees to another Guarantee Agency or assume the guarantees. It also provides that in the event the Secretary has determined that a Guarantee Agency is unable to meet its guarantee obligations, holders of loans guaranteed by such Guarantee Agency may submit claims directly to the Secretary for payment, unless the Secretary has provided for the assumption of such guarantees by another Guarantee Agency.

Federal Reimbursement

A Guarantee Agency's right to receive federal reimbursements for various guarantee claims paid by such Guarantee Agency is governed by the Higher Education Act and various contracts entered into between Guarantee Agencies and the Secretary of Education. See "Description of the Guarantee Agencies -- Federal Agreements" herein. Under the Higher Education Act and the Federal Reimbursement Contracts, the Secretary of Education currently agrees to reimburse a Guarantee Agency for the amounts expended by the Guarantee Agency in the discharge of its guarantee obligation (i.e., the unpaid principal balance of and accrued interest on loans guaranteed by the Guarantee Agency, which loans are referred to herein as "guaranteed loans") as a result of the default of the borrower. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the Guarantee Agency for up to 100% of the amounts so expended. For loans made on or after October 1, 1993, the Secretary currently agrees to reimburse the Guarantee Agency for a maximum of 98% of the amount expended with respect to guaranteed loans. Depending on the claims rate experience of a Guarantee Agency, such 100% (or 98%) reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a Guarantee Agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower (or in the case of a Plus Loan, the death of the student on behalf of whom the loan was borrowed), or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the Guarantee Agency's Claims Rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

The formula for computing the percentage of federal reimbursement under the Federal Reimbursement Contracts is not accumulated over a period of years but is measured by the amount of federal reimbursement payments in any one federal fiscal year as a percentage of the original principal amount of loans under the FFEL Program guaranteed by the Guarantee Agency and in repayment at the end of the preceding fiscal year. Under the formula, federal reimbursement payments to a Guarantee Agency in any one fiscal year not exceeding 5% of the original principal amount of loans in repayment at the end of the preceding fiscal year are to be paid by the Secretary of Education at 100% (or 98% for loans made on or after October 1, 1993). Beginning at any time during any fiscal year that federal reimbursement payments exceed 5%, and until such time as they may exceed 9%, of the original principal amount of loans in repayment at the end of the preceding fiscal year, then reimbursement payments on claims submitted during that period are to be paid at 90% (or 88% for loans made on or after October 1,
1993). Beginning at any time during any fiscal year that federal reimbursement payments exceed 9% of the original principal amount of loans in repayment at the end of the preceding fiscal year, then such payments for the balance of that fiscal year will be paid at 80% (or 78% for loans made on or after October 1,
1993). The original principal amount of loans in repayment for purposes of computing reimbursement payments to a Guarantee Agency means the original principal amount of all loans guaranteed by such Guarantee Agency less: (1) guarantee payments on such loans, (2) the original principal amount of such loans that have been fully repaid, and (3) the original principal amount of such loans for which the first principal installment payment has not become due or such first installment need not be paid because of a Deferment Period.

Under present practice, after the Secretary of Education reimburses a Guarantee Agency for a default claim paid on a guaranteed loan, the Guarantee Agency continues to seek repayment from the borrower. The Guarantee Agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining (i) a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and (ii) an amount equal to 27% (or 18 1/2% in the case of a payment from the proceeds of a Consolidation Loan) of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the Guarantee Agency, and no amount of any recoveries shall be paid to the Guarantee Agency. Prior to the 1993 changes, the percentage of collections which Guarantee Agencies could retain (as described in clause (ii) above) was 30%.

A Guarantee Agency may enter into an addendum to its Interest Subsidy Agreement (as hereinafter defined), which addendum provides for the Guarantee Agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the Internal Revenue Service to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the Guarantee Agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the Guarantee Agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the Guarantee Agency has not been reimbursed.

Rehabilitation of Defaulted Loans

Under Section 428F of the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a Guarantee Agency pursuant to which the Guarantee Agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The Guarantee Agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

For a loan to be eligible for rehabilitation, the Guarantee Agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

Eligibility for Federal Reimbursement

To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

Under the Higher Education Act, a guaranteed loan must be delinquent for 180 days if it is repayable in monthly installments or 240 days if it is payable in less frequent installments before a lender may obtain payment on a guarantee from the Guarantee Agency. The Guarantee Agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The Guarantee Agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the Guarantee Agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the Guaranteed Loan.

Federal Interest Subsidy Payments

"Interest Subsidy Payments" are interest payments paid with respect to an eligible loan during the period prior to the time that the loan enters repayment and during Grace and Deferment Periods. The Secretary of Education and the Guarantee Agencies entered into the Interest Subsidy Agreements as described in "Description of the Guarantee Agencies -- Federal Agreements," whereby the Secretary of Education agrees to pay Interest Subsidy Payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans, and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for Interest Subsidy Payments. Consolidation Loans made after August 10, 1993 are eligible for Interest Subsidy Payments only if all loans consolidated thereby are Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for Interest Subsidy Payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for Interest Subsidy Payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

The Secretary of Education makes Interest Subsidy Payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any Deferment Period. A borrower may elect to forego Interest Subsidy Payments, in which case the borrower is required to make interest payments.

Federal Administrative Expense Allowances

Prior to the adoption of the 1993 Amendments, each Guarantee Agency was entitled to receive from the Secretary of Education an administrative cost allowance equal to 1% of the total principal amount of the loans (other than Consolidation Loans) guaranteed by the Guarantee Agency in any fiscal year, for the purposes of administrative costs of pre-claims assistance for default prevention and collection of defaulted guaranteed loans, administrative costs of promoting commercial lender participation, administrative costs of monitoring the enrollment and repayment status of students, and for other such costs related to the Guarantee Agency's Guarantee Program. The 1993 Amendments repealed such entitlement, effective October 1, 1993. The 1993 Amendments, however, authorized payments for transition support (including administrative costs) to Guarantee Agencies, in connection with the transition to direct lending. See "Direct Loans" below. Budget legislation adopted since that time has provided for the payment to Guarantee Agencies of an administrative expense allowance equal to 0.85% of the agency's annual new guarantee volume, which has been extended through the fiscal year ending September 30, 2002. After the fiscal year ending September 30, 1997, however, such amounts are subject to decreasing aggregate limits. There are no assurances as to the level of such payments that can be made within such aggregate limits, or that Congress will require such payments or that the Secretary of Education will determine to continue to make any such payments in future years.

Federal Advances

Pursuant to agreements entered into between the Guarantee Agencies and the Secretary of Education under Sections 422 and 422(c) of the Higher Education Act, the Secretary of Education was authorized to advance moneys from time to time to the Guarantee Agencies for the purpose of establishing and strengthening the Guarantee Agencies' reserves. Section 422(c) currently authorizes the Secretary of Education to make advances to Guarantee Agencies in various circumstances, on terms and conditions satisfactory to the Secretary, including if the Secretary is seeking to terminate the Guarantee Agency's reimbursement contract or assume the Guarantee Agency's functions, to assist the Guarantee Agency in meeting its immediate cash needs or to ensure the uninterrupted payment of claims.

Federal Special Allowance Payments

The Higher Education Act provides for the payment by the Secretary of Education of additional subsidies, called Special Allowance Payments, to holders of qualifying student loans. The amount of the Special Allowance Payments, which are made on a quarterly basis, is computed by reference to the average of the bond equivalent rates of the 91-day Treasury bills auctioned during the preceding quarter (the "T-Bill Rate"). The quarterly rate for Special Allowance Payments for Student Loans made on or after October 1, 1981, and generally before November 16, 1986, is computed by subtracting the applicable interest rate on such loans from the T-Bill Rate, adding 3.5% to the resulting per centum, and dividing the resulting per centum by four. For loans disbursed on or after November 16, 1986, or loans to cover the costs of instruction for periods of enrollment beginning on or after November 16, 1986, 3.25% has been substituted for 3.5% in the foregoing formula. For loans disbursed on or after October 1, 1992, 3.1% has been substituted for 3.5% in such formula. For Stafford and Unsubsidized Stafford Loans made on or after July 1, 1995, 2.5% has been substituted for 3.1% in such formula prior to the time such loans enter repayment and during any Deferment Periods. For loans made on or after July 1, 1998, the special allowance formula is to be revised similarly to the manner in which the applicable interest rate formula is revised, as described above under "Loan Terms -- Interest Rates -- Stafford Loans".

For Plus and SLS Loans which bear interest at rates adjusted annually, Special Allowance Payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Loan Terms -- Interest Rates -- Plus Loans" and "-- SLS Loans" above. Special Allowance Payments are paid with respect to Plus Loans made on or after July 1, 1994 only if the rate that would otherwise apply exceeds 10% per annum, notwithstanding that the interest rate ceiling on such loans is 9% per annum. The portion, if any, of a Consolidation Loan that repaid a loan made under the HEAL Program is ineligible for Special Allowance Payments.

The Balanced Budget and Deficit Control Act of 1985, as amended (known as the "Gramm-Rudman Law") requires the President to issue a sequester order for any federal fiscal year in which the projected budget exceeds the target for that year. A sequester order for any fiscal year would apply to loans made on or after October 1 of that fiscal year. The sequester order would change the formula for calculating Special Allowance Payments for the first four Special Allowance Payment periods relating to loans originally disbursed during that fiscal year. The special allowance formula would be reduced to the T-Bill Rate plus 3.0% (for loans with a special allowance formula of the T-Bill Rate plus 3.1%).

The Higher Education Act provides that if Special Allowance Payments or Interest Subsidy Payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and Interest Subsidy Payments due the holder.

Special Allowance Payments and Interest Subsidy Payments are reduced by the amount which the lender is authorized or required to charge as an origination fee, as described above under "Loan Terms -- Fees -- Origination Fee." In addition, the amount of the lender origination fee described above under "Loan Terms -- Fees -- Lender Origination Fees" is collected by offset to Special Allowance Payments and Interest Subsidy Payments.

Federal Student Loan Insurance Fund

The Higher Education Act authorizes the establishment of a Student Loan Insurance Fund by the Federal government for making the federal insurance and the federal reimbursement payments on defaulted student loans to Guarantee Agencies. If moneys in the fund are insufficient to make the federal payments on defaults of such loans, the Secretary of Education is authorized, to the extent provided in advance by appropriation acts, to issue to the Secretary of the Treasury obligations containing terms and conditions prescribed by the Secretary of Education and approved by the Secretary of the Treasury, bearing interest at a rate determined by the Secretary of the Treasury. The Secretary of the Treasury is authorized and directed by the Higher Education Act to purchase such obligations.

Direct Loans

The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the FFEL Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years.

The loan terms are generally the same under the direct loan program as under the FFEL Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the FFEL Program, though no borrower could obtain loans under both programs.

It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for FFEL Program loans, how many students will seek loans under the direct loan program instead of the FFEL Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the FFEL Program.

                      DESCRIPTION OF THE GUARANTEE AGENCIES

General

The Financed Student Loans for a Series of Notes may be guaranteed by any one or more Guarantee Agencies identified in the related Prospectus Supplement. The following discussion relates to Guarantee Agencies under the FFEL Program. The particular arrangements of a guarantor with respect to a Private Loan Program will be described in the Prospectus Supplement for a Series, as applicable.

A Guarantee Agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A Guarantee Agency generally purchases defaulted student loans which it has guaranteed from its cash and reserves (generally referred to herein as its "Guarantee Fund"). A lender may submit a default claim to the Guarantee Agency after the student loan has been delinquent for at least 180 days; however, lenders are strongly encouraged not to file a claim until a loan is at least 210 days delinquent. The default claim package must include all information and documentation required under the FFEL Program regulations and the Guarantee
Agency's policies and procedures. Under the Guarantee Agencies' current procedures, assuming that the default claim package complies with the Guarantee Agency's loan procedures manual or regulations, the Guarantee Agency pays the lender for a default claim within 90 days of the lender's filing the claim with the Guarantee Agency. The Guarantee Agency will pay the lender interest accrued on the loan for up to 360 days after delinquency. The Guarantee Agency must file a reimbursement claim with the Department of Education within 45 days after the Guarantee Agency has paid the lender for the default claim.

In general, a Guarantee Agency's Guarantee Fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders (the cost of which may be passed on to borrowers), investment income on moneys in the Guarantee Fund, and a portion of the moneys collected from borrowers on Guaranteed Loans that have been reimbursed by the Secretary of Education to cover the Guarantee Agency's administrative expenses.

Various changes to the Higher Education Act have adversely affected the receipt of revenues by the Guarantee Agencies and their ability to maintain their Guarantee Funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages; the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994; the reduction and possible elimination of administrative expense allowances from the Secretary of Education; the reduction in supplemental preclaims assistance payments from the Secretary of Education; and the reduction in retention by a Guarantee Agency of collections on defaulted loans from 30% to 27%. Additionally, the adequacy of a Guarantee Agency's Guarantee Fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program may adversely affect the volume of new loan guarantees. Pending legislation and future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by Guarantee Agencies and the structure of the guarantee agency program. For a more complete description of provisions of the Higher Education Act that relate to payments described in this paragraph or affect the funding of a Guarantee Fund, see "Description of the FFEL Program."

The Higher Education Act gives the Secretary of Education various oversight powers over Guarantee Agencies. These include requiring a Guarantee Agency to maintain its Guarantee Fund at a certain required level and taking various actions relating to a Guarantee Agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the Guarantee Agency, terminating the Guarantee Agency's Federal Reimbursement Contracts, assuming responsibility for all functions of the Guarantee Agency, and transferring the Guarantee Agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a Guarantee Agency's Guarantee Fund shall be considered to be the property of the United States to be used in the operation of the FFEL Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the Guarantee Fund. The Secretary of Education is required to demand payment on September 1, 2002 of a total of one billion dollars from all the Guarantee Agencies participating in the FFEL Program. The amounts to be demanded of each Guarantee Agency shall be determined in accordance with formulas included in the Higher Education Act. Each Guarantee Agency will be required to deposit funds in a restricted account in installments, beginning in the federal fiscal year ending September 30, 1998, to provide for such payment. The Secretary of Education has made the determinations, and advised the Guarantee Agencies, of the amounts required to be so transferred by the Guarantee Agencies. There can be no assurance that relevant federal laws, including the Higher Education Act, will not be further changed in a manner that may adversely affect the ability of a Guarantee Agency to meet its guarantee obligations. See "Description of the FFEL Program."

There are no assurances as to the Secretary of Education's actions if a Guarantee Agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a Guarantee Agency transfer additional portions or all of its Guarantee Fund to the Secretary of Education.

Information relating to the particular Guarantee Agencies guaranteeing the Financed Student Loans will be set forth in the Prospectus Supplement. Such information will be provided by the respective Guarantee Agencies, and neither such information nor information included in the reports referred to therein has been verified by, or is guaranteed as to accuracy or completeness by, the Depositor, the Transferor or the Underwriters. No representation is made by the Depositor, the Transferor or the Underwriters as to the accuracy or adequacy of such information or the absence of material adverse changes in such information subsequent to the dates thereof.

Federal Agreements

Each Guarantee Agency and the Secretary of Education have entered into Federal Reimbursement Contracts pursuant to Section 428(c) of the Higher Education Act (which include, for older Guarantee Agencies, a supplemental contract pursuant to former Section 428A of the Higher Education Act), which provide for the Guarantee Agency to receive 80% to 100% reimbursement of insurance payments that the Guarantee Agency makes to eligible lenders with respect to loans guaranteed by the Guarantee Agency prior to the termination of the Federal Reimbursement Contracts or the expiration of the authority of the Higher Education Act. The 1993 Amendments reduced the reimbursement percentages referred to above with respect to claims on most loans made on or after October 1, 1993. See "-- Effect of Annual Claims Rate" below. The Federal Reimbursement Contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Reimbursement."

In addition to guarantee benefits, qualified Student Loans acquired under the FFEL Program benefit from certain federal subsidies. Each Guarantee Agency and the Secretary of Education have entered into an interest subsidy agreement under
Section 428(b) of the Higher Education Act (as amended, an "Interest Subsidy Agreement"), which entitles the holders of eligible loans guaranteed by the Guarantee Agency to receive Interest Subsidy Payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month Grace Period after the student leaves school, and during certain Deferment Periods, subject to the holders' compliance with all requirements of the Higher Education Act. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments" for a more detailed description of the Interest Subsidy Payments.

United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the Guarantee Agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992 and 1993, respectively (i) abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education, (ii) authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated, (iii) added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination, and (iv) expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves. There can be no assurance that future legislation will not further adversely affect the rights of the Guarantee Agencies, or holders of loans guaranteed by a Guarantee Agency under such contracts.

Effect of Annual Claims Rate

A Guarantee Agency's ability to meet its obligation to pay default claims on Financed Eligible Loans will depend on the adequacy of its Guarantee Fund and, under the current federal reinsurance arrangement, the default experience of all lenders under the Guarantee Agency's Guarantee Program. A high default experience among lenders participating in a Guarantee Agency's Guarantee Program may cause the Guarantee Agency's Claims Rate (as defined below) for its Guarantee Program to exceed the 5% and 9% levels described below, and result in the Secretary of Education reimbursing the Guarantee Agency at lower percentages of default claims payments made by the Guarantee Agency.

In general, Guarantee Agencies are currently entitled to receive reimbursement payments under the Federal Reimbursement Contracts in amounts that vary depending on the Claims Rate experience of the Guarantee Agency. The "Claims Rate" is computed by dividing total default claims since the previous September 30 by the total original principal amount of the Guarantee Agency's guaranteed loans in repayment on such September 30. On October 1 of each year the Claims Rate begins at zero, regardless of the experience in preceding years. For loans made prior to October 1, 1993, if the Claims Rate remains equal to or below 5% within a given federal fiscal year (October 1 through September 30), the Secretary of Education is currently obligated to provide 100% reimbursement; if and when the Claims Rate exceeds 5% and until such time, if any, as it exceeds 9% during the fiscal year, the reimbursement rate is at 90%; if and when the Claims Rate exceeds 9% during the fiscal year, the reimbursement rate for the remainder of the fiscal year is at 80%. For loans made prior to October 1, 1993, each Guarantee Agency is currently entitled to at least 80% reimbursement from the Secretary of Education on default claims that it purchases, regardless of its Claims Rate. The reimbursement percentages for loans made on or after October 1, 1993 are reduced from 100%, 90% and 80% to 98%, 88% and 78%, respectively. See "Description of the FFEL Program."

                         DESCRIPTION OF THE HEAL PROGRAM

Eligible Borrower

An eligible borrower under the HEAL Program is a student who (i) meets certain citizen, national or resident requirements, (ii) has been accepted for enrollment at a school of medicine, osteopathy, dentistry, veterinary medicine, optometry, podiatry, pharmacy, public health or chiropractic, or a graduate program in health administration or clinical psychology (an "eligible institution") or, if attending an eligible institution, is in good standing at that institution, but, in the case of a medical, dental or osteopathic student, including only the last four years of an accelerated, integrated program of study, (iii) is or will be a full-time student at the eligible institution, (iv) has agreed that all funds received under the loan will be used solely for tuition and other reasonable educational expenses and the insurance premium charged on the loan, (v) requires the loan to pursue the course of study at the institution, and (vi) if a pharmacy student, has satisfactorily completed three years of training. Certain individuals who meet the same citizen, national or resident requirements and have previously received a loan insured under the HEAL Program while a full-time student at an eligible institution may also receive a loan during the period before principal must be paid on the loan to repay interest due on the previous loans under the HEAL Program.

Eligible Lender

An eligible institution may apply to the Secretary of HHS to become a lender under the HEAL Program. Various types of organizations may qualify to be eligible lenders or holders of HEAL loans. Eligible lenders include an agency or instrumentality of a state; a bank, savings and loan association, credit union or insurance company which is subject to examination and supervision in its capacity as a lender by an agency of the United States or of the state in which it has its principal place of business; a pension fund approved by the Secretary of HHS; and certain other entities specified in the HEAL Act. If the Secretary of HHS approves the lender's application, the Secretary of HHS and the lender enter into an insurance contract whereby the Secretary of HHS agrees to insure each eligible HEAL Loan held by the lender against the borrower's default, death, total and permanent disability, or bankruptcy.

An approved eligible lender can have either a standard insurance contract or a comprehensive insurance contract with the Secretary of HHS. A lender with a standard insurance contract must submit to the Secretary of HHS a borrower's application for each loan that the lender determines to be eligible for insurance. The Secretary of HHS notifies the lender whether or not the loan is insurable, the amount of the insurance and the expiration of the loan commitment. A lender with a comprehensive insurance contract may disburse a loan without submitting an individual borrower's application to the Secretary of HHS for initial approval. All eligible loans made by a lender with a comprehensive insurance contract before a specified date are automatically insured up to the aggregate amount stated in the insurance contract. The Secretary of HHS may limit, suspend or terminate the lender's eligibility under the HEAL Program if the lender violates any provision of the HEAL Act or agreements with the Secretary of HHS concerning the HEAL Program. The Transferor and the Eligible Lender Trustee are each a currently approved holder of a Comprehensive Insurance Contract with the Secretary of HHS.

Insurance Benefits

The insurance provided by the Secretary of HHS covers 100% of the lender's losses on both unpaid principal and interest except to the extent that a borrower may have a defense on the loan (other than infancy). HEAL insurance is not unconditional. The Secretary of HHS insures HEAL Loans on the implied representation of the lender that all the requirements for the initial insurability have been met. HEAL insurance is further conditioned upon compliance by all holders of the loan with all laws, regulations and other requirements. The insurance coverage on a loan under the HEAL Program ceases to be effective after a 60-day default by the lender in the payment of the insurance premium charged by the Secretary of HHS.

Payment on an approved insurance claim generally covers interest that accrues through the date the claim is paid, except that the Secretary of HHS does not pay interest that accrues between the end of the period that a claim is required to be filed and the date the Secretary of HHS receives the claim, and, if a claim is returned to the lender for additional documentation necessary for approval of the claim, interest is only paid for the first 30 days following the return of the claim to the lender.

Authorized Amounts of HEAL Loans

An eligible student borrower may borrow an amount for an academic year equal to the difference between the student's estimated cost of education for that period and the amount of other financial aid the student will receive for that period. An eligible non-student borrower may borrow in an amount that is no greater than the sum of the HEAL insurance premium plus the interest that is expected to accrue and must be paid on the borrower's HEAL Loan during the period for which the new loan is intended. The total amount of HEAL Loans made to any borrower which may be covered by federal insurance may not exceed $20,000 in any academic year for a student enrolled in a school of, or in the field of, medicine, osteopathy, dentistry, veterinary medicine, optometry or podiatry, up to a maximum aggregate of $80,000, and $12,500 in any academic year for a borrower enrolled in a school of, or in the field, of pharmacy, public health, or chiropractic, or a graduate program in health administration or clinical psychology, up to an aggregate maximum of $50,000.

Terms of HEAL Loans

A loan made under the HEAL Program must be made without security, except that in certain limited instances an endorsement may be required. The borrower may prepay the whole or any part of the loan at any time without penalty.

The principal amount of the HEAL Loan must be repaid in installments over a period of not less than 10 years or more than 25 years, beginning not earlier than nine months nor later than twelve months (the "Grace Period") after the date on which (i) the borrower ceases to be a participant in an accredited internship or residency program of not more than four years in duration, or the borrower completes the fourth year of an accredited internship or residency program of more than four years in duration (for loans made on or after October 22, 1985), or the borrower ceases to carry, at an eligible institution, the normal full-time academic workload, or (ii) the borrower, who is a graduate student of an eligible institution, ceases to be a participant in a fellowship training program not in excess of two years or a participant in a full-time educational activity not in excess of two years, which is directly related to the health profession for which the borrower prepared at an eligible institution, as determined by the Secretary of HHS, and which may be engaged in by the borrower during such a two-year period which begins within twelve months after the completion of the borrower's participation in a program described in clause (i) of this sentence or prior to the completion of the borrower's participation in such program (for loans made on or after October 22, 1985), except during periods of deferment (described below). The repayment period of the loan may not exceed 33 years from the date of execution of the note or written agreement evidencing it. Principal and interest need not be paid, but interest accrues, during any period (i) during which the borrower is pursuing a full-time course of study at an eligible institution (or at an eligible institution under the FFEL Program), (ii) not in excess of four years during which the borrower is a participant in an accredited internship or residency program, (iii) not in excess of three years during which the borrower is a member of the Armed Forces of the United States, (iv) not in excess of three years during which the borrower is in service as a volunteer under the Peace Corps Act (22 USCA ss.2501 et seq.) or is a member of the National Health Service Corps, (v) not in excess of three years during which the borrower is in service as a full-time volunteer under Title I of the Domestic Volunteer Service Act of 1973, (vi) not in excess of three years for a borrower who has completed an accredited internship or residency training program in osteopathic general practice, family medicine, general internal practice, preventive medicine or general pediatrics and who is practicing primary care, (vii) not in excess of one year, for borrowers who are graduates of schools of chiropractic, (viii) not in excess of two years which is described in clause (ii) of the first sentence of this paragraph, and (ix) in addition to all other deferments for which the borrower is eligible under clauses (i) through (viii) of this sentence during which the borrower is a member of the Armed Forces on active duty during the Persian Gulf conflict. The periods described in (i) through (ix) are "Deferment Periods." In certain circumstances a Deferment Period may not be included in determining the 25- and 33-year maximum repayment periods referred to above.

At least 30 and not more than 60 days before the commencement of the repayment period, the borrower must contact the lender to establish the precise term of repayment. The note must offer, in accordance with criteria prescribed by regulation of the Secretary of HHS, a graduated repayment schedule. The borrower may choose to repay under the graduated repayment schedule or a repayment schedule which provides for substantially equal installment payments. The Secretary of HHS has not promulgated regulations which set the criteria for a graduated repayment schedule.

Unless agreed otherwise, in writing, the total of the payments by a borrower during any year of the repayment period with respect to all loans of the borrower under the HEAL Program should be at least equal to the annual interest on the outstanding principal, except during Deferment Periods.

Interest

At the lender's option, the interest rate on the HEAL Loan may be calculated on a fixed rate or on a variable rate basis. Whichever method is selected, that method must continue over the life of the loan, except where the loan is consolidated with another HEAL Loan. Interest that is calculated on a fixed rate basis is determined for the life of the loan during the calendar quarter in which the loan is disbursed. It may not exceed the maximum rate determined for that quarter by the Secretary of HHS. Interest that is calculated on a variable rate basis varies every calendar quarter throughout the life of the loan as the market price of U.S. Treasury bills changes. For any quarter, it may not exceed the maximum rate determined by the Secretary of HHS. For each calendar quarter, the Secretary of HHS determines the general maximum annual HEAL interest rate by
(i) determining the average of the bond equivalent rates reported for the 91-day U.S. Treasury bills auctioned for the preceding calendar quarter, (ii) adding 3 percentage points, and (iii) rounding that figure to the next higher one-eighth of one percent. The HEAL Loans may bear interest at less than the statutory rates to the extent specified in the related Prospectus Supplement.

As a general rule, unpaid accrued interest may be compounded semi-annually and added to principal. However, if a borrower postpones payment of interest before the beginning of the repayment period or during Deferment Periods or the lender permits postponement during forbearance, the lender may refrain from semi-annual compounding of interest and add accrued interest to principal only at the time repayment of principal begins or resumes. A lender may do so only if this practice does not result in interest being compounded more frequently than semi-annually. Interest begins to accrue when a loan is disbursed. However, a borrower may postpone payment of interest before the beginning of the repayment period or during the Deferment Periods or a lender may permit postponement during the forbearance. In these cases, payment of interest must begin or resume on the date on which repayment of principal begins or resumes. If payment of interest is postponed, it may be added to the principal for purposes of calculating a repayment schedule.

Insurance Premium

The Secretary of HHS charges each lender an insurance premium to provide the insurance on HEAL Loans at the time of disbursement. The HEAL Act authorizes the Secretary of HHS to charge an insurance premium payable in advance based on the default rate of the educational institution and whether only the borrower executes the loan or obtains a co-signer. Presently, the insurance premium varies between 3% and 8%. The lender may pass along the cost of the insurance premium to the borrower by billing for it separately or deducting the amount from disbursed loan proceeds. Premiums are not refundable by the Secretary of HHS and need not be refunded by the lender to the borrower. Eligible lenders and eligible institutions may also be assessed additional risk based premiums based on the eligible entity's default rate. The risk-based premium to be assessed shall range from 6 percent of the principal amount of the loan to 10 percent of the principal amount of the loan.

Consolidation of HEAL Loans

If a lender or holder holds two or more HEAL Loans made to the same borrower, the lender or holder and the borrower may agree to consolidate the loans into a single HEAL Loan obligation evidenced by one promissory note if the consolidation will not result in terms less favorable to the borrower than if no consolidation had occurred and certain other requirements are satisfied.

Payments by Secretary of HHS

The Secretary of HHS insures each lender for the losses which the lender may incur on insured loans in the event that a borrower dies, becomes permanently and totally disabled, files for bankruptcy or defaults on the loans. If a borrower dies or becomes disabled, the Secretary of HHS discharges the borrower's liability on the loan by repaying the amount owed. If the borrower defaults after a substantial collection effort, the Secretary of HHS pays the amount of the loss to the lender, and the borrower's loan is assigned to the Secretary of HHS.

Due Diligence

A lender must follow certain procedures in making HEAL Loans, and must exercise due diligence in the collection of a HEAL Loan with respect to both a borrower and any endorser, in accordance with regulations of the Secretary of HHS. If these procedures are not followed or such due diligence is not exercised, the lender's ability to realize the benefits of the insurance described above may be adversely affected.

Claims

"Default" means the persistent failure of the borrower to make a payment when due, or to comply with other terms of the note or other written agreement evidencing a loan under circumstances where the Secretary of HHS finds it reasonable to conclude that the borrower no longer intends to honor the obligation to repay. In the case of a loan repayable (or on which interest is payable) in monthly installments, this failure must have persisted for 120 days. In the case of a loan repayable (or on which interest is payable) in less frequent installments, this failure must have persisted for 180 days. Upon the occurrence of a default, the Secretary of HHS shall require the eligible lender or holder to commence and prosecute an action for default. If, for a particular loan, an automatic stay is imposed on collection activities by a Bankruptcy Court, and the lender receives written notification of the automatic stay prior to initiating legal proceedings against the borrower, the 120 or 180-day period does not include any period prior to the end of the automatic stay. Unless a lender has notified the Secretary of HHS that it has filed suit against a defaulted borrower, it must file a default claim with the Secretary of HHS within 30 days after a loan has been determined to be in default. Under various circumstances, a lender must commence and prosecute an action for default against a borrower before filing a default claim. A lender must file a death claim with the Secretary of HHS within 30 days after the lender determines that a borrower is dead. A lender must file a disability claim with the Secretary of HHS within 30 days after it is notified that the Secretary of HHS had determined a borrower to be totally and permanently disabled. A lender must file a bankruptcy claim with the Secretary of HHS within 10 days of the initial date of receipt of court notice or written notice from the borrower's attorney that the borrower has filed for bankruptcy under chapters 11 or 13 of the Bankruptcy Code, or has filed a complaint to determine the dischargeability of the HEAL Loan under chapter 7 of the Bankruptcy Code.

General

The Secretary of HHS may enter into a special contract with a borrower who has obtained a degree from an eligible institution. Under the contract, the borrower agrees to serve for a continuous period of (i) not less than 12 months for each 12-month period the Secretary of HHS assumes such obligations, or (ii) 24 months, whichever is greater in a health manpower shortage area as a member of the National Health Service Corps or as a private practitioner. In return, the Secretary of HHS will pay an amount, not to exceed $10,000 per 12-month period, to the holder of the borrower's HEAL Loan to be applied toward interest and principal.

Insurance Fund

The federal government has established pursuant to the HEAL Act a student loan insurance fund which is available without fiscal year limitation to the Secretary of HHS for making payments in connection with the collection or default of loans insured under the HEAL Program. If moneys in the fund are insufficient to make the payments on collection or default of insured loans, the Secretary of the Treasury may lend the fund such amounts as may be necessary to make the payments involved, subject to the Federal Credit Reform Act of 1990 (42 USC ss.ss. 661 et seq.)

Collection/Litigation

The use of litigation by the lender could affect the cost of collection on defaulted HEAL Loans.

                            THE PRIVATE LOAN PROGRAMS

To the extent described in the Prospectus Supplement for a Series, the assets securing the Notes of a Series may include Financed Private Loans issued under one or more Private Loan Programs. The Private Loan Programs will be specifically identified in the Prospectus Supplement with respect to such Series. The Prospectus Supplement for a Series secured by Financed Private Loans may specify a maximum percentage of Financed Private Loans that may comprise part of the Financed Student Loans securing one or more Series of Notes. This summary identifies characteristics common to most Private Loan Programs but is qualified by the specific disclosure set forth in the related Prospectus Supplement.

Private Loans made under most Private Loan Programs are based on the credit of the Obligor or his or her parents or co-borrowers. In general, applicants are required to have a minimum annual income and a monthly debt burden, including the Financed Student Loan, of no greater than a specified percentage of their monthly income. In determining whether a student or co-borrower is creditworthy, a credit bureau report is obtained for each applicant, including the student. The various Private Loan Programs have different standards as to what constitutes a satisfactory credit history.

Eligible post-secondary borrowers of a Private Loan often are required to be engaged in a course of study at a qualifying educational institution, which may include two-year colleges, four-year colleges and for-profit schools. Certain Private Loan Programs are specifically designed for graduate or professional students, or for students attending elementary or secondary private schools. The institutions generally must be located in the United States or Canada. Often, the borrower (or a co-applicant) must be a citizen or resident of the United States. Some Private Loans may be a consolidation of existing Private Loans.

The amount that may be borrowed under a Private Loan Program varies based upon the Private Loan Program. Typically, borrowers must borrow at least a minimum amount with respect to any academic year, and may not borrow more than a maximum amount per academic year, or a maximum amount under the Private Loan Program. However, the amount of the Private Loan plus other financial aid received by a student, normally may not exceed the cost of education, as determined by the school.

A guarantee fee typically is deducted from the Private Loan proceeds. All or a portion of this fee is paid to the agency that has established the Private Loan Program and that guarantees the repayment of all or a substantial portion of the Private Loan under certain specified circumstances. The obligation to guarantee is typically dependent upon the proper servicing of such Private Loan by the Servicer thereof.

The interest rate on a Private Loan varies based upon the Private Loan Program and can either be fixed or variable. Floating rates may be based upon the prime rate or the T-Bill Rate, or some other objective standard. Interest typically accrues at a rate equal to the index plus a margin, but subject to a maximum rate per annum, with the interest rate being adjusted periodically.

Repayment of a Private Loan usually is required to commence within 45 to 90 days following the borrowing. However, certain Private Loan Programs permit a borrower to defer the repayment of principal while the student is in school (often up to a maximum number of years). In such event, principal repayments typically begin promptly following graduation. Most Private Loan Programs permit prepayment of the Private Loan at any time without penalty. Borrowers typically may schedule repayment over a 10- to 25-year period, subject to a minimum monthly payment obligation.

                          DESCRIPTION OF THE AGREEMENTS

General

The following is a summary of the material terms of each Sales Agreement, pursuant to which the Transferor will transfer the Financed Student Loans to an eligible lender trustee on behalf of the Depositor; each Transfer and Servicing Agreement, pursuant to which the Depositor will cause the eligible lender trustee to transfer the Financed Student Loans to the Trust in the name of the Eligible Lender Trustee and the Master Servicer will service the Financed Students Loans; the Indenture, as supplemented from time to time, pursuant to which each Series of Notes is issued; and each Administration Agreement, pursuant to which the Administrator will undertake certain administrative duties with respect to the Trust and the Financed Student Loans under the Transfer and Servicing Agreement and the Indenture (collectively, the "Agreements"). The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Agreements. Each of such Agreements will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Sales Agreements

On the Closing Date for any Series of Notes, the Transferor will convey the related Financed Student Loans to an eligible lender trustee on behalf of the Depositor pursuant to the terms of a Sales Agreement between the Transferor and the Depositor. The Sales Agreement will contain representations substantially similar to those contained in the Transfer and Servicing Agreement. Consequently, any obligation of the Depositor to repurchase Financed Student Loans will likewise be an obligation of the Transferor. See "The Transferor" and "-- Transfer and Servicing Agreements -- Conveyance of Financed Student Loans; Representations and Warranties" herein.

Transfer and Servicing Agreements

On the Closing Date for any Series of Notes, the Depositor will cause its eligible lender trustee to contribute and assign to the Eligible Lender Trustee on behalf of the related Trust, without recourse, its entire interest in the Financed Student Loans described in the Transfer and Servicing Agreement, all collections received and to be received with respect thereto for the period on or after the Cut-off Date and all rights under the Sales Agreement. Each Financed Student Loan will be identified in schedules appearing as an exhibit to the Transfer and Servicing Agreement.

Conveyance of Financed Student Loans; Representations and Warranties. The Depositor will make certain representations and warranties with respect to the Financed Student Loans to the related Trust, including, among other things, that
(i) each Financed Student Loan, at the time of transfer to the Trust, is free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or, to the Depositor's knowledge, threatened; (ii) the information provided with respect to the Financed Student Loans is true and correct in all material respects as of the Cut-off Date; and (iii) each Financed Student Loan, at the time it was originated, complied and, at the Closing Date, complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act, the HEAL Act, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws) and applicable restrictions imposed by
(A) the FFEL Program or under any Guarantee Agreement with respect to FFELP Loans, (B) the HEAL Program or under the HEAL Insurance Contract with respect to HEAL Loans, and (C) any related Private Loan Program with respect to Private Loans.

Following the discovery by or notice to the Depositor of a breach of any such representation or warranty with respect to any Financed Student Loan that results in the failure of a Guarantee Agency (including for this purpose any guarantor under a Private Loan Program) to make a Guarantee Payment or the Department of HHS to make an Insurance Payment to the Eligible Lender Trustee, the Depositor will, unless such breach is cured within 120 days, purchase such Financed Student Loan from the Eligible Lender Trustee as of the first day following the end of such 120-day period that is the last day of a Collection Period, at a price equal to the applicable Purchase Amount; provided, however, that in the case of any representation or warranty the breach of which may be cured by reinstatement of the Guarantee Agency's obligation to guarantee payment or the Department of HHS' obligation to insure payment, such cure period shall be 360 days, in each case following the earlier of the date on which such breach is discovered by the Depositor and the date of the Servicer's receipt of the Guarantee Agency or Department of HHS reject transmittal form with respect to such Financed Student Loan. Notwithstanding the foregoing, unless otherwise provided in the Prospectus Supplement for a Series, if as of the last day of any Collection Period the aggregate principal amount of Financed Student Loans with respect to which claims have been filed with and rejected by a Guarantee Agency or the Department of HHS as a result of a breach of a representation or warranty of the Depositor or a breach of the obligations of the Master Servicer or with respect to which the Master Servicer determines that claims cannot be filed pursuant to the Higher Education Act or the HEAL Act, as the case may be, as a result of such a breach exceeds the lesser of $250,000 or 0.25% of the Pool Balance as of such date, the Depositor shall repurchase within 120 days of a written request by the Eligible Lender Trustee or the Indenture Trustee, affected Financed Student Loans in an aggregate principal amount such that after such repurchases (or purchases by the Master Servicer as described below under "Master Servicer Covenants") the aggregate principal amount of affected Financed Student Loans is equal to or less than the lesser of $250,000 or 0.25% of the Pool Balance. The Financed Student Loans to be repurchased by the Depositor or the Transferor or purchased by the Master Servicer will be based on the date of claim rejection, with the Financed Student Loans with the earliest such dates to be repurchased or purchased first. The Prospectus Supplement for a Series may specify shorter or longer cure periods, and establish different dollar or percentage thresholds, to the extent set forth therein.

In addition, the Depositor or the Transferor will be obligated to reimburse the related Trust (i) for any accrued interest amounts that the Department of HHS refuses to pay with respect to Financed HEAL Loans, and (ii) for any accrued interest amounts that a Guarantee Agency (including for this purpose any guarantor under a Private Loan Program) refuses to pay pursuant to its Guarantee Agreement, and for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department of Education with respect to Financed FFELP Loans, as a result of a breach of any such representation or warranty by the Depositor. Under certain circumstances, the Depositor also has the right to repurchase, or transfer a Subsequent Financed Student Loan in exchange for, a Financed Student Loan for which it has a reimbursement obligation as described in the preceding sentence. The repurchase and reimbursement obligations of the Depositor or the Transferor will constitute, together with the right to receive certain amounts from Credit Enhancement, if any, the sole remedy available to or on behalf of such Trust, the
Certificateholders or the Noteholders for any such uncured breach. The Transferor's and the Depositor's repurchase and reimbursement obligations are contractual obligations pursuant to the Transfer and Servicing Agreement that may be enforced against the Transferor and the Depositor, but the breach of which will not constitute an Event of Default under the Notes.

Pre-Funding Account. If a Pre-Funding Account has been established with respect to a Trust and a Pre-Funded Amount has been deposited therein with respect to a Series of Notes, the Trust will use such amounts to acquire additional Financed Student Loans ("Additional Student Loans") from the Depositor from time to time during the applicable Pre-Funding Period. The amount on deposit in any Pre-Funding Account may not exceed a specified percentage of the initial Pool Balance of the related Trust as set forth in the related Prospectus Supplement. Additional Student Loans may include FFELP Loans, HEAL Loans and/or Private Loans in such amounts as may be determined by the Depositor and satisfying any conditions imposed by the Rating Agencies and any provider of Credit Enhancement, if applicable.

The Trust may acquire from the Depositor during a Pre-Funding Period Additional Student Loans having an aggregate principal balance up to the amount then on deposit in the Pre-Funding Account. Monies in the Pre-Funding Account will be invested exclusively in Eligible Investments. The obligation to accept any Additional Student Loan by the Eligible Lender Trustee on behalf of the Trust is subject to the condition, among others as may be set forth in the related Prospectus Supplement, that such Additional Student Loan must satisfy all applicable origination requirements and all other requirements specified in the Transfer and Servicing Agreement. On such dates as may from time to time be designated by the Depositor during a Pre-Funding Period, the Depositor may sell and assign, without recourse, to the Eligible Lender Trustee on behalf of the Trust, its entire interest in Additional Student Loans. Each agreement of transfer will include as an exhibit a schedule identifying each Additional Student Loan transferred. Upon such conveyance of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the Pool Balance will be adjusted.

Any amounts remaining in the Pre-Funding Account at the end of the related Pre-Funding Period will be paid to the Noteholders as a prepayment of principal, as set forth in the related Prospectus Supplement.

Subsequent Finance Period and Subsequent Financed Student Loans. During a period from the Closing Date for a Series to a subsequent date identified in the related Prospectus Supplement (the "Subsequent Finance Period"), the Depositor may, at its option but subject to the conditions set forth in the Transfer and Servicing Agreement, transfer to the Eligible Lender Trustee on behalf of the related Trust, Subsequent Financed Student Loans, and direct the Eligible Lender Trustee and the Indenture Trustee to apply Consolidation prepayments on deposit in the Collection Account to pay the Purchase Price for such Subsequent Financed Student Loans. Subsequent Financed Student Loans that may be so transferred by the Depositor include (i) Consolidation Loans or HEAL Consolidation Loans made by the Transferor, provided, however, that in no event shall the aggregate amount of Subsequent Financed Student Loans that are Consolidation Loans or HEAL Consolidation Loans transferred into the related Trust exceed any maximum amount identified in the Prospectus Supplement; (ii) Serial Loans owned by the Depositor that are serial (i.e., made to the same borrower under the same loan program and guaranteed by the same Guarantee Agency or insured by the Department of HHS) to an existing Financed Student Loan owned by the related Trust, provided that each such Subsequent Financed Student Loan entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan to which it is serial, and provided further, that in no event shall the aggregate amount of Subsequent Financed Student Loans that are Serial Loans transferred into the related Trust exceed any maximum amount identified in the Prospectus Supplement; and (iii) similar consolidation or serial loans under applicable Private Loan Programs.

In addition, during the Subsequent Finance Period for any Series, subject to the conditions set forth in the related Transfer and Servicing Agreement, the Depositor may, at its option, in lieu of reimbursing certain lost interest payments and Special Allowance Payments or depositing into the Collection Account the Purchase Amount of a Financed Student Loan which has become ineligible for lost interest payments or Special Allowance Payments (see "Description of the Agreements -- Transfer and Servicing Agreements -- Conveyance of Financed Student Loans; Representations and Warranties" and "Servicing -- Master Servicer Covenants"), the Depositor may transfer to the Eligible Lender Trustee on behalf of the related Trust, a Subsequent Financed Student Loan which satisfies the following criteria (or such other criteria as may be set forth in the Prospectus Supplement for a Series): (A) the Subsequent Financed Student Loan was originated under the same loan program as the Financed Student Loan for which it is being exchanged and entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan for which it is being exchanged, (B) the Subsequent Financed Student Loan will not, at any level of such interest rate index, have an interest rate that is less than the Financed Student Loan for which it is being exchanged and (C) the average principal balance per Obligor of the Subsequent Financed Student
Loans that are being transferred into the related Trust and the existing Financed Student Loans for which they are being exchanged is within 10% (plus or minus) of the average principal balance per Obligor of the Financed Student Loans being transferred to the Depositor. If the aggregate outstanding principal balance of the Subsequent Financed Student Loans is less than that of the Financed Student Loans for which they are being exchanged, the Depositor shall deposit the difference in the Collection Account concurrently with such transfer. If the aggregate outstanding principal balance of the Subsequent Financed Student Loans is greater than that of the Financed Student Loans for which they are being exchanged, the Depositor shall be entitled to the difference from amounts on deposit in the Collection Account. In either case, such payments are referred to herein as "Adjustment Payments."

The Trust may not acquire Subsequent Financed Student Loans at any time that an Event of Default under the Indenture, a Master Servicer Default under the Transfer and Servicing Agreement or an Administrator Default under the Administration Agreement has occurred and is continuing.

Accounts. The Indenture Trustee will establish and maintain the Collection Account, Note Payment Account, Expense Account, Advance Account and, if set forth in the related Prospectus Supplement, a Reserve Account and Pre-Funding Account. The Eligible Lender Trustee will establish and maintain the Certificate Distribution Account and Certificate Advance Account in the name of the Eligible Lender Trustee on behalf of the Certificateholders. The foregoing accounts are referred to collectively as the "Trust Accounts."

Funds in the Trust Accounts will be invested as provided in the Transfer and Servicing Agreement in Eligible Investments. "Eligible Investments" include the following:

                  (i)      cash (insured at all times by the FDIC);

                  (ii) direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;

                  (iii) obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including:

                           -        Export-Import Bank
                           -        Farm  Credit  System  Financial   Assistance
                                    Corporation
                           -        Farmers Home Administration
                           -        General Services Administration
                           -        U.S. Maritime Administration
                           -        Small Business Administration
                           -        Government  National  Mortgage   Association
                                    (GNMA)
                           -        U.S.   Department   of   Housing   &   Urban
                                    Development (PHA's)
                           -        Federal Housing Administration;

                  (iv) senior debt obligations rated "AAA" or "Aaa" by each Rating Agency and issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation

                  (v) U.S. dollar denominated deposit accounts, federal funds and banker's acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of "A-1+" or "P-1" by each Rating Agency and maturing no more than 360 days after the date of purchase (ratings on holding companies not being considered the rating of the bank);

                  (vi) commercial paper which is rated at the time of purchase in the single highest classification, "A-1+" or "P-1" by each Rating Agency and which matures not more than 270 days after the date of purchase;

                  (vii) investments in money market funds (including, but not limited to, money market mutual funds) rated "AAAm" or "AAAm-G" or better by each Rating Agency;

                  (viii) investment agreements acceptable to each Rating Agency, written confirmation of which shall be furnished to the Indenture Trustee prior to any such investment; and

                  (ix) other forms of investments acceptable to each Rating Agency, written confirmation of which shall be furnished to the Indenture Trustee prior to any such investment.

Notwithstanding anything in the Transfer and Servicing Agreement to the contrary, for so long as the Transferor or any of its affiliates is a Certificateholder, all investments of the related Trust shall be made in investments permissible for a national bank. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses, will be deposited in the Collection Account.

The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. An "Eligible Institution" is generally a depository institution organized under the federal or any state banking laws whose deposits are insured by the Federal Deposit Insurance Corporation and whose unsecured long-term debt obligations or short-term debt ratings are acceptable to each Rating Agency rating the related Series of Notes.

Amendment. Each Transfer and Servicing Agreement may be amended by the parties thereto, with the consent of the Indenture Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of a Transfer and Servicing Agreement or of modifying in any manner the rights of Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or (ii) reduce the percentage of the Notes which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes affected thereby.

Evidence as to Compliance . Each Transfer and Servicing Agreement with respect to any Series of Notes will provide that a firm of independent public accountants will furnish to the Eligible Lender Trustee and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Master Servicer during the preceding calendar year with certain provisions of the Transfer and Servicing Agreement relating to the servicing of the Financed Student Loans.

Each Transfer and Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the Eligible Lender Trustee and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding calendar year with certain provisions of the Transfer and Servicing Agreement and the Administration Agreement relating to the administration of the Trust and the Financed Student Loans.

Each Transfer and Servicing Agreement will also provide for delivery to the Eligible Lender Trustee and the Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Master Servicer or the Administrator, as the case may be, stating that, to his knowledge, the Master Servicer or the Administrator, as the case may be, has fulfilled in all material respects all its obligations under the Transfer and Servicing Agreement and the
Administration Agreement, respectively, throughout the preceding calendar year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Each of the Master Servicer and the Administrator has agreed to give the Indenture Trustee and the Eligible Lender Trustee notice of certain Master Servicer Defaults and Administrator Defaults, respectively, under the Transfer and Servicing Agreement.

Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee at the address identified in the related Prospectus Supplement.

The Indenture

General. The Notes will be issued pursuant to an Indenture by and between the applicable Trust and Indenture Trustee, as supplemented from time to time by a Terms Supplement. The Administrator, pursuant to the Administration Agreement, will perform certain obligations of the Trust under the Indenture for any Series.

The Indenture Trustee. The Indenture Trustee with respect to a Series of Notes will be the entity named in the related Prospectus Supplement. An Indenture Trustee may serve from time to time as trustee under indentures or trust agreements with the Transferor or its affiliates relating to other issues of their securities. In addition, the Transferor or its affiliates may have other banking relationships with the Indenture Trustee and its affiliates.

Modification of Indenture; Supplemental Indentures. With the consent of the holders of a majority of the aggregate principal amount of Directing Notes of a Trust then outstanding (or, with respect to any change affecting only certain Series or Classes of Notes, the holders of a majority of the aggregate principal amount of Notes of such Series or Class) and the consent of any applicable provider of Credit Enhancement, the applicable Indenture Trustee and the related Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to one or more Series of Notes, or to modify (except as provided below) in any manner the rights of the Noteholders.

Without the consent of the holder of each outstanding Note of a Series affected thereby, however, no supplemental indenture will (i) change the date of payment of any installment of principal of or interest on any Note of such Series or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the assets of the related Trust to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate amount of the outstanding Notes of any Series or Class the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter certain provisions of the Indenture regarding the determination of Notes that are considered "outstanding" for consent, waivers and other matters, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to direct the related Trust to sell or liquidate the Financed Student Loans, (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements, (vii) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest on any Note, or (viii) except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

Generally, a Trust and the related Indenture Trustee may also enter into supplemental indentures, but without obtaining the consent of Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of Noteholders so long as such action will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder. Any such amendment or supplemental indenture shall be deemed not to materially and adversely affect any Noteholder if there is delivered to the Indenture Trustee written notification from each Rating Agency to the effect that such amendment or supplement will not cause that Rating Agency to reduce the then current rating assigned to such Notes.

Events of Default; Rights Upon Event of Default. Generally, an "Event of Default" with respect to the Notes of a Series is defined in the Indenture as consisting of the following: (i) a default for five business days or more in the payment of any Principal Payment Amount (subject to the caveat noted below) or Class Interest Rate on the Notes after the same becomes due and payable; (ii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the Indenture or the Transfer and Servicing Agreement and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the Indenture Trustee or to such Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Directing Notes then outstanding; (iii) any representation or warranty made by a Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Directing Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of a Trust. Because the amount of principal required to be distributed to Noteholders on any Payment Date may be limited to the amount of Available Funds after payment of Transaction Fees, Consolidation Loan Fees and the aggregate Class Interest Rate, any difference between the Principal Payment Amount and the remaining Available Funds will be carried over to be paid on succeeding Payment Dates. Therefore, the failure to pay principal on any Class of Notes may not result in the occurrence of an Event of Default until the Legal Final Maturity of such Class of Notes. In addition, the failure to pay the aggregate amount of Carryover Interest as a result of insufficient Available Funds will not result in the occurrence of an Event of Default.

If an Event of Default should occur and be continuing with respect to any Class or Series of Notes, the Indenture Trustee or holders of a majority in aggregate principal amount of the Directing Notes then outstanding may declare all outstanding Notes to be immediately due and payable, by notice to the related Trust or notice to the Indenture Trustee if given by the Noteholders. Such declaration may be rescinded by the holders of a majority in aggregate principal amount of the Directing Notes then outstanding at any time prior to the entry of judgment in a court of competent jurisdiction for the payment of such amount if
(i) such Trust has paid to the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and due to the Indenture Trustee and (ii) all Events of Default (other than nonpayment of amounts due solely as a result of such acceleration) have been cured or waived.

If the Notes of any Series have been declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee may, in its discretion, require the Eligible Lender Trustee to sell the Financed Student Loans or elect to have the Eligible Lender Trustee maintain possession of the Financed Student Loans and continue to apply collections with respect to such Financed Student Loans as if there had been no declaration of acceleration. The Indenture Trustee, however, is prohibited from directing the Eligible Lender Trustee to sell the Financed Student Loans following an Event of Default, other than a default for five days or more in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless
(i) the Noteholders of 100% of the aggregate amount of such Series of Notes outstanding consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the Notes outstanding at the date of such sale or (iii) the Indenture Trustee determines that the collections on the Financed Student Loans and other assets of the related Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the Noteholders of at least 66-2/3% of the aggregate principal amount of the Notes then outstanding. In addition, the Indenture Trustee may not sell or otherwise liquidate the Financed Student Loans following an Event of Default, other than a default for five days or more in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless
(i) the proceeds of such sale or liquidation payable to any Class of subordinated Notes are sufficient to pay such Notes in full or (ii) following notice that the proceeds of such sale or liquidation of Notes would be insufficient to pay amounts due on such Notes at least a majority of the aggregate outstanding amount of such Class of subordinated Notes consent thereto.

The Indenture Trustee may not become the owner or holder of the Financed Student Loans without entering into guarantee agreements with the applicable Guarantor of each Financed FFELP Loan and with the Secretary of HHS with respect to the Financed HEAL Loans. The Indenture Trustee has not entered into any such agreements. As a result, if the Indenture Trustee determined to take title to or hold the loans itself, it would not be permitted to do so without meeting the criteria for an eligible lender under the Higher Education Act and the HEAL Act at the time and entering into such agreements or retaining an eligible lender trustee to do it on its behalf. See "Description of the FFEL Program" and "Description of the HEAL Program" herein.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default should occur and be continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of a Series of Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the outstanding Directing Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in aggregate principal amount of the Directing Notes then outstanding, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Directing Notes.

No holder of any Series of Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Directing Notes have requested in writing that the Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days after notice failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding Directing Notes.

None of the Indenture Trustee, the Transferor, the Depositor, the Administrator, the Master Servicer, any Servicer or the Eligible Lender Trustee in its individual capacity, nor any holder of a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the related Trust contained in the related Indenture.

Certain Covenants. A Trust may not consolidate with or merge into any other entity unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, or any state thereof, and such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture and any supplemental indenture, (ii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iii) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or applicable state tax consequence to the Trust or to any Certificateholder or Noteholder, (iv) any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken and (v) the Trust shall have delivered to the Indenture Trustee an officer's certificate of the Administrator and an opinion of counsel each stating that such consolidation or merger and any supplemental indenture relating thereto comply with the terms of the Indenture and that all conditions precedent provided for in the Indenture to such transaction have been complied with (including any Exchange Act filings) in all material respects.

Except as otherwise permitted by the Agreements, a Trust may not convey or transfer all or substantially all its properties or assets, including the assets securing the Notes, unless the conditions specified in (i) through (v) above with respect to a permitted merger or consolidation are substantially met, plus the acquiror must agree (a) that all right, title and interest in the property and assets so conveyed or transferred are subordinate to the rights of the Noteholders, (b) to indemnify the Trust (unless otherwise provided in a supplemental indenture) and (c) to make all filings with the Commission required by the Exchange Act in connection with the Notes.

A Trust will not, among other things, (i) except as expressly permitted by the Agreements, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of any Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) except as contemplated by the Agreements, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture or any supplemental indenture to be impaired, or permit the lien of the Indenture and any supplemental indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to any Notes under the Indenture except as may be expressly permitted thereby, (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture and any supplemental indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof (other than certain tax and other liens arising by operation of law, except as expressly permitted by the Agreements) or (vi) permit the lien of the Indenture and any supplemental indenture not to constitute a valid first priority (other than with respect to such tax or other lien) security interest in the assets securing the Notes.

No Trust may engage in any activity other than financing, purchasing, owning, selling, servicing and managing the Financed Student Loans and activities incidental thereto.

No Trust will issue, incur, assume or guarantee or otherwise become liable for any indebtedness other than the Series of Notes or otherwise in accordance with the Agreements.

Annual Compliance Statement and Other Notices. The Administrator, on behalf of each Trust, will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of the Trust's obligations under the Indenture. Each Trust is required to give the Indenture Trustee written notice of each Event of Default among other notices. The Indenture Trustee is obligated to notify Noteholders of known defaults under the Indenture within 90 days after their occurrence.

Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Series of Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes of such Series.

Statements to Indenture Trustee. On each Payment Determination Date immediately preceding a Payment Date, the Master Servicer or the Administrator will provide to the Indenture Trustee, and the Indenture Trustee will forward to each Noteholder (other than a Noteholder of Auction Rate Notes, which may obtain the following statement to the extent available upon written request to the Indenture Trustee) a statement which will include the following information with respect to such Payment Date or for the preceding Collection Period or Collection Periods, to the extent applicable:

                  (i)      the Principal Factor for each Class of Notes;

                  (ii) the amount of the payment allocable to principal of each Class of Notes;

                  (iii) the amount of the payment allocable to interest on each Class of Notes, together with the interest rates applicable with respect thereto (indicating whether such interest rates are based on the Class Interest Rate or on the Net Loan Rate with respect to each
                           Class  of  Notes,   and  specifying  what  each  such
                           interest rate would have been if it had been calculated using the alternate;

                  (iv) the amount of the payment, if any, allocable to any Carryover Interest together with the outstanding amount, if any, thereof after giving effect to any such distribution;

                  (v) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                  (vi) the aggregate outstanding principal balance of each Class of Notes as of such Payment Date, after giving effect to payments allocated to principal reported under clause (ii) above;

                  (vii) the amount of the Servicing Fee to be allocated to the Master Servicer, the amount of the Administration Fee to be allocated to the Administrator, the amount of the Indenture Trustee Fee to be allocated to the Indenture Trustee, the amount of the Eligible Lender Trustee Fee to be allocated to the Eligible Lender Trustee, and the amount of fees paid to any other entity described in the related Prospectus Supplement, respectively, with respect to the upcoming Payment Date;

                  (viii) the amount of the aggregate Realized Losses, if any, for the preceding Collection Period and the aggregate amount, if any, received (stated separately for interest and principal) with respect to Financed Student Loans for which Realized Losses were allocated previously;
                  (ix) the amount of the distribution attributable to amounts in any Reserve Account, Pre-Funding Account, or other account identified in the related Prospectus Supplement, the amount of any other withdrawals from such accounts for such Payment Date, the balance of such accounts on such Payment Date, after giving effect to changes therein on such Payment Date, the then applicable Parity Percentage and the amount of the distribution, if any, attributable to Parity Percentage Payments;

                  (x) the aggregate amount, if any, paid for Financed Student Loans purchased from the related Trust during the preceding Collection Period;

                  (xi)     during  the  Subsequent   Finance  Period  only,  the
                           Adjustment  Payments,  stated  separately,   for  the
                           preceding Collection Period;

                  (xii) the number and principal amount of Financed Student Loans, as of the preceding Collection Period, that are (A) 31 to 60 days delinquent, (B) 61 to 90 days delinquent, (C) 91 to 120 days delinquent, (D) more than 120 days delinquent and (E) for which claims have been filed with the appropriate Guarantee Agency, guarantor or the Department of HHS and which are awaiting payment;

                  (xiii)   any  other  information   specified  in  the  related
                           Prospectus Supplement.

Rights Upon Servicer Default or Administrator Default. As long as a Servicer Default under a Transfer and Servicing Agreement or an Administrator Default under a Transfer and Servicing Agreement or an Administration Agreement remains unremedied, the Indenture Trustee or holders of Directing Notes evidencing not less than 25% in principal amount of then outstanding Directing Notes may terminate all the rights and obligations of the Master Servicer under such Transfer and Servicing Agreement, or the Administrator under such Transfer and Servicing Agreement and the Administration Agreement, as the case may be, whereupon a successor servicer or administrator appointed by the Indenture Trustee or the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Transfer and Servicing Agreement, or the Administrator under the Transfer and Servicing Agreement and the Administration Agreement, as the case may be, and will be entitled to similar compensation arrangements. If a successor Master Servicer or Administrator, as the case may be, has not been appointed at the time when the predecessor Master Servicer or Administrator has ceased to act as Master Servicer or Administrator, then the Indenture Trustee shall automatically be appointed successor Master Servicer or Administrator. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution whose regular business shall include the servicing of student loans, as the successor to the Master Servicer or Administrator, as the case may be, under this Agreement. If a successor Master Servicer or Administrator, as the case may be, has not been appointed at the time when the predecessor Master Servicer or Administrator has ceased to act as Master Servicer or Administrator, then the Indenture Trustee shall automatically be appointed as successor Master Servicer or Administrator.

Waiver of Past Defaults. The holders of Directing Notes evidencing at least a majority in principal amount of the then outstanding Directing Notes may, on behalf of all Noteholders, waive any default by the Master Servicer in the performance of its obligations under the related Transfer and Servicing
Agreement, or any default by the Administrator of its obligations under the related Transfer and Servicing Agreement and Administration Agreement, as the case may be, and their respective consequences, except a default in making any required payments from any of the Trust Accounts or giving instructions regarding the same in accordance with such Transfer and Servicing Agreement. No such waiver will impair the Noteholders' rights with respect to subsequent defaults.

Termination. With respect to any Series, the obligations of the Master Servicer, the Transferor, the Depositor, the Administrator, the Eligible Lender Trustee and the Indenture Trustee pursuant to each Transfer and Servicing Agreement will terminate upon (i) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans and (ii) the payment to the related Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the related Transfer and Servicing Agreement. See "Description of the Notes--Termination" herein.

Administration Agreements

Crestar Bank, in its capacity as Administrator, will enter into Administration Agreements with each Trust and Indenture Trustee, pursuant to which the Administrator will agree, to the extent provided therein, (i) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each Payment Date, (ii) to prepare (based on the reports received from the Master Servicer) and provide periodic and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related Federal income tax reporting information and (iii) to provide the notices and to perform other administrative obligations required by the Indenture and the Trust Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to the Administration Fee. Affiliates of the Administrator may assist it in performing its obligations under the Administration Agreement.

An "Administrator  Default" under each Administration  Agreement will consist of
(i) any failure by the Administrator to direct the Indenture Trustee or the Eligible Lender Trustee, as applicable, to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three Business Days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Administrator or after discovery of such failure by the Administrator; (ii) any failure by the Administrator duly to observe or perform in any material respect any other covenant or agreement in an Administration Agreement or a Transfer and Servicing Agreement which failure materially and adversely affects the rights of Noteholders, and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (B) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by holders of Directing Notes evidencing not less than 25% in principal amount of the outstanding Directing Notes; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.

                                    SERVICING

Servicing Procedures

Pursuant to the Transfer and Servicing Agreement for each Series, the Master Servicer will agree to service, and perform all other related tasks with respect to, the Financed Student Loans. The Master Servicer is obligated to perform all services and duties customary to the servicing of Financed Student Loans (including all collection practices), and to do so with reasonable care and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements, the Heal Act, the HEAL Insurance Contract, all regulations and agreements respecting Private Loans and all other applicable federal and state laws.

Without limiting the foregoing, the duties of the Master Servicer include, but are not limited to, collecting and depositing into the Collection Account all payments with respect to the Financed Student Loans, including claiming and obtaining any Insurance Payments with respect to Financed HEAL Loans, and, with respect to Financed FFELP Loans, any Guarantee Payments, Interest Subsidy Payments and Special Allowance Payments and guarantee payments with respect to Private Loans; responding to inquiries from borrowers on the Financed Student Loans; and investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, the Master Servicer will keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish monthly and annual statements to the Administrator with respect to such information, in accordance with the customary standards and as otherwise required in the Transfer and Servicing Agreement.

The Master Servicer may enter into servicing agreements with Servicers pursuant to which some or all of the Financed Student Loans may be serviced on behalf of the Master Servicer. No such servicing arrangement will relieve the Master Servicer of its duties and obligations under any Transfer and Servicing Agreement. The initial Servicers for a particular pool of Financed Student Loans will be set forth in the related Prospectus Supplement.

The Master Servicer shall cause each Servicer to deposit in the Collection Account, no less frequently than bi-weekly, all payments on Financed Student Loans for which such Servicer is acting as primary servicer (from whatever source) and all proceeds of such Financed Student Loans collected by it during each Collection Period.

Advances. If the Master Servicer has applied for an Insurance Payment from the Department of HHS, a Guarantee Payment from a Guarantee Agency or an Interest Subsidy Payment or a Special Allowance Payment from the Department of Education or a guarantee payment from a guarantor of a Private Loan, and the Master Servicer has not received the related payment prior to the end of the Collection Period immediately preceding the Payment Date on which such amount would be required to be distributed as a payment of interest, the Master Servicer may, no later than the Payment Determination Date relating to such Payment Date, deposit into the Advance Account an amount up to the amount of such payments applied for but not received (such deposits by the Master Servicer are referred to herein as "Advances"). On each related Payment Date for a Series, the Indenture Trustee will distribute from the Advance Account to the Noteholders the Advance for such Payment Date. Such Advances are recoverable by the Master Servicer (i) first, from the source for which such Advance was made and (ii) second, from payments received generally on or with respect to the Financed Student Loans. The Master Servicer will have no obligation, legal or otherwise, to make any Advance, and a determination by the Master Servicer to make an Advance will not create any obligation of the Master Servicer, legal or otherwise, to make any future Advances.

Year 2000 Information Systems Procedures. The Master Servicer currently is implementing its information systems so that they will be fully operable for date recognition and information processing when the year 2000 begins. An assessment of needed changes was completed by a corporate-wide task force, led by the Master Servicer's Technology and Operations Group, with representation from all major internal business segments. This task force continues to monitor the Master Servicer's progress, in addition to communicating with external service providers and selected customers to ensure they are taking appropriate actions to address date recognition issues. A combination of internal and external resources are being used by the Master Servicer to implement the needed changes to its many different information systems. Some of the necessary changes in the Master Servicer's computer code have been made during the course of normal maintenance. Other changes will necessitate re-writing of the computer code, which is expected to be completed at some point in 1998.

Information with respect to the Master Servicer's year 2000 date recognition and information processing program is contained in Crestar Financial Corporation's Exchange Act reports, which may be obtained from the Commission at the sources identified herein under "Available Information."

The Master Servicer expects to require each Servicer to represent and warrant, among other things, that the information systems used by such Servicers in connection with the servicing of the Financed Student Loans will be fully operable for date recognition and information processing when the year 2000 begins.

Certain Matters Regarding the Master Servicer

Each Transfer and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder, except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law or will violate any final order of a court or administrative agency with jurisdiction over the Master Servicer or its properties. Generally, no such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's servicing obligations and duties under the Transfer and Servicing Agreement.

Each Transfer and Servicing Agreement will further provide that neither the Transferor, the Depositor, the Master Servicer nor any of their directors, officers, employees or agents will be under any liability to the related Trust, the Noteholders, the Certificateholders, the Indenture Trustee or the Eligible Lender Trustee, except as provided under the Transfer and Servicing Agreement or the Administration Agreement for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreement, or for errors in judgment; provided however, that neither the Transferor, the Depositor, the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder. In addition, each Transfer and Servicing Agreement will provide that the Transferor and the Master Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties in accordance with the Transfer and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

Each Transfer and Servicing Agreement will provide that the Master Servicer will be permitted to perform its services thereunder through any of its affiliates, provided that the Master Servicer shall continue to be responsible for all performance of such services.

Under the circumstances and subject to conditions specified in each Transfer and Servicing Agreement, any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Transfer and Servicing Agreement. Successors (other than Crestar Financial Corporation or a Crestar Subsidiary (as defined below)) must execute an agreement expressly assuming the Master Servicer's obligations under the related Transfer and Servicing Agreement. Nothing in any Agreement prohibits or restricts the merger of Crestar Bank with Crestar Financial Corporation or certain subsidiaries of Crestar Financial Corporation (each a "Crestar Subsidiary"), the consolidation of Crestar Bank and Crestar Financial Corporation or any Crestar Subsidiary, or the sale of all or substantially all of the assets of Crestar Bank to Crestar Financial Corporation or another Crestar Subsidiary.

Master Servicer Covenants

In each Transfer and Servicing  Agreement,  the Master Servicer  covenants that:
(a) it will duly satisfy or cause to be duly satisfied all obligations on its part to be fulfilled under or in connection with the Financed Student Loans, maintain in effect all qualifications required to service the Financed Student Loans and comply in all material respects with all requirements of law and program requirements for Private Loans in connection with servicing the Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Noteholders; (b) it will not permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee and the Indenture Trustee; (c) it will do nothing to impair in any material respect the rights of the Noteholders in the Financed Student Loans; and (d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Financed Student Loan except pursuant to any applicable Deferment or Forbearance Periods or otherwise in accordance with its guidelines with respect to the servicing of the Financed Student Loans; provided, however, that the Master Servicer may not agree to any decrease of the interest rate on, or the principal amount payable with respect to, any Financed Student Loan except as otherwise permitted by the applicable student loan program. Notwithstanding the foregoing, the Master Servicer may, in its sole discretion, without having to obtain the consent or approval of any other party, (i) not collect late charges that may be due on Financed Student Loans, and (ii) waive remaining amounts owing under a Financed Student Loan up to and including $250 (or such other amount as may be specified in a Prospectus Supplement for a Series).

Following the discovery by or notice to the Master Servicer of a breach of any such obligations with respect to any Financed Student Loan that results in the failure of a Guarantee Agency (including for this purpose a guarantor under a Private Loan Program) to make a Guarantee Payment or the Department of HHS to make an Insurance Payment, the Master Servicer is obligated to purchase such Financed Student Loan and reimburse the Trust for certain payments, all on terms corresponding to those for the Depositor. See "Description of the Agreements--Transfer and Servicing Agreements--Conveyance of Financed Student Loans; Representations and Warranties" herein. The purchase and reimbursement obligations of the Master Servicer will constitute, together with any rights to receive certain amounts from Credit Enhancement, the sole remedy available to or on behalf of the related Trust, the Certificateholders or the Noteholders for any such uncured breach. The Master Servicer's purchase and reimbursement obligations are contractual obligations pursuant to the Transfer and Servicing Agreement that may be enforced against the Master Servicer, but the breach thereof will not constitute an Event of Default under the Notes.

Master Servicer Default

A "Master Servicer Default" under a Transfer and Servicing Agreement will consist of: (i) any failure by the Master Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts at the time required for such deposit any collections, Guarantee Payments, Insurance Payments, any payments by a guarantor under a guarantee agreement for a Private Loan or other amounts received by the Master Servicer with respect to the Financed Student Loans, which failure continues unremedied for three Business Days after written notice from the Indenture Trustee, the Administrator or the Eligible Lender Trustee is received by the Master Servicer or after discovery by the Master Servicer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other covenant or agreement of the Master Servicer in the Transfer and Servicing Agreement which failure materially and adversely affects the rights of Noteholders and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Master Servicer by the Indenture Trustee, the Eligible Lender Trustee or the Administrator or (B) to the Master Servicer and to the Indenture Trustee and the Eligible Lender Trustee by holders of Directing Notes evidencing not less than 25% in principal amount of the outstanding Directing Notes; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer and certain actions by the Master Servicer indicating its Insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and (iv) any limitation, suspension or termination by the Department of Education or the Department of HHS or by a guarantor of Financed Private Loans of the Master Servicer's eligibility to service Student Loans which materially and adversely affects the Master Servicer's ability to service Financed Student Loans.

Servicing Compensation

The Master Servicer will be entitled to receive a fee (the "Servicing Fee") with respect to each Series of Notes in an amount identified in the related Prospectus Supplement. The Servicing Fee may be payable in advance or arrears, out of Available Funds on each Payment Date or Quarterly Payment Date (or in the case of the initial Servicing Fee payable in advance, on the Closing Date).

The Servicing Fee is intended to compensate the Master Servicer and each other Servicer for performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, Insurance Payments and guarantee payments by guarantors of Financed Private Loans, including litigation costs, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee also will reimburse the Master Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

The amount of the Servicing Fee and method of calculating the same with respect to the Financed Student Loans for a Series will be as set forth in the Prospectus Supplement for such Series.

                            DESCRIPTION OF THE NOTES

General

The Notes of any Series will be issued pursuant to the terms of the Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Indenture and the Terms Supplement, which provisions are incorporated by reference herein.

It is expected that each Class of the Notes of a Series will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depository"). Notes generally will be available for purchase in denominations of $50,000 and integral multiples of $1,000 in excess thereof in book-entry form. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the accompanying Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing his Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "-- Book-Entry Registration" and "-- Definitive Notes" herein.

Each Class of Notes of a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive payments allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive payments only of prepayments of principal throughout the lives of the Notes or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments or principal, interest or any combination thereof to one or more other Classes of Notes of the related Trust throughout the lives of the Notes or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such payments only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive payments in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Notes entitled to payments allocable to interest, the right to receive interest at a fixed rate or an adjustable rate;
(vii) include the right to have interest accrue but not be paid until the occurrence of a specified event or the passing of time; and (viii) include, as to Notes entitled to payments allocable to interest, the right to payments allocable to interest only after the occurrence of events specified in the related Prospectus Supplement.

Payment of Available Funds

On or before each Payment Determination Date with respect to each Series of Notes, the Administrator will provide the Indenture Trustee and the Eligible Lender Trustee a report setting forth by component the Available Funds for the immediately preceding Collection Period. "Available Funds" means the sum, without duplication, of the following amounts with respect to the related Collection Period: (i) all collections received by the Master Servicer or any Servicer on the Financed Student Loans (and any Guarantee Payments and any payments by any guarantor under any Private Loan Program) and Insurance Payments received with respect to the Financed Student Loans during such Collection
Period); (ii) any payments, including without limitation, Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Collection Period with respect to the Financed Student Loans; (iii) all proceeds from any sales of Financed Student Loans by the Trust during such Collection Period; (iv) any payments of or with respect to interest received by the Master Servicer or a Servicer during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Student Loans purchased by the Depositor or the Master Servicer during the related Collection Period; (vi) the aggregate amounts, if any, received from the Depositor or the Master Servicer as reimbursement of non-guaranteed or uninsured interest amounts (which shall not include, with respect to Financed FFELP Loans, the portion of such interest amounts (i.e., 2%) for which the Guarantee Agency did not have an obligation to make a Guarantee Payment), or lost Interest Subsidy Payments and Special Allowance Payments with respect to the Financed Student Loans pursuant to the Transfer and Servicing Agreement; (vii) net Adjustment Payments, if any, during such Collection Period; (viii) investment earnings for such Collection Period; and (ix) any other sums identified in the related Prospectus Supplement; provided, however, that Available Funds will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period (which payments and proceeds shall be paid to the Depositor), and amounts used to reimburse the Master Servicer for Advances pursuant to the terms of the applicable Transfer and Servicing Agreement.

On each Payment Determination Date described in the Prospectus Supplement, the Administrator will advise the Indenture Trustee and the Eligible Lender Trustee in writing of the applicable Class Interest Rate payable on each Class of Notes (and the Certificates) and the applicable Principal Payment Amount payable on the Notes (or, after all the Notes have been paid in full, the Certificates) on such Payment Date or Quarterly Payment Date. In addition, on each Payment Determination Date the Administrator will advise the Indenture Trustee in writing of the estimated Transaction Fees payable on such Payment Date or Quarterly Payment Date.

Prior to making payments to the Note Payment Account, the Indenture Trustee will, if so provided in the Prospectus Supplement for a Series, transfer from the applicable Collection Account to the Expense Account an amount sufficient to pay Transaction Fees. On each Payment Date or Quarterly Payment Date (other than those relating to Accrual Notes during the related Accrual Period), the Indenture Trustee will, subject to the amount of Available Funds, transfer from the Collection Account to the Note Payment Account an amount equal to the Class Interest Rate on each Class of the Notes, as described in the related Prospectus Supplement. For each Payment Date during the related Accrual Period relating to a Class of Accrual Notes, the related Class Interest Rate will be added to the principal amount of such Class of Notes. On each Payment Date or Quarterly Payment Date on which principal is payable on the Notes, the Indenture Trustee will, subject to the amount of Available Funds, transfer from the Collection Account to the Note Payment Account an amount equal to the Principal Payment Amount, as described in the related Prospectus Supplement. On each Payment Date or Quarterly Payment Date, the Indenture Trustee will pay to the Noteholders of the applicable Class as of the related Record Date all amounts transferred to the Note Payment Account as set forth above and in the related Prospectus Supplement.

Following the payment of all required amounts due on the Notes on any Payment Date or Quarterly Payment Date (and deposit of any required amounts in any Reserve Account), the Indenture Trustee will, to the extent of Available Funds, transfer from the Collection Account to the Certificate Distribution Account, an amount equal to the related Interest Distribution Amount on the Certificates on such Payment Date, and after payment in full of the Notes of a Series, the amount required to reduce the Certificate principal balance to zero.

On each Payment Date or Quarterly Payment Date, as specified in the related Prospectus Supplement, the Indenture Trustee will, after making all required transfers to the Note Payment Account, Expense Account, Reserve Account and Certificate Distribution Account, transfer any remaining available funds to the Depositor. Payments made to the Depositor will not thereafter be available to make payments on the Notes.

Notwithstanding the foregoing, if there has been an Event of Default with respect to payment of the Notes issued by a Trust, the Certificateholders of such Trust will not be entitled to any payments of principal or interest until each outstanding Class of Notes of such Trust has been paid in full.

Interest

Interest will accrue on the principal balance of each Class of Notes of a Series at a rate per annum (calculated as provided below or in the related Prospectus Supplement) equal to the related Class Interest Rate. Interest is expected to accrue initially from and including the Closing Date on which the related Series was issued through and including the date set forth in the related Prospectus Supplement and, thereafter, except as otherwise set forth in the related
Prospectus Supplement, for periods (each, an "Interest Accrual Period") consisting of (i) with respect to LIBOR Rate Notes, generally a one-month or three-month period beginning and ending on the dates set forth in the related Prospectus Supplement, (ii) with respect to T-Bill Rate Notes, generally a three-month period beginning and ending on the dates set forth in the related Prospectus Supplement, (iii) with respect to Auction Rate Notes, as set forth in the related Prospectus Supplement, or (iv) with respect to Notes accruing interest based on some other method, the period set forth in the related Prospectus Supplement. Interest on each Class of Notes will be payable (or with respect to Accrual Notes during the related Accrual Period, added to the principal amount thereof) on the Payment Dates described in the applicable Prospectus Supplement.

Generally, the Class Interest Rate on each Class of Notes will equal the lesser of (i) the interest rate and applicable margin, if any, and (ii) a cap specified in the related Prospectus Supplement (the "Formula Rate"); provided that it will not exceed the Net Loan Rate when it is required to be determined. The Net Loan Rate will not need to be determined unless the applicable Formula Rate (without regard to the cap) exceeds the auction note for 91-day Treasury bills for the immediately preceding Interest Determination Date by more than 1.0% on the Interest Determination Date preceding the related Interest Accrual Period.

If on any Interest Determination Date, an Auction for a Class of Notes is not held for any reason, then the Class Interest Rate for such Class of Notes will be the Net Loan Rate or such other rate as may be described in a Prospectus Supplement. The Class Interest Rate on each Class of Notes bearing interest based upon a method other than LIBOR, T-Bill or Auction Rate will be described in the related Prospectus Supplement.

With respect to Auction Rate Notes, the Administrator may, from time to time, change the length of one or more Auction Periods to conform with then current market practice or accommodate other economic or financial factors that may affect or be relevant to the length of the Auction Period or any Class Interest Rate (an "Auction Period Adjustment"). An Auction Period Adjustment will not cause an Auction Period to be less than 7 days nor more than one year and will not be allowed unless certain conditions described in the Auction Procedures in Appendix I to the related Prospectus Supplement are satisfied. If an Auction Period Adjustment is made, the intervals between Payment Dates will be adjusted accordingly.

Payment of Interest. Payments of interest will be made on each Payment Date or Quarterly Payment Date, as specified in the accompanying Prospectus Supplement. Interest payments may include interest accrued on the assets of the related Trust during one or more Interest Accrual Periods. Interest payments on the Notes will generally be funded from Available Funds and Advances (and, when applicable, amounts on deposit in any Reserve Account, Pre-Funding Account or such other account as may be set forth in a Prospectus Supplement) remaining after the deposit of the Transaction Fees in the Expense Account. If insufficient funds are available to pay the applicable Class Interest Rate on a Payment Date or Quarterly Payment Date, such shortfall will be paid from draws on the applicable forms of Credit Enhancement to the extent described in the related Prospectus Supplement.

Carryover Interest. If set forth in a Prospectus Supplement, with respect to any Class of Notes of a Series for any Interest Accrual Period the LIBOR Rate, T-Bill Rate, Auction Rate or other applicable interest rate plus the applicable margin exceeds the Net Loan Rate, the applicable Class Interest Rate for such Interest Accrual Period will be the Net Loan Rate, and the excess of the amount of interest on such Class of Notes that would have accrued at a rate equal to the LIBOR Rate, T-Bill Rate, Auction Rate or other applicable interest rate plus any applicable margin, over the amount of interest on such Class actually accrued at the Net Loan Rate will accrue as the Carryover Interest with respect to such Class of Notes. Such determination of the Carryover Interest will be made separately for each Class of Notes. The Carryover Interest on any Class of Notes will bear interest at a rate equal to the Formula Rate, or the rate set forth in the related Prospectus Supplement, from the Payment Date for the Interest Accrual Period for which the Carryover Interest was calculated until paid.

Carryover  Interest  will  be  paid  as  described  in  the  related  Prospectus
Supplement.

Principal

All payments of principal of Notes of a Series will be made in an aggregate amount determined as set forth in the related Prospectus Supplement and will be paid at the times and will be allocated among the Classes of Notes of such Series in the order and amounts, all as specified in the related Prospectus Supplement. Principal may be paid pro rata to the Noteholders of any Class, or may be repaid by lot, in either case as described in the related Prospectus Supplement.

As described herein, each Trust that is a master trust may issue, from time to time, several Series and Classes of Notes. A Series of Notes may contain one or more Classes of Notes with a higher payment priority than one or more Classes of Notes of a previously issued or subsequently issued Series. In such event, the Classes of Notes with the lower payment priority will receive limited or no payments of principal until each of the Classes of Notes with a higher payment priority, regardless of when issued, have been paid to the extent set forth in a Prospectus Supplement.

The aggregate outstanding principal amount of each Class of Notes of a Series will be payable in full on the Payment Date identified in the related Prospectus Supplement (the "Legal Final Maturity"). The actual date on which the aggregate outstanding principal and accrued interest of any Class of Notes are paid may be earlier than its respective Legal Final Maturity, based on a variety of factors, including those described under "Maturity and Prepayment Considerations" herein.

Realized Losses. The Trust may experience losses with respect to the Financed Student Loans. If such Realized Losses are not absorbed by the equity of the Trust, they may result in the inability to pay the Notes of a Series in full.

With respect to each Financed FFELP Loan submitted to a Guarantee Agency for a Guarantee Payment, a "Realized Loss" means the excess, if any, of (i) the unpaid principal balance of such Financed FFELP Loan on the date it was first submitted to a Guarantee Agency for a Guarantee Payment over (ii) all amounts received on or with respect to principal on such Financed FFELP Loan up through the earlier to occur of (A) the date a related Guarantee Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Guarantee Payment is first denied.

With respect to each Financed HEAL Loan submitted to the Department of HHS for an Insurance Payment, a "Realized Loss" means the excess, if any, of (i) the unpaid principal balance of such Financed HEAL Loan on the date it was first submitted to the Department of HHS for an Insurance Payment over (ii) all amounts received on or with respect to principal on such Financed HEAL Loan up through the earlier to occur of (A) the date a related Insurance Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Insurance Payment is first denied.

With respect to each Private Loan, a "Realized Loss" generally will mean the excess, if any, of (i) the unpaid principal balance of such Private Loan at the time of default, plus accrued and unpaid interest thereon, if any, at such time over (ii) all amounts received on or with respect to the liquidation of such Private Loan. The Prospectus Supplement for any Series of Notes containing
Private Loans will describe the particular procedures with respect to the realization of Realized Losses on the Private Loans of such Series.

Determination of LIBOR

Pursuant to each Transfer and Servicing Agreement and each Prospectus Supplement, for each Interest Accrual Period after the initial Interest Accrual Period, the Master Servicer will determine the applicable LIBOR rate for purposes of calculating the Class Interest Rate on the LIBOR Rate Notes for each given Interest Accrual Period on the date which is both two Business Days (in New York and Virginia) and two London Banking Days preceding the commencement of each Interest Accrual Period (each, an "Interest Determination Date"). "London Banking Day" means a business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

"LIBOR" means the rate of interest per annum equal to the London interbank offered rate for deposits in U.S. dollars having the applicable maturity (i.e., one month or three months) commencing on the related Interest Determination Date (the "Index Maturity") which appears on Telerate Page 5 as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 5, the rate for that day will be determined by reference to the Reuters Screen LIBOR Page. If such rate does not appear on Telerate Page 5 or the Reuters Screen LIBOR Page, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market by the Reference Banks. The Master Servicer will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for that day will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the quotations. If fewer than two quotations are provided, LIBOR for that day will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the rates quoted by three major banks in New York City, selected by the Master Servicer, or by the Trustee, as applicable, at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Accrual Period will be LIBOR in effect for the previous Interest Accrual Period.

T-Bill Rate

Pursuant to each Transfer and Servicing Agreement and the accompanying Prospectus Supplement, for each Interest Accrual Period after the initial Interest Accrual Period, the Master Servicer will determine the T-Bill Rate for purposes of calculating the Class Interest Rate on each Class of T-Bill Rate Notes of the related Series for each given Interest Accrual Period on the related Interest Determination Date. The T-Bill Rate means the rate of interest per annum equal to the average of the bond equivalent yields of the 91-day Treasury bills auctioned during the preceding quarter (the "T-Bill Rate").

Auction Procedures

A Series of Notes may contain one or more Classes of Auction Rate Notes. The following discussion summarizes certain procedures that will be used in determining the interest rates on the Auction Rate Notes. If any Auction Rate Notes are included in a Series, the Prospectus Supplement will contain a more detailed description of these procedures in an Appendix. Prospective investors in the Auction Rate Notes should read carefully the following summary, along with the more detailed description in the Prospectus Supplement.

The interest rate on each Class of Auction Rate Notes will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of Auction Rate Notes such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Notes.

In the auction procedures, the following types of orders may be submitted:

         (i) Bid/Hold Orders - the minimum interest rate that a current investor is willing to accept in order to continue to HOLD some or all of its Auction Rate Notes for the upcoming interest period;

         (ii) Sell Orders - an order by a current investor to SELL a specified principal amount of Auction Rate Notes, regardless of the upcoming interest rate; and

         (iii) Potential Bid Orders - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Notes) is willing to accept in order to BUY a specified principal amount of Auction Rate Notes.

If an existing investor does not submit orders with respect to all its Auction Rate Notes of the applicable Class, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Notes for which no order was received.

In connection with each auction, Auction Rate Notes will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Notes.

                  (a)    Assumptions:

                  1.     Denominations (Units) = $100,000
                  2.     Interest Period = 28 Days
                  3.     Principal Amount Outstanding  = $50 Million (500 Units)

                  (b)    Summary of All Orders Received For The Auction

               BID/HOLD ORDERS              SELL ORDERS                  POTENTIAL BID ORDERS
           10 Units at      2.90%         50 Units Sell                 20 Units at      2.95%
           30 Units at      3.02%         50 Units Sell                 30 Units at      3.00%
           60 Units at      3.05%        100 Units Sell                 50 Units at      3.05%
          100 Units at      3.10%                                       50 Units at      3.10%
          100 Units at      3.12%                                       50 Units at      3.11%
                                                                        50 Units at      3.14%
                                                                       100 Units at      3.15%

Total units under existing Bid/Hold Orders and Sell Orders must always equal issue size (in this case 500 Units).

                  (c)      Auction Agent Organizes Orders In Ascending Order

       Order          Number       Cumulative                   Order          Number       Cumulative
      Number         of Units     Total (Units)   %            Number         of Units     Total (Units)  %

         1          10(W)              10      2.90%              7          100(W)             300     3.10%
         2          20(W)              30      2.95%              8           50(W)             350     3.10%
         3          30(W)              60      3.00%              9           50(W)             400     3.11%
         4          30(W)              90      3.02%             10          100(W)             500     3.12%
         5          50(W)             140      3.05%             11           50(L)                     3.14%
         6          60(W)             200      3.05%             12          100(L)                     3.15%
------------------------

(W) Winning Order    (L) Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next Interest Accrual Period. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the Maximum Auction Rate.

The above example assumes that a successful auction has occurred (i.e., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Notes offered for sale. In such circumstances, the interest rate for the upcoming Interest Accrual Period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the Auction Rate Notes are subject to Hold Orders (i.e., each holder of Auction Rate Notes wishes to continue holding its Auction Rate Notes, regardless of the interest rate) the interest rate for the upcoming Interest Accrual Period will equal the lesser of the Net Loan Rate and the rate at which all investors are willing to hold the Notes.

Credit Enhancement

The amounts and types of Credit Enhancement arrangements and the provider thereof, if applicable, with respect to a Series or any Class of Notes will be set forth in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, Credit Enhancement for any Series of Notes may cover one or more Classes of Notes or Certificates, and, accordingly, may be exhausted for the benefit of a particular Class of Notes or Certificates and thereafter be unavailable to such other Classes of Notes or Certificates. Further information regarding any provider of Credit Enhancement, including financial information when material, will be included or incorporated by reference in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, Credit Enhancement may include one or more of the following or any combination thereof:

Reserve Account. A Reserve Account may be created with respect to any Series of Notes, and on each Closing Date the Depositor may deposit cash or Eligible Investments in an amount, if any, equal to the Reserve Account Deposit identified in the related Prospectus Supplement. The Reserve Account may be augmented on certain Payment Dates, as set forth in the related Prospectus Supplement, by deposit therein of the amount, if any, necessary to cause the balance of the Reserve Account to equal the Specified Reserve Account Balance from the amount of Available Funds remaining after making all prior distributions on such date as described in the related Prospectus Supplement; provided, however, that, if and as set forth in the related Prospectus Supplement, such Available Funds may be applied as an additional principal payment. Also, if amounts were transferred from the Reserve Account to cover a Realized Loss on a Financed Student Loan, any subsequent payments of principal received on or with respect to such Financed Student Loan will be deposited into the Reserve Account or, if so provided in the related Prospectus Supplement, applied as an additional Principal Payment. Amounts on deposit in the Reserve Account exceeding the Specified Reserve Account Balance will be distributed as set forth in the related Prospectus Supplement.

A Reserve Account is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. In certain circumstances, however, a Reserve Account could be depleted. Further, as described above, amounts otherwise required to be deposited into the Reserve Account may, with the consent of any provider of Credit Enhancement, if any, be applied as additional Principal Payments. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amount of principal and interest distributed to the Noteholders could result. This shortfall could, in turn, increase the average life of the Notes. Moreover, amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to cover any aggregate unpaid Carryover Interest.

Subordination. The rights of the holders of a Class of Notes may be subordinated to the rights of more senior Noteholders to the extent described herein and in the related Prospectus Supplement.

Surety Bonds. A Surety Bond with respect to one or more Classes of a Series of Notes may be obtained by the Depositor in favor of the Eligible Lender Trustee solely on behalf of the Noteholders of the related Series. Except as provided below or in a Prospectus Supplement, a Surety Bond will provide for coverage of timely payment of all interest and ultimate payment of all principal due on the related Series of Notes; provided, however, that Surety Bonds will not ensure payment of any Carryover Interest.

The amount required to be paid to the issuer of each Surety Bond will be described in the applicable Prospectus Supplement.

Other Forms of Credit Enhancement. If and to the extent specified in the related Prospectus Supplement, Credit Enhancement with respect to a Series or any Class of Notes may also include overcollateralization, letters of credit, liquidity facilities, insurance policies, spread accounts, one or more Classes of subordinate securities, derivative products or other forms of credit enhancement including but not limited to third party guarantees (collectively, "Credit Enhancement"). The Credit Enhancement with respect to any Series or Class of Notes may be structured to provide protection against delinquencies and/or losses on the Financed Student Loans, against changes in interest rates, or other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Any form of Credit Enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

Termination

To avoid excessive administrative expense, the Master Servicer is permitted at its option to purchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Payment Date if the then outstanding Pool Balance with respect to the related Trust is equal to or less than a percentage specified in a Prospectus Supplement of the Initial Pool Balance, all remaining Financed Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, but not less than an amount necessary to pay transaction costs and all amounts due the Noteholders (other than Carryover Interest). The net proceeds of such purchase will be used to retire the Notes of such Series. Upon termination of a Trust, remaining assets will be conveyed and transferred to the Depositor after giving effect to any final distributions to Noteholders and Certificateholders.

If specified in the Prospectus Supplement for any Series, as of a date specified therein or as of a date when the Pool Balance is reduced to a specified percentage of the Initial Pool Balance, any Financed Student Loans remaining in the related Trust will be offered for sale by the Indenture Trustee. The Transferor, the Depositor, their affiliates and unrelated third parties may offer bids to purchase the related Financed Student Loans on or prior to such Payment Date. If at least two bids are received, the Indenture Trustee will accept the highest bid equal to or in excess of the greater of (a) the aggregate Purchase Amounts of such Financed Student Loans as of the end of the Collection Period immediately preceding such Payment Date or (b) an amount sufficient to pay transaction costs and all amounts due the Noteholders (other than Carryover Interest). If at least two bids are not received or the highest bid is not equal to or in excess of the foregoing minimum, the Indenture Trustee will not consummate such sale. The net proceeds of any such sale will be used to retire the Notes of such Series. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Payment Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either such Payment Date or any subsequent Payment Date.

Book-Entry Registration

The description which follows of the procedures and record keeping with respect to beneficial ownership interests in a Series of Notes, payment of principal of and interest on the Notes to DTC Participants, Cedel Participants and Euroclear Participants or to purchasers of the Notes, confirmation and transfer of beneficial ownership interests in the Notes, and other securities-related transactions by and between DTC, Cedel, Euroclear, DTC Participants, Cedel Participants, Euroclear Participants and Note Owners, is based solely on information furnished by DTC, Cedel and Euroclear and has not been independently verified by the Depositor, the Transferor or the Underwriters.

If specified in the accompanying Prospectus Supplement, Noteholders may hold their certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

DTC will hold the global Notes. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its DTC Participants are on file with the Commission.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

Day traders that use Cedel or Euroclear and that purchase the globally offered Notes from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades may fail on the sale side unless affirmative actions are taken. Participants should consult with their clearing system to confirm that adequate steps have been taken to assure settlement.

Purchases  of  Notes  under  the DTC  system  must be  made  by or  through  DTC
Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual owner of a Note (a "Note Owner") is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners. Note Owners will not receive certificates representing their ownership interest in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Note Owners of the Notes; DTC's records reflect only the identity of the DTC Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Notes are credited on the record date (identified in a listing attached thereto).

Principal and interest payments on the Notes will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Payment Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Payment Date. Payments by DTC Participants to Note Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Indenture Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Indenture Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Note Owners shall be the responsibility of DTC Participants and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Transferor or the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. The Administrator may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Notes will be delivered to Noteholders. See "-- Definitive Notes" herein.

Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Notes. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fundable basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

The Euroclear Operator has advised as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator's records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit. Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" herein. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes

If set forth in the accompanying Prospectus Supplement, Notes of any Series will be issued in fully registered, certificated form (the "Definitive Notes") to Note owners or their nominees rather than to DTC or its nominee, if (i) the Administrator advises the Indenture Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Notes, and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or successor securities depository or (iii) after the occurrence of an Event of Default, Master Servicer Default or Administrator Default Noteholders representing not less than 50% of the outstanding principal balance of the Directing Notes advise the Indenture Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Noteholders.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will cause DTC to notify all DTC Participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive certificate representing the Notes and instructions for registration, the Indenture Trustee will issue the Notes as Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

Distribution of principal of and interest on the Notes will be made by the Indenture Trustee directly to Noteholders of Definitive Notes in accordance with the procedures set forth herein and in the Transfer and Servicing Agreement. Interest payments and any principal payments on each Payment Date will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. The final payment on any Note (whether Definitive Notes or the Notes registered in the name of Cede & Co. representing the Notes), will he made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders. The Indenture Trustee will provide such notice to registered
Noteholders prior to the Payment Date on which it expects such final distributions to occur.

Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar for the Notes, which shall initially be the Indenture Trustee. No service charges will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Noteholders

A Noteholder may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders of the related Trust maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders.

Reports to Noteholders

On each Payment Date, the Indenture Trustee will provide to the applicable Noteholders of record as of the related Record Date, a statement setting forth substantially the same information as is required to be provided on the report provided to the Indenture Trustee and the Trust described under "Description of Agreements -- Statements to Indenture Trustee" herein.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and received any payment thereon, a statement containing certain information for the purposes of such Noteholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" herein.

                         FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Notes. Hunton & Williams, special tax counsel to the Trust ("Special Tax Counsel"), has reviewed this summary and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to Noteholders. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such a change could apply retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain categories of investors subject to special treatment under the federal income tax laws. This summary focuses primarily on investors who will hold Notes as "capital assets" (generally held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. The summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Notes. Consequently, potential purchasers of Notes are advised to consult their own tax advisors concerning the federal, state or local tax consequences to them of the purchase, holding, and disposition of the Notes.

For each Series of Notes, Special Tax Counsel will advise the Issuer that, based upon the facts as they exist, in Special Tax Counsel's opinion, the Notes will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Financed Student Loans or an equity interest in a separate association taxable as a corporation. However, there are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. Accordingly, although that opinion will be based on existing law, there can be no assurance that the law will not change or that contrary positions will not be taken by the Internal Revenue Service (the "Service"). If the Service were to make and prevail upon the contention that the Notes did not constitute indebtedness for federal income tax purposes, the Notes could be treated as equity interests in the Trust. In that event, the Trust should be treated as a partnership that is not a publicly traded partnership.
The Issuer may redeem a Class or Classes of Notes at any time upon a determination by the Issuer, based upon an opinion of counsel, that a substantial risk exists that the Notes of the Class to be redeemed will not be treated for federal income tax purposes as evidences of indebtedness. Such redemption could occur when a Noteholder could not reinvest the proceeds at an interest rate at least equal to the applicable Class Interest Rate.

Payments received by Noteholders on the Notes generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for Notes issued with original issue discount, acquired with market discount, or issued or acquired at a premium, interest paid or accrued on a Note will be treated as ordinary income to the Noteholder and a principal payment on a Note will be treated as a return of capital. In general, interest paid to Noteholders who report their income on the cash receipts and disbursements method should be taxable to them when received. Interest earned by Noteholders who report their income on the accrual method will be taxable when accrued, regardless of when it is actually received. The Trustee will report annually to the Service and to Noteholders of record with respect to interest paid or accrued, and original issue discount and market discount, if any, accrued, on the Notes.

One or more Classes of Notes may be subordinated to one or more other Classes of Notes of the same Series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or the senior Notes. Employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consult their tax advisors before purchasing any subordinated Note. See "ERISA Considerations" herein and in the accompanying Prospectus Supplement.

Original Issue Discount

Notes issued at a price less than their stated principal amount ("Discount Notes"), Notes upon which interest is accrued and is compounded and added to the principal balance thereof periodically ("Accretion Notes"), and certain other Classes of Notes will be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. In general such original issue discount will equal the difference between the "stated redemption price at maturity" of the Note (generally, its principal amount) and its issue price. Original issue discount is treated as ordinary interest income, and Holders of Notes with original issue discount generally must include the amount of original issue discount in income on an accrual basis in advance of the receipt of the cash to which it relates.

The amount of original issue discount required to be included in a Noteholder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the Notes, that are subject to prepayment by reason of prepayments of underlying debt obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a Note generally is to be calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate of the Financed Student Loans and the reinvestment rate on amounts held pending distribution that were assumed in pricing the Note (the "Pricing Prepayment Assumptions"). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Master Servicer or other person responsible for computing the amount of original issue discount to be reported to a Noteholder each taxable year (the "Tax Administrator"), except as otherwise provided herein, expects to base its computations on Code Section 1272(a)(6) and final regulations governing the accrual of original issue discount on debt instruments (the "OID Regulations"). Investors should be aware, however, that the OID regulations do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6), and, accordingly, there can be no assurance that such methodology, which is described below, represents the correct manner of calculating original issue discount on the Notes. The Tax Administrator intends to account for income on certain Notes that provide for one or more contingent payments as described in "-- Variable Rate Notes" herein.

The amount of original issue discount on a Note equals the excess, if any, of the Note's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" ("Deemed Principal Payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the Issuer) at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See "-- Variable Rate Notes" herein. Thus, in the case of any Note providing for such stated interest other than an Accretion Note, the stated redemption price at maturity generally will equal the total amount of all Deemed Principal Payments due on that Note. Because an Accretion Note generally does not require unconditional payments of interest at least annually, the stated redemption price at maturity of such a Note will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a Note generally will equal the initial price at which a substantial amount of such Notes is sold to the public.

Under a de minimis rule, a Note will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the Note's stated redemption price at maturity multiplied by the weighted average maturity ("WAM") of the Note. For that purpose, the WAM of a Note is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the Note `s issue date until the payment is made, and the denominator of which is the Note's stated redemption price at maturity. Although no Treasury regulations have been issued with respect to computing the WAM of instruments like a Note, it is expected that the WAM of a Note will be computed using the Pricing Prepayment Assumptions. A Noteholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the Note are received or, if earlier, upon disposition of the Note, unless the Noteholder makes an "All OID Election" (as defined below).

Notes of certain Series may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the Notes is lower than the rate payable during the remainder of the life of the Notes ("Teaser Notes"). The OID Regulations provide a more expansive test under which a Teaser Note may be considered to have a de minimis amount of original issue discount even though the amount of the original issue discount on the Note would be more than de minimis as determined under the regular test. The expanded test applies to a Teaser Note only if the stated interest on such Note would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term. Under the expanded test, the amount of original issue discount on a Teaser Note that is measured against the de minimis amount of original issue discount allowable on the Note is the greater of (i) the excess of the stated principal amount of the Note over its issue price ("True Discount") and (ii) the amount of interest that would be necessary to be payable on the Note in order for all stated interest to be qualified stated interest (the "Additional Interest Amount").

The holder of a Note generally must include in gross income the sum, for all days during his taxable year on which he holds the Note, of the "daily portions" of the original issue discount on such Note. In the case of an original holder of a Note, the daily portions of original issue discount with respect to such Note generally will be determined by allocating to each day in any accrual period the Note's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the Note yet to be received as of the close of such period and (b) the amount of any Deemed Principal Payments received on the Note during such period over (ii) the Note's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Note is computed by using the Pricing Prepayment Assumptions and the Note's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account Deemed Principal Payments actually received on the Note prior to the close of the accrual period. The adjusted issue price of a Note at the beginning of the first accrual period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the Note at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and decreased by the amount of any Deemed Principal Payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a Note will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of such Note.

The yield to maturity of a Note is calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the Note typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the Note's yield to maturity. The Tax Administrator's determination of whether a contingency relating to a Class of Notes is more likely than not to occur is binding on each holder of a Note of such Class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Note is different from that of the Tax Administrator.

The Notes of a Series may be subject to optional redemption by the Issuer before their stated maturity dates. Under the OID Regulations, the Issuer will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the Notes is lower than it would be if the Notes were not redeemed early. If the Issuer is presumed to exercise its option to redeem the Notes, original issue discount on such Notes will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the Notes of a particular Series are issued at par or at a discount, the Issuer will not be presumed to exercise its option to redeem the Notes because a redemption by the Issuer would not lower the yield to maturity of the Notes. If, however, some Notes of a particular Series are issued at a premium, the Issuer may be able to lower the yield to maturity of the Notes by exercising its redemption option. In determining whether the Issuer will be presumed to exercise its option to redeem Notes when one or more Classes of the Notes are issued at a premium, the Tax Administrator will take into account all Classes of Notes that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the Notes of such Classes were issued at a premium, the Tax Administrator will presume that the Issuer will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the Notes, and there can be no assurance that the Service will agree with the Tax Administrator's position.

The OID Regulations provide that a Noteholder generally may make an election (an "All OID Election") to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "-- Market Discount"), and de minimis market discount that accrues on the Note (as reduced by any amortizable premium, as described below under "Amortizable Premium," or acquisition premium, as described below) under the constant yield method used to account for original issue discount. To make an All OID Election, the holder of the Note must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the Note. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the Service. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described in "-- Market Discount" below. In addition, if an All OID Election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "-- Amortizable Premium." Noteholders should be aware that the law is unclear as to whether an All OID Election is effective for a Note that is subject to the contingent payment rules. See "-- Variable Rate Notes" herein.

A Note having original issue discount may be acquired in a transaction subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a Note, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the Note after the acquisition date, the Note will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the Note by the amount of amortizable premium. See "-- Amortizable Premium" herein. If the subsequent holder's adjusted basis in the Note immediately after the acquisition exceeds the adjusted issue price of the Note, but is less than or equal to the sum of the Deemed Principal Payments to be received under the Note after the acquisition date, the amount of original issue discount on the Note will be reduced by a fraction, the numerator of which is the excess of the Note's adjusted basis immediately after its acquisition over the adjusted issue price of the Note and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the Note after the acquisition date over the adjusted issue price of the Note. For that purpose, the adjusted basis of a Note generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternately, the subsequent purchaser of a Note having original issue discount may make an All OID Election with respect to the Note.

If the interval between the issue date of a Note that pays interest at the Class Interest Rate on a current basis (a "Current Interest Note") and the first Distribution Date (the "First Distribution Period") contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by the Noteholder during the first Distribution Period will be less than the Note's stated interest rate making such Note a Teaser Note. If the amount of original issue discount on the Note measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the Note, the amount by which the stated interest on the Note exceeds the interest that would be payable on the Note at the effective rate of interest for the First Distribution Period (the "Nonqualified Interest Amount") would be treated as part of the Note's stated redemption price at maturity. Accordingly, the holder of a Teaser Note may be required to recognize ordinary income arising from original issue discount attributable to the First Distribution Period in addition to any qualified stated interest that accrues in that period.

Similarly, if the First Distribution Period is shorter than the interval between subsequent Distribution Dates, the effective rate of interest payable on a Note during the First Distribution Period will be higher than the stated rate of interest if a Noteholder receives interest on the first Distribution Date based on a full accrual period. Unless the "Pre-Issuance Accrued Interest Rule" described below applies, such Note (a "Rate Bubble Note") would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Note attributable to the First Distribution Period would be the amount by which the interest payment due on the first Distribution Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the Pre-Issuance Accrued Interest Rule, if
(i) a portion of the initial purchase price of a Rate Bubble Note is allocable to interest that has accrued under the terms of the Note prior to its issue date ("Pre-Issuance Accrued Interest") and (ii) the Note provides for a payment of stated interest on the first payment date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the Note's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the Noteholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Distribution Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the Note. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Note will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that Period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Note for which it is available if the Note `s stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Note is longer than subsequent Distribution Periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the Note's stated interest because its effective interest rate during the First Distribution Period typically will be less than its stated interest rate. Thus, a Note with a long First Distribution Period typically will be a Teaser Note, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Note that is normally allocable to interest accrued under the terms of such Note before its issue date. All amounts paid for such a Teaser Note at issuance, regardless of how designated, will be included in the issue price of such Note for federal income tax accounting purposes.

In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the Notes, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on the Notes for federal income tax purposes.

Variable Rate Notes

A Note may pay interest at a variable rate (a "Variable Rate Note"). A Variable Rate Note that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Note qualifies as a VRDI under the OID Regulations if (i) the Note is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM (as that term is defined above in the discussion of the de minimis rule) of the Note or (b) 15 percent of such noncontingent principal amount (an "Excess Premium"); (ii) stated interest on the Note compounds or is payable unconditionally at least annually at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate," and (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the Note and ends one year following that day). However, if the Variable Rate Note provides for any contingent payments (which do not include qualified stated interest), the Tax Administrator intends to account for the income thereon as described below.

Under the OID Regulations, a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the Issuer of the debt instrument or for Depositors in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than
1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a Note provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a Note, if the values of all such rates on the issue date of the Note are within 25 basis points of each other.

A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a "Cap"), a restriction or restrictions on the minimum stated interest rate (a "Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if: (a) the Cap, Floor, or Governor is fixed throughout the term of the related Note or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the Note to be significantly less or significantly more than the expected yield on the Note determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

Under the OID Regulations, an objective rate is a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the Issuer (or a related party) or is unique to the circumstances of the Issuer (or related party), such as dividends, profits, or the value of the Issuer's (or related party's) stock. That definition would include a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the Issuer.

Under the OID Regulations if interest on a Variable Rate Note is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

Under the OID Regulations, all interest payable on a Variable Rate Note that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Note") is treated as qualified stated interest. The amount and accrual of OID on a Single Rate VRDI Note is determined, in general, by converting such Note into a hypothetical fixed rate Note and applying the rules applicable to fixed rate Notes described under "Original Issue Discount" above to such hypothetical fixed rate Note. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Note also must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate Note.

Except as provided below, the amount and accrual of OID on a Variable Rate Note that qualifies as a VRDI but is not a Single Rate VRDI Note (a "Multiple Rate VRDI Note") is determined by converting such Note into a hypothetical equivalent fixed rate Note that has terms that are identical to those provided under the Multiple Rate VRDI Note, except that such hypothetical equivalent fixed rate Note will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rates provided for under the Multiple Rate VRDI Note. A Multiple Rate VRDI Note that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate Note by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Note that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate Note by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Note. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Note must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate Note.

Under the OID Regulations, the amount and accrual of OID on a Multiple Rate VRDI Note that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate) is determined using the method described above for all other Multiple Rate VRDI Notes except that prior to its conversion to a hypothetical equivalent fixed rate Note, such Multiple Rate VRDI Note is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate), rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Note as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate), rather than the fixed rate.

Notes of certain Series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate ("Inverse Floater Notes"). Under the OID Regulations, Inverse Floater Notes generally bear interest at objective rates because their rates either constitute "qualified inverse floating rates" under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such Notes are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such Notes will be accounted for under the rules applicable to VRDIs described above.

The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations with one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to debt instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Notes that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6). Income will be accrued on such Notes based on a constant yield that is derived from a projected payment schedule as of the Closing Date. The projected payment schedule will take into account the Pricing Payment Assumptions and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year.

The method described in the foregoing paragraph for accounting for Notes that are Contingent Payment Obligations is consistent with Code section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such Notes under the OID Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to Noteholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Notes that are Contingent Payment Obligations, each investor should consult his own tax advisor to determine the appropriate amount and method of income inclusion on such Notes for federal income tax purposes.

Anti-Abuse Rule

Concerned that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations in a way that produces unreasonable tax results, the Treasury issued regulations containing an anti-abuse rule. Those regulations provide that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Service can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

Market Discount

A subsequent purchaser of a Note at a discount from its outstanding principal amount (or, in the case of a Note having original issue discount, its "adjusted issue price") will acquire such Note with market discount. The purchaser generally will be required to recognize the market discount (in addition to any original issue discount remaining with respect to the Note) as ordinary income. A person who purchases a Note at a price lower than the Note's outstanding principal amount but higher than its adjusted issue price does not acquire the Note with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Original Issue Discount." A Note will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount (or, in the case of a Note having original issue discount, the adjusted issue price of such Note), multiplied by (ii) the WAM of the Note (determined as for original issue discount) remaining after the date of purchase. Regardless of whether the subsequent purchaser of a Note with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a Note having original issue discount, any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued" (as described below), but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). In addition, the purchaser may make an All OID Election with respect to a Note purchased with market discount. See "-- Original Issue Discount" herein.

Until the Treasury promulgates applicable regulations, the purchaser of a Note with market discount generally may elect to accrue the market discount either:
(i) on the basis of a constant interest rate; (ii) in the case of a Note not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Note issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

A Noteholder who has acquired any Note with market discount generally will be required to treat a portion of any gain on a sale or exchange of the Note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such Noteholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Note to the extent they exceed income on the Note. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a Noteholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such Note based on the original projected payment schedule devised by the Issuer of such Note. See "-- Original Issue Discount" herein. The holder of such a Note would be required, however, to allocate the difference between the adjusted issue price of the Note and its basis in the Note as positive adjustments to the accruals or projected payments on the Note over the remaining term of the Note in a manner that is reasonable (e.g., based on a constant yield to maturity).

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a Note subject to redemption at the option of the Issuer that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Notes. Prospective investors should consult their own tax advisors regarding the application of the market discount rules to the Notes.

Amortizable Premium

A purchaser of a Note who purchases the Note at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Notes. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Note will be calculated using the Pricing Prepayment Assumptions. Amortized premium generally would be treated as an offset to interest income on a Note and not as a separate deduction item. If a holder makes an election to amortize premium on a Note, such election will apply to all taxable debt instruments (including all Notes) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Service. Purchasers who pay a premium for the Notes should consult their tax advisors regarding the election to amortize premium and the method to be employed.

Amortizable premium on a Note that is subject to redemption at the option of the Issuer generally must be amortized as if the optional redemption price and date were the Note's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a Noteholder would not be able to amortize any premium on a Note that is subject to optional redemption at a price equal to or greater than the Noteholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the Note will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the Note at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

Under the Contingent Payment Regulations, a secondary market purchaser of a Contingent Payment Obligation at a premium generally would continue to accrue interest and determine adjustments on such Note based on the original projected payment schedule devised by the Issuer of such Note. See "-- Original Issue Discount" herein. The holder of such a Note would allocate the difference between its basis in the Note and the adjusted issue price of the Note as negative adjustments to the accruals or projected payments on the Note over the remaining term of the Note in a manner that is reasonable (e.g., based on a constant yield to maturity).

Gain or Loss on Disposition

If a Note is sold, the Noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the Note. The adjusted basis of a Note generally will equal the cost of the Note to the Noteholder, increased by any original issue discount or market discount previously includible in the Noteholder's gross income with respect to the Note and reduced by the portion of the basis of the Note allocable to payments on the Note (other than qualified stated interest) previously received by the Noteholder and by any amortized premium. Similarly, a Noteholder who receives a scheduled or prepaid principal payment with respect to a Note will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the Note. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Note generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Note is held as a capital asset for the applicable long term holding period.

If the holder of a Note is a bank, thrift, or similar  institution  described in
Section 582 of the Code, any gain or loss on the sale or exchange of the Note will be treated as ordinary income or loss. In addition, a portion of any gain from the sale of a Note that might otherwise be capital gain may be treated as ordinary income to the extent that such Note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

The highest marginal individual income tax bracket is 39.6%. The alternative minimum tax rate for individuals is 26% with respect to alternative minimum tax income up to $175,000 and 28% with respect to alternative minimum tax income over $175,000. The recently enacted Taxpayer Relief Act of 1997 (the "Relief Act") established a three-tier rate structure with respect to the net capital gain of individuals. Under the Relief Act, the highest marginal federal tax rate on net capital gains for individuals with respect to assets held for more than one year but not more than 18 months is 28%. However, the Relief Act reduces the highest marginal federal tax rate with respect to net capital gain on assets held by individuals for more than 18 months from 28% to 20%, and, for taxable years beginning after, and for assets acquired after, December 31, 2000 and with respect to assets held for more than 5 years, to 18%. Accordingly, there can be a significant marginal tax rate differential between net capital gains and ordinary income for individuals. The highest marginal corporate tax rate is 35% for corporate taxable income over $10 million, and the marginal tax rate on corporate net capital gains is 35%, although the distinction between capital gains and ordinary income remains relevant for other purposes. Investors should note that the deductibility of capital losses is subject to certain limitations.

Miscellaneous Tax Aspects

Backup Withholding. A Note may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount as well as distributions of proceeds from a sale of Notes. This withholding generally applies if the Noteholder of a Note (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee or the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or the Issuer or such Noteholder's securities broker with a certified statement, signed under penalty of perjury, that the TIN is its correct number and that the Noteholder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Noteholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below) complying with requisite certification procedures. Noteholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The Trustee will report to the Noteholders and to the Internal Revenue Service each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Notes within a reasonable time after the end of each calendar year.

Foreign Noteholders. Under the Code, interest and original issue discount income (including accrued interest or original issue discount recognized on sale or exchange) paid or accrued with respect to Notes held by Noteholders who are nonresident alien individuals, foreign corporations, foreign partnerships or certain foreign estates and trusts ("Nonresidents") or Noteholders holding on behalf of a Nonresident generally will be treated as "portfolio interest" and therefore will not be subject to any United States tax provided that (i) such interest is not effectively connected with a trade or business in the United States of the Noteholder and (ii) the Issuer (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of a Note is a Nonresident. Interest (including original issue discount) paid on Notes to Noteholders who are foreign persons will not be subject to withholding if such interest is effectively connected with a United States business conducted by the Noteholder. Such interest (including original issue discount) will, however, generally be subject to the regular United States income tax. Effective January 1, 2000, any foreign investor that seeks the protection of an income tax treaty with respect to the imposition of United States withholding tax will generally be required to obtain a TIN from the Service in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. In addition, foreign tax-exempt investors will generally be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO NOTEHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE NOTES.

                            STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Notes.

                              ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should review carefully with their legal advisors whether the purchase or holding of a Series of Notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the assets of the Trust to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Note.

Under the Plan Asset Regulations, if the Notes of a Series are treated as having substantial equity features, the purchaser of a Note could be treated as having acquired a direct interest in the Trust assets securing the Notes. In that event, the purchase, holding, or resale of the Notes could result in a transaction that is prohibited under ERISA or the Code. It is expected that each Series of Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a Note should not be treated as having acquired a direct interest in the Trust assets. However, there can be no complete assurance that the Notes of a Series will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. The Prospectus Supplement for a Series of Notes will indicate whether, and to what extent a Class or Classes of Notes of a Series would be treated as debt obligations with significant equity features for purposes of the Plan Asset Regulations. The Prospectus Supplement for any Class or Classes of Notes so treated will indicate whether any such Class or Classes will be restricted in their availability to Plan Investors.

Regardless whether the Notes are treated as debt or equity for purposes of ERISA, however, the acquisition or holding of the Notes by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the parties to the issuance transaction, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. However, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA and might apply in connection with the initial purchase, holding and resale of the Notes, depending in part upon the type of Plan fiduciary making the decision to acquire Notes and the circumstances under which such decision is made. Those exemptions include, but are not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company pooled accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (iv) PTCE 84-14, regarding transactions negotiated by qualified
professional  asset  managers.   Before purchasing Notes, a Plan subject to the
fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a Note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

                              AVAILABLE INFORMATION

The Depositor has filed with the Commission a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Notes offered hereby. This Prospectus and the accompanying Prospectus Supplement, which forms part of the Registration Statement, does not contain all the information contained therein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon the payment of certain fees prescribed by the Commission. In addition, the Registration Statement may be accessed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's site on the World Wide Web located at http:/ /www.sec.gov.

                             REPORTS TO NOTEHOLDERS

Unless Definitive Notes are issued for any Series of Notes, monthly unaudited reports and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by the Administrator and sent on behalf of each Trust only to Cede, as nominee of DTC and registered holder of the Notes but will not be sent to any beneficial holder of the Notes. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Notes -- Book-Entry Registration" and "-- Reports to Noteholders" herein Each Trust will file with the Commission such periodic reports as are required under the Exchange, and the rules and regulations of the Commission thereunder. Each Trust intends to suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer statutorily required.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All reports and other documents filed by the Administrator, on behalf of the Trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of any Series of Notes shall be deemed to be incorporated by reference into this Prospectus and the accompanying Prospectus Supplement and to be a part hereof. After the initial distribution of the Notes by the Underwriters and in connection with market making transactions by Crestar Securities Corporation, this Prospectus will be distributed together with, and should be read in conjunction with, an accompanying supplement to the Prospectus. Such supplement will contain the reports described above and generally will include the information contained in the quarterly statements furnished to Noteholders. See "Description of the Notes -- Reports to Noteholders" and "Description of the Agreements -- Statements to Indenture Trustee" herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or therein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and the accompanying Prospectus Supplement.

The Administrator will provide without charge to each person to whom a copy of this Prospectus and the accompanying Prospectus Supplement are delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Mr. Eugene S. Putnam, Jr., Senior Vice President - Investor Relations, Crestar Financial Corporation, 919 East Main Street, P.O. Box 26665, Richmond, VA 23261-6665 or "eugene.putnam@crestar.com" on the Internet. Telephone requests for such copies should be directed to (804) 782-7821.

                              PLAN OF DISTRIBUTION

The Notes will be offered in one or more Series and one or more Classes through one or more underwriters or underwriting syndicates ("Underwriters"), which may include Crestar Securities Corporation, an affiliate of the Transferor. The Prospectus Supplement for each Series of Notes will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Notes will be determined.

The Notes may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Notes described in the related Prospectus Supplement, if any are purchased. If Notes of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Notes of such Series.

The time of delivery for the Notes of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

The Depositor has determined that its financial statements are not material to the offering made hereby. A Trust will engage in no activities other than as described herein. Accordingly, no financial statements with respect to any Trust are included in this Prospectus.

                                     RATING

It is a condition to the issuance and sale of each Series and Class of Notes that they each be rated by at least one nationally recognized statistical rating organization in one its four highest applicable rating categories. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See "Rating" in the accompanying Prospectus Supplement.

                                                                      APPENDIX I

                       GLOSSARY OF PRINCIPAL DEFINITIONS

Set forth below is a glossary of the principal defined terms used in this Prospectus.

         "Additional Student Loans" means additional Financed Student Loans conveyed by the Depositor to the related Trust during the Pre-Funding Period.

         "Adjustment Payment" means an amount equal to the difference between the aggregate principal balance of any Subsequent Financed Student Loans that are being exchanged into the related Trust and the aggregate principal balance of the Financed Student Loans they are replacing.

         "Administration Agreement" means the agreement among the Administrator, the Eligible Lender Trustee and the Indenture Trustee.

         "Administration Fee" means the fee to be payable to the Administrator.

         "Administrator" means one who performs administrative duties concerning the Trust and the Financed Student Loans under the Administration Agreement.

         "Administrator Default" means any failure by the Administrator to perform in any material respect its duties under an Administration Agreement.

         "Accrual Notes" means any Class of Notes on which all or a portion of the interest thereon accrues and is capitalized and not payable until a date certain or until one or more other Classes are paid in full.

         "Accrual Period" means the period of time during which interest accrues but is not payable with respect to a Class of Accrual Notes.

         "Advance Account" means the account maintained by the Indenture Trustee into which Advances from the Master Servicer are to be deposited.

         "Advances" means deposits made by the Master Servicer with respect to anticipated future collections on the Financed Student Loans.

         "Auction Agent" is the party identified as such in the Prospectus Supplement.

         "Auction Period" means, with respect to each Note, the Interest Accrual Period applicable to such Note during which time the applicable Class Interest Rate is determined pursuant to the related Indenture.

         "Auction Period Adjustment" means, with respect to the Auction Rate Notes, the ability of the Administrator to change the length of one or more Auction Periods to conform with then current market practice or accommodate other economic or financial factors that may affect or be relevant to the length of the Auction Period or any Class Interest Rate.

         "Auction Procedures" shall mean the auction procedures that will be used in determining the interest rates on the Auction Rate Notes, as set forth in this Prospectus and in an Appendix to any Prospectus Supplement relating to a Class of Auction Rate Notes.

         "Auction Rate Notes" means any Class of Notes bearing interest at an Auction Rate, as identified in the Prospectus Supplement.

         "Available Funds" means the sum, without duplication, of the following amounts with respect to the related Collection Period: (i) all collections received by the Master Servicer or any Servicer on the Financed Student Loans (including any Guarantee Payments (including payments received from any guarantor under any Private Loan Program) and Insurance Payments received with respect to the Financed Student Loans during such Collection Period); (ii) any payments, including without limitation, Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Collection Period with respect to the Financed Student Loans; (iii) all proceeds from any sales of Financed Student Loans by the Trust during such Collection Period; (iv) any payments of or with respect to interest received by the Master Servicer or a Servicer during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Student Loans purchased by the Depositor or the Master Servicer during the related Collection Period;
(vi) the aggregate amounts, if any, received from the Depositor or the Master Servicer as reimbursement of non-guaranteed or uninsured interest amounts (which shall not include, with respect to Financed FFELP Loans, the portion of such interest amounts (i.e., 2%) for which the Guarantee Agency did not have an obligation to make a Guarantee Payment), or lost Interest Subsidy Payments and Special Allowance Payments with respect to the Financed Student Loans pursuant to the Transfer and Servicing Agreement; (vii) net Adjustment Payments, if any, during such Collection Period; (viii) investment earnings for such Collection Period; and (ix) any other sums identified in the related Prospectus Supplement; provided, however, that Available Funds will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period (which payments and proceeds shall be paid to the Depositor), and amounts used to reimburse the Master Servicer for Advances pursuant to the terms of the applicable Transfer and Servicing Agreement.

         "BHCA" means the Bank Holding Company Act of 1956, as amended.

         "Carryover Interest" means the difference between the interest that would accrue on any Class of Notes or Certificates at the Formula Rate and the interest that accrues at the Net Loan Rate, together with interest thereon from the Payment Date or Quarterly Payment Date on which it is due until paid at the Formula Rate.

         "Cede" means Cede & Co., the Depository Trust Company's nominee with respect to book-entry Notes.

         "Cedel" means a professional depository incorporated under the laws of Luxembourg which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry.

         "Cedel Participants" means recognized financial institutions around the world that utilize the services of Cedel, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Notes.

         "Certificates" means the certificated equity interest in any Trust.

         "Claims Rates" means those rates determined by dividing total default claims since the previous September 30 by the total original principal amount of the Guarantee Agency's guaranteed loans in repayment on such September 30.

         "Class" means any class of the Notes of a Series as specified in the related Prospectus Supplement.

         "Class Interest Rate" means with respect to any Class of Notes the annual rate at which interest accrues on the Notes of such Class, as specified in the related Prospectus Supplement.

         "Closing Date" means, for any Series, the date on which such Series is issued, which will be specified in the related Prospectus Supplement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Account" means the account maintained by the Indenture Trustee into which all collections on the Financed Student Loans are to be deposited.

         "Collection Period" means, unless otherwise provided in a related Prospectus Supplement, any calendar month.

         "Commission" means the United States Securities and Exchange
Commission.

         "Consolidation Loan Fees" means, as to any Collection Period, an amount equal to the per annum rate identified in the related Prospectus Supplement of the outstanding principal balances of and accrued interest on the Consolidation Loans owned by the related Trust as of the last day of such Collection Period.

         "Cooperative"   means  Societe   Cooperative,   a  Belgian  cooperative
corporation.

         "Credit Enhancement" means the credit support available to one or more Classes of a Series of Notes, including overcollateralization, letters of credit, liquidity facilities, insurance policies, spread accounts, one or more Classes of subordinate securities, derivative products or other forms of credit enhancement including but not limited to third party guarantees.

         "Crestar Subsidiary" means Crestar Bank and certain other subsidiaries of Crestar Financial Corporation.

         "Cut-off Date" means, for any Series, the date specified in the related Prospectus Supplement as the date on or after which principal and interest payments on the related Financed Student Loans are to be included in the related Trust Estate.

         "Default" means with respect to a HEAL Loan, the persistent failure of the borrower of a HEAL Loan to make a payment when due, or to comply with other terms of the note or other written agreement evidencing a loan under circumstances where the Secretary of HHS finds it reasonable to conclude that the borrower no longer intends to honor the obligation to repay. In the case of a loan repayable (or on which interest is payable) in monthly installments, this failure must have persisted for 120 days. In the case of a loan repayable (or on which interest is payable) in less frequent installments, this failure must have persisted for 180 days.

         "Deferment Period" means certain periods when no principal repayments need be made on certain Financed Student Loans.

         "Definitive Notes" means Notes to be issued in fully registered, certificated form to Note Owners or their nominees rather than to DTC or its nominee.

         "Delaware Trustee" means the entity so specified in the related Prospectus Supplement serving as Delaware Trustee of the Trust offering the Notes.

         "Delaware Trustee Fee" means the fees payable to the Delaware Trustee.

         "Department of Education" means the U.S. Department of Education.

         "Department of HHS" means the U.S. Department of Health and Human Services.

         "Depositor" means Crestar Securitization, LLC, a Virginia limited liability company.

         "Depositories" means DTC, Cedel and Euroclear, collectively.

         "Depository" means DTC or any successor or other Clearing Agency selected by the Company as depository for any Book-Entry Certificates.

         "Directing Notes" means those Notes entitled to direct the action of the Indenture Trustee under certain specified conditions.

         "DTC" means the Depository Trust Company.

         "DTC Participants" means the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

         "Effective Interest Rate" means, with respect to any Financed Student Loan, the interest rate on such Loan after giving effect to all applicable Interest Subsidy Payments, Special Allowance Payments, rebate fees on Consolidation Loans and reductions pursuant to borrower incentives. For this purpose, the Special Allowance Payment rate will be computed based upon the average of the bond equivalent rates of 91-day Treasury bills auctioned during that portion of the current calendar quarter that ends on the date as of which the Effective Interest Rate is determined, or some other method as described in the Prospectus Supplement.

         "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "Eligible Institution" is generally a depository institution organized under the federal or any state banking laws whose deposits are insured by the Federal Deposit Insurance Corporation and whose unsecured long-term debt obligations or short-term debt ratings are acceptable to the Rating Agencies.

         "Eligible Investments" means one or more of the investments specified in the Transfer and Servicing Agreement in which moneys in the related Payment Account and certain other accounts are permitted to be invested.

         "Eligible Lender Trustee" means the trustee under the related Trust Agreement, so specified in the related Prospectus Supplement serving as eligible lender trustee of the Trust offering the Notes.

         "Eligible Lender Trustee Fee" means the fee payable to the Eligible Lender Trustee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.

         "Euroclear Participants" means the participating organizations that utilize the services of Euroclear, including banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Notes.

         "Event of Default" with respect to the Notes of a Series, as defined in the Indenture, consists of: (i) a default for five business days or more in the payment of any Class Interest Rate or Principal Payment Amount on the Notes after the same becomes due and payable; (ii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the Indenture or the Transfer and Servicing Agreement and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the Indenture Trustee or to such Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Directing Notes then outstanding; (iii) any representation or warranty made by a Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Directing
Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of a Trust.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expense Account" means an account established and maintained by the Indenture Trustee to pay Consolidation Loan Fees and Transaction Fees.

         "FDIA" means the Federal Deposit Insurance Act, as amended.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FFEL Program" means the Federal Family Education Loan Program established by the Higher Education Act pursuant to which loans are made to borrowers pursuant to certain guidelines, and the repayment of such loans is guaranteed by a Guarantee Agency, and any predecessor or successor program.

         "FFELP Loans" means student loans made under the FFEL Program.

         "Financed FFELP Loans" means those FFELP Loans that secure one or more Series of Notes.

         "Financed HEAL Loans" means those HEAL Loans that secure one or more Series of Notes.

         "Financed Private Loans" means those Private Loans that secure one or more Series of Notes.

         "Financed Student Loans" means Financed FFELP Loans, Financed HEAL Loans and Financed Private Loans, as applicable.

         "FIRREA" means Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

         "Fitch" means Fitch IBCA, Inc.

         "Forbearance Period" means a period of time during which a borrower, in case of temporary financial hardship, may defer the repayment of principal.

         "Formula Rate" means, with respect to any Class of a Series of Notes, the lesser of (a) the rate established pursuant to an index or market (LIBOR, T-Bill or Auction), and (b) a cap, if any, all as specified in the related Prospectus Supplement for such Series.

         "Grace Period" means a period of time, following a borrower's ceasing to pursue at least a half-time course of study and prior to the commencement of a repayment period, during which principal need not be paid on certain Financed Student Loans.

         "Guarantee   Agency"   means  a  state  agency  or  private   nonprofit
corporation which guarantees certain payments of principal and interest on Financed FFELP Loans pursuant to a Guarantee Agreement.

         "Guarantee Agreements" means agreements between a Guarantee Agency and a financial institution.

         "Guarantee Fund" means cash and reserves used for the purchase of defaulted student loans by a Guarantee Agency.

         "Guarantee Payments" means those payments made by a Guarantee Agency with respect to a Financed Student Loan.

         "HEAL Act" means the Public Health Service Act, Title VII, Sections 701-720, as amended, together with all rules and regulations promulgated thereunder.

         "HEAL Consolidation Loan" means a loan that combines two or more HEAL Loans made to the same borrower.

         "HEAL  Insurance   Contract"  means  an  insurance  contract  with  the
Department of HHS with respect to Financed HEAL Loans.

         "HEAL Loans" means loans made under the HEAL Program.

         "HEAL Program" is a loan program established under the HEAL Act.

         "Higher Education Act" means the Higher Education Act of 1965, as amended.

         "Indenture" means the indenture between the Issuer and the Indenture Trustee, pursuant to which a Series of Notes is issued, as such indenture may be supplemented or amended from time to time by a Series Supplement.

         "Indenture Trustee" means the trustee under the related Indenture.

         "Indenture Trustee Fee" means the amount allocated to the Indenture Trustee, as specified in the related Indenture.

         "Index Maturity" means, with respect to a LIBOR Rate Class of Notes, the offered rate for deposits having a maturity equal to the related Interest Accrual Period.

          "Indirect Participants" means organizations which have indirect access to a Clearing Agency, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         "Initial Pool Balance" generally will mean the Pool Balance of the Financed Student Loans as of the Cut-off Date.

         "Insurance Payments" means with respect to any Financed HEAL Loans, payments of insurance with respect thereto.

         "Interest Accrual Period" means, with respect to a Class of Notes, the period of time in which Interest may accrue, as set forth in the related Prospectus Supplement.

         "Interest Determination Date" means the date preceding the commencement of each Interest Accrual Period on which the Class Interest Rate is determined.

         "Interest Payment Period" means, with respect to any Class of Notes, the period set forth in the related Prospectus Supplement.

         "Interest Subsidy Agreement" means, with respect to any Financed Student Loans, the agreement between a Guarantee Agency and the Secretary of Education pursuant to Section 428(b) of the Higher Education Act, as amended, which entitles the holders of eligible loans guaranteed by the Guarantee Agency to receive Interest Subsidy Payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month Grace Period after the student leaves school, and during certain Deferment Periods, subject to the holders' compliance with all requirements of the Higher Education Act.

         "Interest Subsidy Payments" are interest payments paid with respect to an eligible loan during the period prior to the time that the loan enters repayment and during Grace and Deferment Periods.

         "Issuer" means the particular Trust issuing the Notes.

         "Legal Final Maturity" means the Payment Date on which the aggregate outstanding principal amount of each Class of Notes will be payable in full, as identified in the related Prospectus Supplement.

         "LIBOR"  means  the  London  Interbank   Offered  Rate  that  the  most
creditworthy international banks dealing in Eurodollars charge each other for large loans.

         "LIBOR Rate Notes" means any Class of Notes the Class Interest Rate of which is based upon LIBOR.

         "London Banking Day" means a business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "Manager" means Crestar SP Corporation, a Virginia corporation.

         "Master Servicer" means Crestar Bank or the entity specified in the Prospectus Supplement for a Series that will administer and supervise the performance by the Servicers of their duties and responsibilities under Servicing Agreements in respect to Notes securing a Series.

         "Master Servicer Default" under a Transfer and Servicing Agreement will consist of: (i) any failure by the Master Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts at the time required for such deposit any collections, Guarantee Payments, Insurance Payments, any payments by a guarantor under a guarantee agreement for a Private Loan or other amounts received by the Master Servicer with respect to the Financed Student Loans, which failure continues unremedied for three Business Days after written notice from the Indenture Trustee, the Administrator or the Eligible Lender Trustee is received by the Master Servicer or after discovery by the Master Servicer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other covenant or agreement of the Master Servicer in the Transfer and Servicing Agreement which failure materially and adversely affects the rights of Noteholders and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Master Servicer by the Indenture Trustee, the Eligible Lender Trustee or the Administrator or (B) to the Master Servicer and to the Indenture Trustee and the Eligible Lender Trustee by holders of Directing Notes evidencing not less than 25% in principal amount of the outstanding Directing Notes; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer and certain actions by the Master Servicer indicating its Insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and (iv) any limitation, suspension or termination by the Department of Education or the Department of HHS or by a guarantor of Financed Private Loans of the Master Servicer's eligibility to service Student Loans which materially and adversely affects the Master Servicer's ability to service Financed Student Loans.

         "Net Loan Rate" for any Interest Accrual Period will equal the weighted average Effective Interest Rate as of the last day of the Collection Period immediately preceding such Interest Accrual Period less the Operating Expense Percentage.

         "New Borrower" means a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous loan which was made, insured or guaranteed under the FFEL Program.

         "Nonresidents" means holders who are nonresident alien individuals, foreign corporations, foreign partnerships or certain foreign estates and trusts.

         "Noteholder" means a holder of a Note.

         "Notes" means a manually executed written instrument evidencing the Borrower's promise to repay a stated sum of money, plus interest, to the Noteholder by a specific date.

         "Note Owner" means the registered owner of a Note.

         "Note Payment Account" means the account maintained by the Indenture Trustee from which distributions of principal and interest are made to the Noteholders.

         "Obligor" means a person who is indebted under a Financed Student Loan.

         "Parity Percentage" means with respect to any Series of Notes, the percentage set forth in the related Prospectus Supplement, which percentage for any Payment Date or Quarterly Payment Date is determined by dividing (i) the applicable Pool Balance as of the end of the preceding Collection Period, plus accrued interest thereon, accrued Special Allowance Payments and Interest Subsidy Payments as of the end of such Collection Period and all amounts in the Collection Account and Reserve Account as of the end of the Collection Period (adjusted for payments made on such Payment Date or Quarterly Payment), by (ii) the sum of the principal balance of the Notes (after payment thereon on such Payment Date or Quarterly Payment Date), accrued interest thereon, and accrued and unpaid Transaction Fees and Consolidation Loan Fees.

         "Parity Payment" means those principal amounts required to be paid on the Notes until the Parity Percentage is achieved, as specified in the Prospectus Supplement.

         "Participants" means the participating organizations that utilize the services of the Depository.

         "Payment Date" means with respect to any Class of Notes of a Series, the date specified in the related Prospectus Supplement for payment on the Notes of such Series.

         "Payment Determination Date" means with respect to any Payment Date, the date set forth in the related Prospectus Supplement when the Administrator is obligated to determine the amounts to be distributed to the Noteholders on such Payment Date.

         "Plan" means any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA, or corresponding provisions of the Code.

         "Plan Asset Regulations" means the Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101, as amended from time to time.

         "Plan Investors" are persons acting on behalf of a Plan, or persons using the assets of a Plan.

         "PLUS  Loans" are loans made only to  borrowers  who are parents  (and,
under  certain  circumstances,   spouses  of  remarried  parents)  of  dependent
undergraduate students.

         "Pool Balance" means, with respect to the end of any Collection Period with respect to Financed Student Loans, an amount equal to the aggregate principal balance of the Financed Student Loans (including accrued interest thereon capitalized through such date) as of the end of the Collection Period, after giving effect to all payments in respect of principal received by the Trust during such Collection Period.

         "Pre-Funding Account" means an account established for the purpose of enabling a Trust to purchase Additional Student Loans during the Pre-Funding Period.

         "Pre-Funding Period" means any period specified as such in a Prospectus Supplement during which the related Trust may acquire Pre-Funded Assets using funds on deposit in the related Pre-Funding Account.

         "Pre-Funding Account Deposit" means for any Series of Notes, the amount specified in the related Prospectus Supplement.

         "Principal Factor" means the seven digit number that, when multiplied by the initial principal amount of a Note, produces its outstanding principal balance.

         "Principal Payment Amount" means the amount required to be paid on a Series of Notes on any Payment Date, as set forth in the related Prospectus Supplement.

         "Principal Shortfall" means with respect to any Payment Date, the difference between the Principal Payment Amount for such Payment Date and the amount of Available Funds remaining after payment of prior obligations.

         "Private Loans" means loans that are originated under Private Loan Programs.

         "Private Loan Programs" mean one or more of the Private Loan Programs that are identified in the related Prospectus Supplement.

         "Purchase Amount" means, as of the end of any Collection Period, the principal amount of a Financed Student Loan (including any interest required to be capitalized through such date), together with accrued and unpaid interest thereon.

         "Quarterly Payment Date" means every fourth Payment Date as provided in the related Prospectus Supplement.

         "Rating Agency" means a nationally recognized statistical rating organization identified in the related Prospectus Supplement that has been requested by the Depositor to provide a credit rating with respect to one or more Classes of a Series of Notes as of the Closing Date for such Series.

         "Realized Loss" means the excess, if any, of (i) the unpaid principal balance of such Financed FFELP Loan on the date it was first submitted to a Guarantee Agency for a Guarantee Payment over (ii) all amounts received on or with respect to principal on such Financed FFELP Loan up through the earlier to occur of (A) the date a related Guarantee Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Guarantee Payment is first denied. With respect to any Private Loan, "Realized Loss" shall have the definition assigned thereto in the Prospectus Supplement.

         "Record Date" means, for any Payment Date, the date on which the identities of the Noteholders entitled to distributions on the related Notes on such Payment Date are fixed, as specified in the related Prospectus Supplement.

         "Reference Bank" means four leading banks, selected by the Master Servicer, or by the Trustee, as applicable, (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the Administrator or the Transferor and (iii) having an established place of business in London.

         "Registration Statement" means a registration statement (together with all amendments and exhibits thereto) filed by the Depositor with the Commission under the Securities Act with respect to the Notes offered hereby.

         "Relief Act" means the Taxpayer Relief Act of 1997, as amended.

         "Repayment Phase" means, with respect to any Financed Student Loan, that period of time during which principal is repayable.

          "Repeat Borrower" means a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the FFEL Program.

         "Reserve Account" means an Eligible Account established with the Indenture Trustee for a Series, the balance of which may be used to fund certain payments by the Trust.

         "Reserve Account Deposit" means the Initial deposit into the Reserve Fund on the Closing Date for a Series.

         "Reuters Screen LIBOR Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page for the purposes of displaying London interbank offered rates of major banks).

         "Sales Agreement" means any sales agreement among the Transferor, the Depositor and the Eligible Lender Trustee, whereby the Transferor will transfer Financed Student Loans for the benefit of the Depositor.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Serial Loan" means a loan made to the same borrower under the same loan program and guaranteed by the same Guarantee Agency (or a successor) or insured by the Department of HHS.

         "Service" means the Internal Revenue Service.

         "Servicer" means any servicer of Financed Student Loans, as specified in a related Prospectus Supplement.

         "Servicing Fee" means the fee payable to the Master Servicer or Servicer in respect of a Series, as specified in the related Prospectus Supplement.

         "SLS Loans" are loans that were limited to (a) graduate or professional students, (b) independent undergraduate students, and (c) under certain circumstances, dependent undergraduate students, if such students' parents were unable to obtain a Plus Loan and were also unable to provide such students' expected family contribution.

         "Special Allowance Payments" means payments designated as such made by the Department of Education with respect to certain FFELP Loans pursuant to
Section 438 of the Higher Education Act.

         "Special Tax Counsel" means Hunton & Williams, in its capacity as special tax counsel to a Trust.

         "Specified Reserve Account Balance" means, with respect to any Trust or Series of Notes, the required amount of the Reserve Fund Account.

         "Stafford Loans" means loans that are generally made only to student borrowers who meet certain needs tests, as set forth in the Higher Education Act.

         "Subsequent Cut-off Date" means the date specified in a transfer agreement with respect to Subsequent Financed Student Loans as the date on and after which payments on Subsequent Financed Student Loans will belong to the Trust.

         "Subsequent Finance Period" means the period from the Closing Date for any Series to a subsequent date identified in the accompanying Prospectus Supplement, if any, when Subsequent Financed Student Loans may be conveyed to a Trust.

         "Subsequent Financed Student Loans" means those Financed Student Loans that are conveyed to a Trust after the Closing Date with respect to a Series of Notes in exchange for Financed Student Loans, and do not include Additional Student Loans.

         "Surety Bond" means a bond that insures the timely payment of all interest and ultimate payment of all principal due on a Series of Notes; provided, however, that a Surety Bond will not insure payment of any Carryover Interest.

         "T-Bill  Rate"  means the average of the bond  equivalent  rates of the
91-day  Treasury  bills  auctioned  during  the  calendar  quarter   immediately
preceding any date of determination.

         "Telerate Page 5" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

         "TIN" means taxpayer identification number assigned by the Internal Revenue Service.

         "TP Program" means the Crestar Bank Top Performer Program whereby borrowers with satisfactory payment records receive a reduced interest rate.

         "TP  Loans"  means  those  Financed  Student  Loans  covered  by the TP
Program.

         "Transaction  Fees"  means  the  Servicing  Fee,   Administration  Fee,
Eligible Lender Trustee Fee, Indenture Trustee Fee and Delaware Trustee Fee.

         "Transfer Agreement" means an agreement between the Depositor and the Eligible Lender Trustee whereby the Depositor conveys the Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust.

         "Transfer and Servicing Agreement" means any transfer and servicing agreement among the Depositor, the Trust, the Eligible Lender Trustee, and the Master Servicer, pursuant to which the Depositor will transfer Financed Student Loans to the Trust.

         "Transferor" means Crestar Bank, a Virginia banking corporation.

         "Transferor Trusts" means the separate trusts created under the Trust Agreement and the indentures or trust agreements under which the Eligible Lender Trustee may separately hold student loans that share the lender identification number.

         "Trust" means a trust that issues one or more Series of Notes.

         "Trust Accounts" means the Collection Account, Note Payment Account, Expense Account, Reserve Account Advance Account and Pre-Funding Account, each established and maintained by the Indenture Trustee on behalf of the Noteholders, and the Certificate Distribution Account and the Certificate Advance Account, each established and maintained by the Eligible Lender Trustee on behalf of the Certificateholders.

         "Trust Agreement" means the agreement pursuant to which a trust is formed, by and among the Depositor, Eligible Lender Trustee and Delaware Trustee.

         "U.S.  Person"  means (i) a citizen or resident  of the United  States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

         "UCC" means the Uniform Commercial Code, as amended.

         "Underwriters" means any firm that agrees to purchase one or more Classes of Notes of a Series from the Depositor.

         "Underwriting Agreement" means an agreement among the Transferor, the Depositor and the Underwriter(s) for purchase of the Notes of a Series.

NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR, THE DEPOSITOR OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE NOTES OFFERED HEREBY NOR AN OFFER OF SUCH NOTES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
     SUMMARY OF TERMS....................................S-1
     THE TRUST...........................................S-7
     USE OF PROCEEDS.....................................S-7
     THE FINANCED STUDENT LOANS..........................S-7
     MATURITY AND PREPAYMENT
       CONSIDERATIONS...................................S-13
     THE SERVICERS......................................S-14
     THE GUARANTEE AGENCIES.............................S-15
     DESCRIPTION OF THE NOTES...........................S-15
     UNDERWRITING.......................................S-21
     LEGAL MATTERS......................................S-22
     RATING.............................................S-22

PROSPECTUS
     PROSPECTUS SUMMARY....................................1
     RISK FACTORS..........................................5
     FORMATION OF THE TRUSTS..............................11
     USE OF PROCEEDS......................................12
     THE TRANSFEROR.......................................12
     THE DEPOSITOR........................................13
     THE FINANCED STUDENT LOAN POOL.......................13
     MATURITY AND PREPAYMENT
       CONSIDERATIONS.....................................14
     DESCRIPTION OF THE FFEL PROGRAM......................15
     DESCRIPTION OF THE GUARANTEE AGENCIES................26
     DESCRIPTION OF THE HEAL PROGRAM......................29
     THE PRIVATE LOAN PROGRAMS............................32
     DESCRIPTION OF THE AGREEMENTS........................33
     SERVICING............................................44
     DESCRIPTION OF THE NOTES.............................47
     FEDERAL INCOME TAX CONSEQUENCES......................56
     STATE TAX CONSIDERATIONS.............................65
     ERISA CONSIDERATIONS.................................65
     AVAILABLE INFORMATION................................66
     REPORTS TO NOTEHOLDERS...............................66
     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......67
     PLAN OF DISTRIBUTION.................................67
     FINANCIAL INFORMATION................................68
     RATING...............................................68
     GLOSSARY OF PRINCIPAL TERMS.........................I-1







                                  $-----------


                              CRESTAR STUDENT LOAN
                                  TRUST 1998-__




                                  STUDENT LOAN
                               ASSET BACKED NOTES




                                SENIOR LIBOR RATE
                                  CLASS A NOTES

                             SUBORDINATE LIBOR RATE
                                  CLASS B NOTES



                                 --------------

                                   PROSPECTUS
                                 --------------




                              SALOMON SMITH BARNEY

                         CRESTAR SECURITIES CORPORATION









                              ____________ __, 1998

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.    Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the offering of $1,000,000 of the Student Loan Asset Backed Notes being registered under this Registration Statement, other than underwriting discounts and commission:

            SEC Registration......................................$   295.00
            Printing and Engraving.........................................*
            Legal Fees and Expenses........................................*
            Accounting Fees and Expenses...................................*
            Trustee Fees and Expenses......................................*
            Blue Sky Fees and Expenses.....................................*
            Rating Agency Fees.............................................*
            Miscellaneous..................................................*

                           TOTAL..........................................$*

*   To be provided by amendment


Item 15.    Indemnification of Directors and Officers.

    The Registrant's Operating Agreement implements the provisions of the Virginia Limited Liability Company Act ("VLLCA"), which permit the limitation of liability of the Registrant's Manager (as defined below) and Members in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-1025 of the VLLCA, a Virginia limited liability company generally is authorized to limit the liability of its Members and Manager if specified in writing in its Articles of Organization or Operating Agreement. The Registrant's Operating Agreement limits the liability of its Members and Manager to the fullest extent permitted under the VLLCA. The liability of the Registrant's Members or Manager shall not be limited if such persons engage in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

    The Articles of Incorporation of Crestar SP Corporation, the Registrant's manager (the "Manager") implement the provisions of the Virginia State Corporation Act ("VSCA"), which provide for the indemnification of the Manager's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that their conduct was unlawful. The Manager's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the VSCA and the Manager's Articles of Incorporation eliminate the liability of a director or officer in a stockholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

    Reference is made to the Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant and the Manager against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Crestar Financial Corporation, the parent of the Registrant and the Manager, carries an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries, including the Registrant and the Manager, may incur in their capacities as such.

Item 16.    Exhibits.

    All financial statements, schedules and historical financial information have been omitted as they are not applicable.

1.1      Form of Underwriting Agreement*
3.1      Articles of Organization of Registrant
3.2      Operating Agreement of Registrant
3.3 Form of Trust Agreement among the Registrant, the Eligible Lender Trustee and the Delaware Trustee*
4.1      Form of Indenture between the Trust and the Indenture Trustee*
4.2 Form of First Terms Supplement to Indenture between the Trust and the Indenture Trustee*
4.4 Form of Transfer and Servicing Agreement among the Trust, the Master Servicer and the Eligible Lender Trustee*
4.5 Form of Administration Agreement among the Administrator, the Eligible Lender Trustee and the Indenture Trustee*
5.1      Opinion of Hunton & Williams*
8.1      Opinion of Hunton & Williams with respect to tax matters*
23.1 Consent of Hunton & Williams is contained in their opinions filed as Exhibits 5.1 and 8.1*
24.1     Power of Attorney (contained on the signature page hereof)
99.1     Form of Auction Procedures Appendices

*        To be filed by amendment


Item 17.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to
             the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
             Section 15(d) of the Securities Exchange Act of 1934 that are included by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements (including, without limitation, the security rating requirement at time of sale) for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 1, 1998.


                                      CRESTAR SECURITIZATION, LLC
                                      (Registrant)


                                      By:   CRESTAR SP CORPORATION, as
                                            Manager

                                            By: /s/ Eugene S. Putnam
                                               ----------------------

                                               Eugene S. Putnam, President and
                                               Chief Executive Officer


                               POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Eugene
S. Putnam, Linda F. Rigsby, Jack A. Molenkamp and Randolph F. Totten his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              Signature                               Capacity                                 Date
              ---------                               --------                                 -----


/s/ Eugene S. Putnam
----------------                               Director, Chief Executive                  May 1, 1998
Eugene S. Putnam                                 Officer and President
                                              (Principal Executive Officer)

/s/ Mark Smith
----------------                            Chief Financial/Accounting Officer            May 1, 1998
Mark Smith                                      (Principal Financial Officer
                                              and Principal Accounting Officer)


/s/ Richard F. Katchuk
------------------                                   Director                             May 1, 1998
Richard F. Katchuk


/s/ James D. Barr
------------------                                   Director                             May 1, 1998
James D. Barr







